As filed with the Securities and Exchange Commission on July 2, 2015

Registration No. 333-203196

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

———————

Fona, Inc.

(Exact name of registrant as specified in its charter)

Nevada	6770	41-1683548
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

———————

Steve B. Warnecke

Chief Executive Officer and President

1026 Anaconda Drive

Castle Rock, Colorado 80108

(720) 900-8666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

———————

Steve B. Warnecke

Chief Executive Officer and President

1026 Anaconda Drive

Castle Rock, Colorado 80108

(720) 900-8666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Barry I. Grossman, Esq.

Sarah E. Williams, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

(212) 370-1300

Approximate date of commencement of proposed sale of the securities to the public: No later than three business days after this registration statement becomes effective and the satisfaction or waiver of all other conditions under the merger agreement described in this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	358,105,551 (1)	Not applicable	46,553,721 (2)	$5,410 (3)

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(1)

Fona will issue, as merger consideration to the Evolutionary Genomics, Inc. stockholders and EG I, LLC members new common stock of Fona. For purposes of this calculation, we have estimated that 7,894,111 shares will be deemed issued and outstanding immediately prior to the Mergers for purposes of calculating the number of shares of Fona common stock that will be issued to Evolutionary Genomics, Inc. and EG I, LLC in connection with the consummation of the Mergers.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1), 457(i) and 457(c) of the Securities Act of 1933, (the “Securities Act”), as amended, based upon the product of (A) 358,105,551, the maximum number of shares of Fona to be issued multiplied by (B) $.13, the price per share of common stock which is based on the average of the high and low prices of Fona’s common stock on March 11, 2015, the most recent day of trading as reported on the over-the-counter (“OTC”) market.

(3)	Previously paid. Calculated in accordance with Section 6(b) of the Securities Act at a rate equal to $116.20 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission, of which this joint proxy statement/prospectus is a part, is declared effective. This joint proxy statement/prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JULY 2, 2015

MERGERS PROPOSED—YOUR VOTE IS VERY IMPORTANT

As we previously announced, Fona, Inc. (“Fona”), Evolutionary Genomics, Inc. (“Evolutionary Genomics”) and EG I, LLC (“EG I”) have entered into the Amended and Restated Agreement and Plan of Merger dated March 2, 2015 providing for the acquisition of Evolutionary Genomics and EG I by Fona, which we refer to as the “merger agreement.” Pursuant to the terms of the merger agreement, Evolutionary Genomics and EG I will each merge with wholly owned subsidiaries of Fona, which we refer to as the “Mergers.” In the proposed Mergers, the outstanding shares of Evolutionary Genomics capital stock will be converted into the right to receive 308,821,675 shares of Fona common stock and the outstanding membership interests of EG I will be converted into an aggregate of 47,323,188 shares of Fona common stock. Upon completion of the Mergers, Fona and Evolutionary Genomics expect that former Evolutionary Genomics stockholders and EG I members will own approximately 99.5% of the outstanding shares of Fona common stock and current Fona stockholders will own approximately 0.5% of the outstanding shares of Fona common stock (measured on an “as-converted” basis) as of July 2, 2015. The common stock of Fona is quoted on the over-the-counter (“OTC”) market under the symbol “FNAM.”

An annual meeting of Fona’s stockholders is being held to approve the charter proposals contemplated by the merger and certain other proposals. Information about this meeting and the merger is contained in this joint proxy statement/prospectus. The Fona board of directors unanimously recommends that the Fona stockholders vote “FOR” the applicable proposals listed in this joint proxy statement/prospectus. As more fully described in the joint proxy statement/prospectus, if certain proposals are not approved, we will not be able to complete the merger. We encourage you to read this entire joint proxy statement/prospectus carefully, as well as the annexes and information included therewith.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the annual/special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the applicable annual/special meeting.

FOR A DISCUSSION OF THE RISKS RELATING TO THE MERGER, SEE “RISK FACTORS” BEGINNING ON PAGE 14.

Steve B. Warnecke

Chief Executive Officer and President

1026 Anaconda Drive

Castle Rock, Colorado 80108

(720) 900-8666

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger described in this joint proxy statement/prospectus or the securities to be issued pursuant to the merger or determined that this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated [●], 2015 and, together with the accompanying proxy card for the applicable company, is first being mailed to Fona stockholders on or about [●], 2015.

Fona, Inc.

1026 Anaconda Drive

Castle Rock, Colorado 80108

—————————————————

Notice of Annual Meeting of Stockholders

—————————————————

Time:

9:30 a.m. (Eastern time) on [●], 2015

Place:

At the offices of Fona, Inc., located at 1026 Anaconda Drive, Castle Rock, CO 80108

Purpose:

To consider and vote on the following proposals:

•

To elect three (3) director nominees to the Fona board of directors as specified in “The Fona Annual Meeting—Proposal to Elect Directors” to serve from the date the Mergers are consummated until the next annual meeting of the Fona stockholders or until their successors are elected and qualify, which election shall be subject to the closing of the merger;

•

To amend the provision of our Articles of Incorporation that addresses transactions with interested directors or officers;

•

To approve a one-for-60.8826484 reverse stock split of our issued and outstanding common stock;

•

To amend our Articles of Incorporation to provide that Fona is not opting out of the provisions of NRS 78.378 to NRS 78.3793;

•

To consider and vote upon an amendment (the “Name Change Amendment”) to Article I of our Articles of Incorporation to change the name of the Company from “Fona, Inc.” to “EG Holdings, Inc.” or such name as may be determined by the Board in its sole discretion (the “Name Change”), such Name Change to occur if the Mergers are consummated (the “Name Change Proposal”);

•

To approve the 2015 Equity Incentive Plan attached as Appendix B;

•

To conduct a non-binding advisory vote on our 2015 executive compensation;

•

To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation; and

•

To vote on such other business as may properly be brought before the meeting or any adjournment thereof.

This joint proxy statement/prospectus, including the annexes, contains further information with respect to the business to be transacted at the Fona annual meeting. Fona will transact no other business at the annual meeting except such business as may properly be brought before the annual meeting or any adjournments or postponements thereof. Please refer to the joint proxy statement/prospectus of which this notice forms a part for further information with respect to the business to be transacted at the annual meeting.

Board of Directors’ Recommendation:

Our board of directors has unanimously approved the merger agreement and the other transactions contemplated thereby and has unanimously approved the other proposals described herein. Our board of directors unanimously recommends a vote “FOR” the approval of each of the proposals and directors to be submitted at the Meeting.

Record Date:

Only stockholders of record of Fona common stock as of the close of business on [●], 2015, the record date, are entitled to receive notice of the annual meeting and to vote at the Fona annual meeting or any adjournments or postponements thereof. As of the record date there were 7,894,111 shares of Fona common stock outstanding. Each share of Fona common stock is entitled to one vote on each matter properly brought before the annual meeting.

Vote Required for Approval:

Your vote is very important. We cannot complete the Mergers without the approval of (unless such conditions are waived): (i) the election of the three (3) director nominees to the Fona board of directors as specified in “The Fona Annual Meeting—Proposal to Elect Directors” to serve until the next annual meeting of the Fona stockholders or until their successors are elected and qualify, which election shall be subject to the closing of the merger, (ii) amendment of the provision of our Articles of Incorporation that addresses transactions with interested directors or officers, (iii) a one-for-60.8826484 reverse stock split of our issued and outstanding common stock, (iv) amendment of our Articles of Incorporation to provide that Fona is not opting out of the provisions of NRS 78.378 to NRS 78.3793; and ( v) amendment of Article I of our Articles of Incorporation to change our name to “EG Holdings, Inc.” or similar name appropriate to describe our business following the Mergers deemed appropriate by our board of directors in its sole discretion.

Whether or not you plan to attend the annual meeting, please promptly complete and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll–free telephone number or by using the Internet as described in the instructions included with your proxy card.

By order of the Board of Directors,

Steve B. Warnecke
President, Chairman of the Board of Directors
& Chief Executive Officer

Castle Rock, Colorado

____, 2015

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the stockholder meeting. These questions and answers may not address all of the questions that may be important to you as a Fona stockholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire joint proxy statement/prospectus, including the annexes. See “Where You Can Find More Information” beginning on page 96. All references in this joint proxy statement/prospectus to “Fona” refer to Fona, Inc., a Nevada corporation; all references in this joint proxy statement/prospectus to “Evolutionary Genomics” refer to Evolutionary Genomics, Inc., a Delaware corporation; all references to “EG I” refer to EG I, LLC, a Colorado limited liability company; all references to the “merger agreement” refer to the merger agreement, dated as of June 6, 2014, by and among Fona, Evolutionary Genomics, EG I, Fona Merger Sub, Inc., a wholly-owned subsidiary of Fona, and Fona Merger Sub, LLC, a wholly-owned subsidiary of Fona, a copy of which is attached as Annex A to this joint proxy statement/prospectus.

Q:

Why am I receiving this joint proxy statement/prospectus?

A:

Fona, Evolutionary Genomics and EG I have entered into a merger agreement pursuant to which Evolutionary Genomics will merge with Fona Merger Sub, Inc., a wholly owned subsidiary of Fona, with Evolutionary Genomics surviving as a wholly owned subsidiary of Fona, and Fona Merger Sub, LLC, a wholly owned subsidiary of Fona, will merge with EG I with EG I surviving as a wholly owned subsidiary of Fona, which we refer to in this joint proxy statement/prospectus as the “Mergers.” A copy of the merger agreement is included as Annex A to this joint proxy statement/prospectus. You are not being asked to approve the Merger since a vote by the shareholders of Fona is not required. However, in order to complete the Mergers, we require your approval for the following (unless waived by Evolutionary Genomics and EG I): (i) the election of the three (3) director nominees to the Fona board of directors as specified in “The Fona Annual Meeting—Proposal to Elect Directors” to serve until the next annual meeting of the Fona stockholders or until their successors are elected and qualify, which election shall be subject to the closing of the merger, (ii) amendment of the provision of our Articles of Incorporation that addresses transactions with interested directors or officers, (iii) approve a one-for-60.8826484 reverse stock split of our issued and outstanding common stock, (iv) amendment of our Articles of Incorporation to provide that Fona is not opting out of the provisions of NRS 78.378 to NRS 78.3793; and ( v) amendment of Article I of our Articles of Incorporation to change our name to “EG Holdings, Inc.” or similar name appropriate to describe our business following the Mergers deemed appropriate by our board of directors in its sole discretion.

We have included in this joint proxy statement/prospectus important information about the Mergers, the merger agreement and the Fona annual meeting and Evolutionary Genomics special meeting. You should read this information carefully and in its entirety. The enclosed voting materials allow you to vote your shares without attending the applicable stockholder meeting. Your vote is very important and we encourage you to submit your proxy as soon as possible.

Q:

What proposals are Fona stockholders being asked to consider?

A:

Fona stockholders are being asked:

•

to elect three (3) director nominees to the Fona board of directors as specified in “The Fona Annual Meeting—Proposal to Elect Directors” to serve from the date the Mergers are consummated until the next annual meeting of the Fona stockholders or until their successors are elected and qualify, which election shall be subject to the closing of the merger;

•

to amend the provision of our Articles of Incorporation that addresses transactions with interested directors or officers;

•

to approve a one-for-60.8826484 reverse stock split of our issued and outstanding common stock;

•

to amend our Articles of Incorporation to provide that Fona is not opting out of the provisions of NRS 78.378 to NRS 78.3793;

•

to consider and vote upon an amendment (the “Name Change Amendment”) to Article I of our Articles of Incorporation to change the name of the Company from “Fona, Inc.” to “EG Holdings, Inc.” or such name as may be determined by the Board in its sole discretion (the “Name Change”), such Name Change to occur if the Mergers are consummated (the “Name Change Proposal”);

•

to approve the 2015 Equity Incentive Plan attached as Appendix B;

•

to conduct a non-binding advisory vote on our 2015 executive compensation;

•

to conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation; and

•

to vote on such other business as may properly be brought before the meeting or any adjournment thereof.

Q:

What are the recommendations of the Fona board of directors?

A:

Our board of directors has approved the merger agreement and the other transactions contemplated thereby and determined that the approval of the directors and other proposals are in the best interests of the Fona stockholders.

THE FONA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING AND EACH DIRECTOR.

Q:

When and where will the annual and special meeting be held?

A:

The annual meeting of Fona stockholders will be held at 9:30 a.m. (Eastern time) on [●], 2015 at the offices of Fona at 1026 Anaconda Drive, Castle Rock, Colorado 80108.

Q:

Who is entitled to vote at the annual meeting?

A:

The record date for the Fona annual meeting is [●], 2015. Only holders of shares of Fona common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Fona annual meeting or any adjournment or postponement thereof. As of the record date there were 7,894,111 shares of Fona common stock outstanding.

Q:

What constitutes a quorum for the annual meeting?

A:

At the Fona annual meeting, a quorum for action on any subject matter exists under the Nevada Revised Statutes, which we refer in this joint proxy statement/prospectus as the “NRS”, when a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on the matter at issue or all matters to be voted on at such annual meeting, is present.

Q:

What vote of Fona stockholders is required to approve the Fona proposals?

A:

Proposal to Elect Directors: The election of each director requires the affirmative vote of a plurality of the votes cast at the election and entitled to vote.

Proposal to Authorize the Proposed Charter Amendments: The approval of each Proposed Charter Amendment requires the affirmative vote of the stockholders holding at least a majority of the voting power.

Proposal to Approve the Fona 2015 Equity Incentive Plan: The approval of the proposal to adopt the 2015 Equity Plan requires the affirmative vote of a majority of the shares voted in person or represented by proxy at the duly called meeting.

Proposal to Approve the Reverse Stock Split: The approval of the Reverse Stock Split pursuant to the merger agreement requires the affirmative vote of a majority of the Fona shares outstanding.

Proposal for a Non-Binding Advisory Vote on Executive Compensation: The Non-Binding Advisory Vote on Executive Compensation requires the affirmative vote of a majority of the votes cast at the annual meeting by the holders of shares of common stock entitled to vote.

Proposal to Approve the Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation: The vote of a majority of the votes cast, in person or by proxy, at the annual meeting. The frequency that receives the most votes shall determine the frequency of the advisory vote on equity compensation.

Q:

Who will be the directors of Fona if the merger does not close?

A:

The election of the three (3) director nominees is contingent upon the approval of the merger by the stockholders and the completion of the merger. If the Mergers do not close, then the current directors of Fona will continue in office and Fona may hold another stockholders meeting to elect directors.

Q:

How do Fona stockholders vote?

A:

Fona stockholders have two voting options. You may vote using one of the following methods:

•

Mail: You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this joint proxy statement/prospectus.

•

In Person: You may come to the Fona annual meeting and cast your vote there. The Fona board of directors recommends that you vote by proxy even if you plan to attend the Fona annual meeting. If your shares of Fona common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, and you wish to vote in person at the Fona annual meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Fona annual meeting.

Q:

What happens if I sell my shares of Fona common stock before the Fona annual meeting?

A:

If you transfer your shares after the Fona record date but before the Fona annual meeting, you will retain your right to vote at the Fona annual meeting.

Q:

If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

A:

If you are a Fona stockholder, your broker or other nominee does not have authority to vote on non-routine matters. All of the proposals presented at the annual meeting are considered non-routine matters. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

Q:

May I change my vote after I have delivered my proxy or voting instruction card?

A:

Yes. You may change your vote at any time before your proxy is voted at your annual/special meeting. You may do this in one of three ways:

•

by sending a notice of revocation to the corporate secretary of Fona as of a later date than the date of the proxy and received prior to the Fona annual meeting;

•

by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the Fona annual meeting;

•

by attending our annual meeting and voting in person.

Your attendance alone will not revoke any proxy.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q:

Whom should I call if I have questions about the proxy materials or voting procedures?

A:

If you have questions about the Mergers, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitation agent for the company in which you hold shares. If you are a Fona stockholder, you should contact Corporate Stock Transfer, the transfer agent for Fona, by mail at 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209, or by telephone at (303) 282-4800.

Q:

What do I need to do now?

A:

After carefully reading and considering the information contained in this joint proxy statement/prospectus, including the annexes, please vote your shares as soon as possible so that your shares will be represented at our annual meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

SUMMARY

This summary highlights information contained throughout this joint proxy statement/prospectus and is qualified in its entirety by reference to the more detailed information and financial statements included elsewhere herein. This summary may not contain all of the information that may be important to you. You should assume that the information appearing in this joint proxy statement/prospectus is accurate only as of the date on the front cover of this joint proxy statement/prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. Before making an investment decision, you should read carefully the entire joint proxy statement/prospectus, including the information under “Risk Factors” and our financial statements and related notes thereto.

Parties to the Mergers

Fona, Inc.

Fona was incorporated under the laws of the state of Minnesota in November 1990 under the name Fonahome Corporation. On March 24, 2009, Fonahome Corporation reincorporated in the state of Nevada and merged with its wholly-owned subsidiary, Fona, Inc., adopting the surviving company’s name, Fona, Inc. On March 3, 2009, Fona held a shareholder meeting approving the Stock Purchase Agreement and a merger agreement effectively changing the name of the Company to Fona Inc., a Nevada corporation and simultaneously adopting the capital structure of Fona Inc. On March 24, 2009, the Articles of Merger of Fonahome Corporation, a Minnesota Corporation, into Fona, Inc., a Nevada Corporation, were filed with the Nevada Secretary of State. Since December 2007, Fona has had insignificant operations. As such, Fona may presently be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Evolutionary Genomics, Inc.

Evolutionary Genomics, LLC was formed on May 1, 2000 as a Colorado limited liability company for the purpose of developing and implementing a unique approach to identification of genes that control commercially valuable traits in crop plants and for use in human healthcare. On June 6, 2007, Evolutionary Genomics, LLC entered into a merger agreement with Evolutionary Genomics, Inc., a Delaware Corporation and Evolutionary Genomics Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Evolutionary Genomics, Inc. resulting in Evolutionary Genomics, Inc. becoming the surviving entity. The merger became effective on July 31, 2007. Virginia Orndorff was Chief Executive Officer of Evolutionary Genomics through November 17, 2010 when Steve B. Warnecke was appointed by the Board of Directors as Chief Executive Officer. Ms. Orndorff remains as a member of the Board of Directors of Evolutionary Genomics.

Consideration to be Received in the Merger by EG I Members

At the time of completion of the Mergers, the common and preferred stock of Evolutionary Genomics will be converted into the right to receive a pro-rata portion of new Fona stock equal to 308,821,675 shares of Fona common stock.

EG I, LLC

EG I is a Colorado limited liability company formed on September 1, 2010. Combining both class A and class B interests, Evolutionary Genomics has 22.97% of the total 3,783,619 interests of EG I. The class A interests are entitled to receive 100% return of capital prior to any distribution to class B interests. EG I was formed to engage in research and commercialization of agricultural genetics and to engage in any related lawful business permitted by the Colorado Limited Liability Act. Evolutionary Genomics entered into a License and Service Agreement on October 14, 2010 with EG I under which Evolutionary Genomics will license certain patents, provide intellectual property and perform research services with the goal of identifying genes for the breeding, improvement and development of soybean plants.

Consideration to be Received in the Merger by EG I Members

At the time of completion of the Mergers, the membership interests of EG I will be converted into the right to receive a pro-rata portion of new Fona common stock equal to 47,323,188 shares of Fona common stock.

Treatment of Stock Options

Pursuant to the merger agreement, all options to purchase Evolutionary Genomics common stock that are outstanding immediately prior to the closing of the merger will be converted in accordance with the common stock conversion rate agreed to in the merger agreement. There are currently vested options to purchase 120,000 shares and 100,000 non-vested options to purchase shares outstanding of Evolutionary Genomics, all with an exercise price of $.55 per share of Evolutionary Genomics’ common stock. In addition, Evolutionary Genomics has issued and aggregate of 127,115 warrants with exercise prices of $6.60 per share of Evolutionary Genomics’ common stock which will be converted into warrants of Fona. The form of the warrant calls for the warrants to be converted to warrants of the new company shares.

Interests of Officers and Directors in the Mergers

Steve Warnecke is Evolutionary Genomics’ Chief Executive Officer and Chairman of the Board and owns, directly or indirectly as of the date of this proxy statement/prospectus, 782,539 shares, or 64.2% of the Series B-2 Preferred Stock outstanding and 1,104,596 shares or 28.7% of the Common Stock outstanding of Evolutionary Genomics. Mr. Warnecke is also 100% owner of Sixty-Five Roses Ranch, Inc. which acts as the Managing Member of EG I, and receives a $5,000 per month guaranteed payment from EG I. As of the date of this proxy statement/prospectus, Mr. Warnecke’s ownership, either directly or indirectly of EG I consisted of 445,852 or 14.6% of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778, or 23.3%, of the 727,619 class B interests. Mr. Warnecke is also Chair of the Board of Children’s Partners Foundation which owns 49,920 or 1.6% of the class A interests of EG I.  After the merger, Mr. Warnecke will own 2,037,869 shares or 34.6% of the outstanding stock of the combined company.

Walter Messier is Evolutionary Genomics’ Chief Technology Officer, Secretary and Treasurer and owns, as of the date of this proxy statement/prospectus, 15,000 shares, or 1.2% of the Series B-2 Preferred Stock outstanding and 161,970 shares or 4.2% of the Common Stock outstanding of Evolutionary Genomics.  As of the date of this proxy statement/prospectus, Dr. Messier’s ownership of EG I consisted of none of the 3,056,000 class A interests and 169,778 or 23.3% of the 727,619 class B interests.  After the merger, Dr. Messier will own 2.7% of the combined company.

Mark Boggess is a Director of Evolutionary Genomics and owns, as of the date of this proxy statement/prospectus, 26,000 shares or 0.7% of the Common Stock outstanding of Evolutionary Genomics and has no ownership interest in EG I, LLC.  After the merger, Dr. Boggess will own 0.4% of the combined company.

Virginia Orndorff is a Director of Evolutionary Genomics and owns, as of the date of this proxy statement/prospectus, 20,000 shares, or 1.6% of the Series B-2 Preferred Stock outstanding and 99,204 shares or 2.6% of the Common Stock outstanding of Evolutionary Genomics and has no ownership interest in EG I, LLC.  After the merger, Ms. Orndorff will own 2.0% of the combined company.

None of the officers or directors are due any payments upon consummation of the merger or change of control.

The members of the board of directors of Evolutionary Genomics and Fona board of directors and the board of managers of EG I were aware of and considered the interests summarized above, among other matters, in evaluating and negotiating the merger agreement and the transactions contemplated thereby and in recommending to stockholders that the merger agreement be approved and adopted.

United States Federal Income Tax Consequences of the Mergers to the Fona Stockholders

Fona stockholders will recognize no gain or loss as a result of the Mergers.

United States Federal Income Tax Consequences of the Mergers to the Evolutionary Genomics Shareholders and/or the EG I Members

The Mergers are intended to qualify as a tax-free transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”). However, no ruling from the IRS or opinion of counsel has been obtained confirming that the Mergers will qualify as a transaction described in Section 351 of the Code. Accordingly, no assurance can be given that the Mergers will qualify as a tax-free transaction. If the Mergers do not qualify as a tax-free transaction, Evolutionary Genomics stockholders and EG I members may be required to recognize gain or loss equal to the difference between the fair market value of the Fona common stock received and the adjusted tax basis in the Evolutionary Genomics stock and/or EG I membership interest (as the case may be) surrendered in exchange therefor.

We strongly urge the stockholders of Evolutionary Genomics and the members of EG I to consult their tax advisors for a full understanding of the particular tax consequences of the Mergers. This Registration Statement contains no representation regarding the expected tax consequences of the Mergers to any persons other than Fona stockholders.

Regulatory Matters

The merger does not meet the thresholds for furnishing premerger notification and other information to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission (the “FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the parties are not aware of any other regulatory filings or approvals that are required in connection with the merger.

For a more complete discussion of regulatory matters relating to the merger, see “The Merger—Regulatory Approvals Required for the Merger” beginning on page 29.

Conditions to Completion of the Merger

Mutual Conditions: The obligations of Fona and Evolutionary Genomics to consummate the merger and the other transactions described in the merger agreement are subject to the satisfaction or waiver of the following conditions:

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All authorizations, approvals and permits have been obtained, except for those that would not reasonably be expected to have a material adverse effect.

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The registration statement, of which this joint proxy statement/prospectus is a part, will have become effective under the Securities Act of 1933, as amended, or the Securities Act.

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The registration statement on Form S-1 to register shares of Fona common stock owned by certain current stockholders of Fona shall have become effective under the Securities Act.

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The holders of shares of common and preferred stock of Evolutionary Genomics and membership interests of EG I shall not be entitled to dissenters’ or appraisal rights under applicable state law.

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No governmental authority will have enacted any law or order which has the effect of making the transactions contemplated by the merger agreement illegal or otherwise prevents or prohibits such transactions.

Conditions to Obligations of Evolutionary Genomics and EG I: The obligations of Evolutionary Genomics and EG I to consummate the merger are also subject to the satisfaction or waiver by Evolutionary Genomics and EG I of the following conditions:

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Each of the representations and warranties of Fona, Fona Merger Sub, Inc. and Fona Merger Sub, LLC set forth in the merger agreement (without giving effect to any limitation as to “materiality” or “material adverse effect”) shall be true and correct as of the effective time of the merger as though made as of the effective time of the merger (except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a Fona material adverse effect.

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Fona will have performed in all material respects all of its obligations and complied in all material respects with their respective agreements and covenants.

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No Fona material adverse effect will have occurred.

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Fona, Fona Merger Sub, LLC and Fona Merger Sub, Inc. will have each delivered Officer and Secretary Certificates with true copies of the resolution of each party authorizing the execution of the merger agreement and the transactions contemplated thereby.

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Fona has filed the Amended and Restated Articles of Incorporation of Fona.

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Fona will have 5,881,898 shares of Fona common stock issued and outstanding (assuming effectiveness of the Reverse Split and consummation of the Mergers).

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Fona’s board of director shall have approved the merger agreement and all transactions contemplated thereby.

Conditions to Obligations of Fona: The obligations of Fona to consummate the merger are also subject to the satisfaction or waiver by Fona of the following conditions:

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Each of the representations and warranties of Evolutionary Genomics and EG I set forth in the merger agreement (without giving effect to any limitation as to “materiality” or “material adverse effect”) shall be true and correct as of the effective time of the merger as though made as of the effective time of the merger (except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a Evolutionary Genomics material adverse effect.

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Evolutionary Genomics has performed in all material respects all of its respective obligations and complied in all material respects with its respective agreements and covenants.

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Evolutionary Genomics and EG I will have each delivered Officer and Secretary Certificates with true copies of the resolution of each party authorizing the execution of the merger agreement and the transactions contemplated thereby.

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No material adverse effect has occurred.

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Evolutionary Genomics and EG I will have each delivered certificates and attached powers of attorney for their respective shares of common stock and membership interests.

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Evolutionary Genomics shall have received any third party consents and approvals.

Timing of the Merger

The merger is expected to be completed in the second calendar quarter in 2015, subject to the receipt of any necessary regulatory approvals and the satisfaction or waiver of other closing conditions, and in no event later than December 31, 2015.

Restrictions on Alternative Transactions

The merger agreement contains restrictions on the ability of Fona to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in the applicable company. Fona has agreed to promptly advise Evolutionary Genomics and EG I orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. Fona will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing. The restrictions on Fona limiting its ability to engage in alternative transactions with a third party may discourage a third party from pursuing a competing acquisition proposal that could result in greater value to Fona’s stockholders or Evolutionary Genomics’ stockholders.

Termination of the Merger Agreement

The merger agreement may be terminated prior to the closing date as follows:

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by mutual consent of the parties in a written instrument, if the board of directors of each Evolutionary Genomics, Fona, Fona Merger Sub, Inc., and the board of managers of EG I and managing member of Fona Merger Sub, LLC so determines by a vote of a majority of the members of its respective entire board of directors or board of managers, as applicable;

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by either party if any governmental entity that must grant a requisite approval for the Merger has denied such requisite approval and such denial has become final and non-appealable or any governmental entity of competent jurisdiction shall have issued a final and non-appealable orders, judgments, injunctions, awards, stipulations, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity (collectively, “Orders”) against the Company permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, provided that the party termination has complied with its obligations;

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by either party (i) if the Mergers shall not have been consummated on or before December 31, 2015, or (ii) the requisite approval is not obtained from either stockholders of Evolutionary Genomics or members of EG I or Fona stockholders, to the extent such approval is required by applicable law, unless the failure of the consummation to occur by the closing date or the failure to obtain requisite approval shall be due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in therein;

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by (i) the board of directors of Fona if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of either Evolutionary Genomics or EG I which is not cured within fifteen (15) days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period, and (ii) the board of directors of Evolutionary Genomics and/or board of managers of EG I, in their sole discretion, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of Fona, Fona Merger Sub, Inc. and Fona Merger Sub, LLC, which breach, in the case of a breach by any of Fona and its subsidiaries, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure of the closing conditions in the merger agreement;

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by either the board of directors of Evolutionary Genomics or board of managers of EG I if Fona, Fona Merger Sub, LLC and Fona Merger Sub, Inc. shall have entered into any binding agreement that is not contemplated by this Agreement or completed on or prior to the closing of the Mergers without prior written approval of Evolutionary Genomics and EG I.

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by the board of directors of Fona if, since the date of execution of the merger agreement, there shall have been any event, occurrence, development or state of circumstances that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Evolutionary Genomics or EG I.

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by the board of directors of Evolutionary Genomics and/or the board of managers of EG I if, since the date of the merger agreement, there shall have been any event, occurrence, development or state of circumstances that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Fona or its subsidiaries.

Upon termination of the merger agreement, all expenses paid in connection therewith will be paid by the party incurring such expense.

SELECTED HISTORICAL FINANCIAL DATA OF FONA

Fona is providing the information set forth below to assist you in your analysis of the financial aspects of the Mergers. The following selected financial information of Fona as of March 31, 2015 and December 31, 2014 and 2013 and for the three months ended March 31, 2015 and 2014 and the years ended December 31, 2014 and 2013 has been derived from Fona’s unaudited financial statements for March 31, 2015 and audited financial statements for December 31, 2014 and 2013, which are included in this joint proxy statement/prospectus. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Fona or the combined company, and you should read the following information together with Fona’s financial statements and the notes related thereto.

	Three months ended March 31,		Year Ended December 31,
	2015	2014	2014	2013
	(Unaudited)	(Unaudited)
Operating expenses	$7,531	$1,120	$24,503	$14,555
Net (loss)	$(7,531)	$(2,410)	$(27,139)	$(19,260)

	As of March 31,		As of December 31,
	2015	2014	2014	2013
	(Unaudited)	(Unaudited)
Assets	$10,000	$771	$-	$991
Liabilities	$31,203	$79,062	$13,672	$78,162
Stockholders’ equity (deficit)	$(21,203)	$(78,291)	$(13,672)	$(77,171)

SELECTED FINANCIAL DATA OF EG I

EG I is providing the information set forth below to assist you in your analysis of the financial aspects of the Mergers. The following selected financial information of EG I as of March 31, 2015 and December 31, 2014 and 2013, for the three months ended March 31, 2015 and 2014 and for the years ended December 31, 2014 and 2013 has been derived from EG I’s unaudited financial statements for March 31, 2015 and December 31, 2014, which are included in this joint proxy statement/prospectus.

The information set forth below is only a summary and is not necessarily indicative of the results of future operations of EG I or the combined company, and you should read the following information together with EG I’s financial statements.

	Three months ended March 31,		Year Ended December 31,
	2015	2014	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses	$52,224	$84,087	$430,446	$255,938
Net (loss)	$(52,224)	$(84,087)	$(430,446)	$(255,938)

	As of March 31,		As of December 31,
	2015	2014	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets	$231,359	$25,298	$283,583	$64,893
Liabilities	$-	$-	$-	$864
Members’ capital accounts	$231,359	$25,298	$283,583	$64,029

SELECTED FINANCIAL DATA OF EVOLUTIONARY GENOMICS

Evolutionary Genomics is providing the information set forth below to assist you in your analysis of the financial aspects of the Mergers. The following selected financial information of Evolutionary Genomics as of March 31, 2015 and December 31, 2014 and 2013, for the three months ended March 31, 2015 and 2014 and the years ended December 31, 2014 and 2013 has been derived from Evolutionary Genomics’ unaudited financial statements for March 31, 2105 and audited financial statements for December 31, 2014, which are included in this joint proxy statement/prospectus.

The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Evolutionary Genomics or the combined company, and you should read the following information together with Evolutionary Genomics’ financial statements and the notes related thereto.

	Three months ended March 31,		Year Ended December 31,
	2015	2014	2014	2013
	(Unaudited)	(Unaudited)
Service revenue	$37,224	$56,140	$348,031	$799,022
Gross profit	$(42,001)	$(13,232)	$(192,102)	$346,439
Operating expenses	$116,485	$265,669	$798,315	$217,831
Net (loss) or income	$153,214	$(283,179)	$(1,400,264)	$107,606

	As of March 31,		As of December 31,
	2015	2014	2014	2013
	(Unaudited)	(Unaudited)
Assets	$1,477,228	$2,517,209	$1,358,345	$956,391
Liabilities	$136,493	$20,673	$176,465	$249,908
Preferred stock liquidation preference	$1,341,168	$1,341,168	$1,341,168	$1,341,168
Non-controlling interest	$(5,652)	$-	$(1,297)	$-
Stockholders’ equity (deficit)	$5,219	$1,155,368	$(157,991)	$(634,685)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table shows summary unaudited pro forma condensed combined financial information regarding the financial condition and results of operations of the combined company after giving effect to the proposed Mergers and the reverse stock split.  Intercompany transactions between EG and EG I and all balances of Fona have been eliminated.

The Summary unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the more detailed unaudited pro forma condensed combined financial statements of the combined company in this joint proxy statement/prospectus and the accompanying notes to those unaudited pro forma condensed combined financial statements. In addition, the summary unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with the historical financial statements and related notes of Fona, EG I and Evolutionary Genomics for the applicable periods, which have been included in this joint proxy statement/prospectus.

The summary unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Mergers been completed as of the dates indicated. In addition, the summary unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

	Three months ended March 31,		Year Ended December 31,
	2015	2014	2014	2013
Service revenue	$-	$10,784	$1,644	$646,323
Gross profit	$-	$(8,297)	$(146,856)	$452,948
Operating expenses	$210,710	$354,691	$1,274,007	$594,833
Net (loss)	$111,700	$(362,790)	$(1,748,227)	$(146,428)

	As of March 31,		As of December 31,
	2015	2014	2014	2013
Assets	$3,882,946	$4,877,429	$3,805,577	$3,351,857
Liabilities	$136,493	$20,673	$176,465	$328,070
Stockholders’ equity	$3,746,453	$4,856,756	$3,629,112	$3,023,787

MARKET PRICE AND DIVIDEND INFORMATION

Evolutionary Genomics common stock and EG I membership interests are not traded on any public market. Fona common stock is quoted on the OTCBB under the symbol “FNAM”. The following table sets forth, for the periods indicated, the high and low sales prices per share of Fona common stock on the OTCBB.

FONA

	Common Stock
	High	Low

Fiscal Year 2015
First Quarter	$0.18	$0.13
Second Quarter	$0.14	$0.10
Fiscal Year 2014
First Quarter	$0.90	$0.19
Second Quarter	$0.30	$0.23
Third Quarter	$0.30	$0.25
Fourth Quarter	$0.25	$0.18
Fiscal Year 2013
First Quarter	$0.10	$0.10
Second Quarter	$0.30	$0.10
Third Quarter	$0.23	$0.13
Fourth Quarter	$0.24	$0.19
Fiscal Year 2012
First Quarter	N/A	N/A
Second Quarter	$0.25	$0.25
Third Quarter	$0.25	$0.10
Fourth Quarter	$0.10	$0.10

Dividends and Other Distributions

No dividends were declared or paid by Fona with respect to its common stock since the renewal of its charter and Fona does not anticipate paying any cash dividends on its capital stock in the foreseeable future.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this joint proxy statement/prospectus and the annexes hereto, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this joint proxy statement/prospectus. The risks and uncertainties described below are not the only risks and uncertainties facing Fona, Evolutionary Genomics or their respective equity holders in the future. Additional risks and uncertainties not presently known or currently considered to be immaterial may also materially and adversely affect the business operations or the business operations or stock price of Fona following the transactions described in this joint proxy statement/prospectus. If any of the following risks or uncertainties occurs, the business, financial condition or operating results of Fona, Evolutionary Genomics, EG I or the combined company could materially suffer. In that event, the trading price of your securities could decline. See “Where You Can Find More Information” beginning on page 96 of this joint proxy statement/prospectus.

Risks Factors Relating to Fona

The Fona board of directors did not obtain a fairness opinion in determining whether or not to proceed with the Mergers and, as a result, the terms may not be fair from a financial point of view to Fona’s stockholders.

In analyzing the Mergers, the Fona board of directors conducted significant due diligence on Evolutionary Genomics and EG I, including, among other things, researching the industries in which Evolutionary Genomics and EG I operate and reviewing comparisons of comparable companies. The Fona board believes because of the financial skills and background of its directors, it was qualified to conclude that the Mergers was fair from a financial perspective to its stockholders. Notwithstanding the foregoing, the Fona board did not obtain a fairness opinion to assist it in its determination. Accordingly, the Fona board may be incorrect in its assessment of the transaction.

Risks Related to Operations of the Combined Entities

If the Mergers are consummated, we may require substantial additional funding and may be unable to raise capital when needed, which could force us to delay, reduce or eliminate planned activities or result in our inability to continue as a going concern.

We may require additional capital to pursue planned research projects. Our future capital requirements will depend on, and could increase significantly as a result of, many factors, including:

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the duration and results of the research projects;

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unexpected delays or costs incurred in the acquisition of plant materials needed in these research projects and with subcontracts that perform various parts of these projects;

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the time and cost in preparing, filing, prosecuting, maintaining and enforcing patent claims;

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other unexpected developments encountered in implementing our business development, research development and commercialization strategies; and

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further arrangements, if any, with collaborators.

We may attempt to raise additional funds through public or private financings, collaborations with other companies or financing from other sources. Additional funding may not be available on terms which are acceptable to us. If adequate funding is not available to us on reasonable terms, we may need to delay, reduce or eliminate one or more of our research and development projects or obtain funds on terms less favorable than we would otherwise accept. To the extent that additional capital is raised through the sale of equity securities or securities convertible into or exchangeable for equity securities, the issuance of those securities could result in dilution to our stockholders. Moreover, the incurrence of debt financing could result in a substantial portion of our future operating cash flow, if any, being dedicated to the payment of principal and interest on such indebtedness and could impose restrictions on our operations. This could render us more vulnerable to competitive pressures and economic downturns.

In addition, if we do not meet our payment obligations to third parties as they come due, we may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management, and may result in unfavorable results that could further adversely impact our financial condition.

We have relied on the availability of grant funding to fund some of our research efforts and our inability to compete successfully for these limited grant funding opportunities may significantly affect our results of operations and our ability to complete research projects.

We have traditionally funded many of our research projects, partially or wholly, using grant funding provided by government programs, industry associations and grant making institutions. The availability of these funds is impacted by many factors including changing political priorities, fiscal budget issues, agency priorities, availability of funds and competition from other grant seekers. Our ability to present proposals that fit within grant making guidelines and which are attractive relative to other proposals submitted may significantly impact our ability to fund our research projects.

Efforts to protect our intellectual property rights and to defend claims against us can increase our costs and will not always succeed; any failures could adversely affect profitability or restrict our ability to do business.

Intellectual property rights are crucial to our business. We endeavor to obtain and protect our intellectual property rights in jurisdictions in which products are produced from the biotechnology that we produce and in jurisdictions into which those products are imported. Different nations may provide limited rights and inconsistent duration of protection for our intellectual property. We may be unable to obtain protection for our intellectual property in key jurisdictions. Even if protection is obtained, competitors, farmers or others may raise legal challenges to our rights or illegally infringe on our rights, including through means that may be difficult to prevent or detect. In addition, because of the rapid pace of technological change, and the confidentiality of patent applications in some jurisdictions, competitors may be issued patents from applications that were unknown to us prior to issuance. These patents could reduce the value of our commercial or pipeline biotechnology or, to the extent they cover key technologies on which we have unknowingly relied, require that we seek to obtain licenses or cease using the technology, no matter how valuable to our business. We cannot assure we would be able to obtain such a license on acceptable terms. In addition, patent laws are subject to change and any change in our ability to protect the intellectual property that we develop may impact our ability to commercialize that intellectual property. The extent to which we succeed or fail in our efforts to protect our intellectual property will affect our costs, sales and other results of operations.

Genes that we have discovered and may discover in the future with expected desirable impact on traits may, upon further research and field trials, be revealed to also have undesirable impact on traits.

Evolutionary Genomics’ gene discovery process focuses on the identification of positively selected genes that impact the trait of interest that we are working on. When we further test them in lab validation, we are again focused on whether they have the desired impact on the trait of interest and we are specifically testing for that outcome. Laboratory experiments are under more ideal circumstances than field trials and use in production and there can be no guarantee that the lab result will be repeated under those conditions. Additional field trials and use in production may also reveal undesirable impacts on other traits that were not a focused part of our research. For example, the soybean genes that we have discovered may be found to have a negative impact on yield, oil content or the growth cycle. These may impact our ability to realize revenue from the commercialization of our biotechnology and may expose us to liability for undesirable outcomes that we don’t anticipate.

Others may find additional genes or other methods of accomplishing the same desired outcome that our biotechnology does, rendering our biotechnology less valuable or commercializable.

There are many other companies pursuing similar gene discovery programs and other approaches to solving the same issues that we are addressing and many of these companies have vastly more resources than we do. Even when we identify genes that impact desired traits, there may be other genes that have a similar or greater effect on these traits. For example, one or more of the other 30,000 genes in soybeans may have an impact on pest/disease resistance similar to our genes or there may be other orthologs of the genes that we have discovered in other varieties that have a greater impact. In addition, other companies may develop commercial chemicals that compete with genetic changes to solve the issues that we are addressing. Any of these may impact our ability to realize revenue from the commercialization of our biotechnology.

The successful development of our research efforts and commercialization of our biotechnology will be necessary for our growth and profitability.

We intend to use recent successes in which we have identified genes that may have an impact on pest/disease resistance in soybeans and look for orthologs of those genes in other crops. There may not be orthologs of these genes in other crops and performing this research may result in significant costs incurred without any commercial value produced. We also intend to attempt to improve the potential pest/disease resistance genes we have identified. There can be no assurance we will be able to achieve any improvement and performing this research may also result in significant costs incurred without any commercial value produced. Additionally, we intend to use a similar method of gene identification that we used in the soybean project in other crops, including cannabis, and for many other traits but there can be no assurance that genes for these traits exist in those crops or that, if they do exist, we will be able to find them. The processes of breeding, biotechnology trait discovery and development and trait integration are lengthy and a very small percentage of the genes identified in research are selected for commercialization. The length of time and the risk associated with the breeding and biotech pipelines are interlinked because both are required as a package for commercial success in markets where biotech traits are approved for growers. Commercial success frequently depends on being the first company to the market, and many of our competitors are also making considerable investments in similar new biotechnology. Consequently, if we are not able to fund extensive research and development activities and deliver new products to the markets we serve on a timely basis, our growth and operations will be harmed.

We rely heavily on our founder, Walter Messier, our current Chief Technology Officer. The loss of his services would have a material adverse effect upon us and our business and prospects.

Our success depends, to a significant extent, upon the continued services of Walter Messier, who is a founder of Evolutionary Genomics and our current Chief Technology Officer. Since inception, we have been dependent upon Dr. Messier, who is the inventor on most of our patents and responsible for the development of our core Adapted Traits Platform. If Dr. Messier or any key management personnel resign to join a competitor or form a competing company, the loss of such personnel, together with the loss of any customers or potential customers due to such executive’s departure, could materially and adversely affect our business and results of operations.

We are dependent on a technically trained workforce and an inability to retain or effectively recruit such employees could have a material adverse effect on our business, financial condition and results of operations.

Our ability to compete effectively depends largely on our ability to attract and retain certain key personnel, including additional researchers that we intend to hire in order to pursue our planned research projects. Industry demand for such skilled employees, however, exceeds the number of personnel available, and the competition for attracting and retaining these employees is intense. Because of this intense competition for skilled employees, we may be unable to retain our existing personnel or attract additional qualified employees to keep up with future business needs. If this should happen, our business, operating results and financial condition could be adversely affected.

In addition, we intend to hire business development and marketing personnel and advisors to promote and market the biotechnology that we develop. We cannot assure you that we will be able to recruit and retain qualified personnel and advisors to perform these functions. Our inability to hire and then retain such personnel, advisors and scientists could have a materially adverse effect on our business and our projects.

The cannabis industry, in which we hope to compete, is relatively new and rapidly changing and it is very difficult to identify and describe all of the risks related to operating within this industry.

While we will list our perceived risks related to this industry, there are likely many risks that we have not considered that may have significant impact on our ability to execute on our business plan. We also don’t fully understand the ramifications of these risks.

•

Varying degrees of legalization have been adopted by multiple states, municipalities and other governmental entities. Some of these measures appear to be in conflict with federal law and all continue to be subject to significant change. These changes could dramatically impact our ability to generate revenue from this segment of our operations.

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The political and regulatory environment is subject to significant change. The cannabis industry is subject to intense media scrutiny and events could quickly change public perception and the direction of political and regulatory change. There can be no assurance whether these changes will be helpful or whether the company can continue to operate in this industry.

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The status of intellectual property rights in the cannabis industry is unclear and our ability to protect any intellectual property that we develop cannot be assured.

•

We describe risks related to our method of research elsewhere in this document. Many of these are further complicated by the nature of this industry. Our ability to locate and obtain suitable plant samples is crucial to our research and may be extremely difficult as plant varieties are spread across the world and transferring tissues across boundaries is subject to a high degree of regulation.

•

The emerging industry is very highly fragmented. While we believe that the industry will develop some concentration into larger operations in the coming years, this cannot be assured and it is likely that portions of the industry will remain highly fragmented. Enforcing our intellectual property protections, if available, and marketing our genes is very difficult in a highly fragmented industry.

Federal regulation and enforcement may adversely affect the implementation of medical marijuana laws and regulations may negatively impact our potential revenues and profits.

Currently, there are 23 states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering similar legislation. Conversely, under the Controlled Substance Act (the “CSA”), the policies and regulations of the Federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to medical marijuana, as to the timing or scope of any such potential amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be producing, cultivating or dispensing marijuana in violation of federal law. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect our potential revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings and stated federal policy remains uncertain.

The U.S. Supreme Court declined to hear a case brought by San Diego County, California that sought to establish federal preemption over state medical marijuana laws. The preemption claim was rejected by every court that reviewed the case. The California 4th District Court of Appeals wrote in its unanimous ruling, “Congress does not have the authority to compel the states to direct their law enforcement personnel to enforce federal laws.” However, in another case, the U.S. Supreme Court held that, as long as the CSA contains prohibitions against marijuana, under the Commerce Clause of the United States Constitution, the United States may criminalize the production and use of homegrown cannabis even where states approve its use for medical purposes.

In an effort to provide guidance to federal law enforcement, the Department of Justice (the “DOJ”) has issued Guidance Regarding Marijuana Enforcement to all United States Attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA, but, the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent and rational way.

The August 29, 2013 memorandum provides updated guidance to federal prosecutors concerning marijuana enforcement in light of state laws legalizing medical and recreational marijuana possession in small amounts.

The memorandum sets forth certain enforcement priorities that are important to the federal government:

•	Distribution of marijuana to children;

•	Revenue from the sale of marijuana going to criminals;

•	Diversion of medical marijuana from states where it is legal to states where it is not;

•	Using state authorized marijuana activity as a pretext of other illegal drug activity;

•	Preventing violence in the cultivation and distribution of marijuana;

•	Preventing drugged driving;

•	Growing marijuana on federal property; and

•	Preventing possession or use of marijuana on federal property.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

Our investments in other entities may not be successful or may be illiquid for many years.

Evolutionary Genomics owns 201,924 shares of series A-2 preferred stock in Vet DC, Inc., a Delaware corporation which is focused on developing pet therapeutic products. Vet DC, Inc. is related to the Evolutionary Genomics and EG I through common ownership and management. The investment was made for purposes of capital appreciation and from excess cash reserves. VetDC, Inc. is a private company with no plans to become publicly traded. There may never be a market for these shares and there can be no assurance that VetDC, Inc. will be successful with their business plan.

We may pursue future growth through strategic acquisitions and alliances which may not yield anticipated benefits and may adversely affect our operating results, financial condition and existing business.

We may seek to grow in the future through strategic acquisitions in order to complement and expand our business. The success of our acquisition strategy will depend on, among other things:

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the availability of suitable candidates;

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competition from other companies for the purchase of available candidates;

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our ability to value those candidates accurately and negotiate favorable terms for those acquisitions;

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the availability of funds to finance acquisitions;

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the ability to establish new informational, operational and financial systems to meet the needs of our business;

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the ability to achieve anticipated synergies, including with respect to complementary products; and

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the availability of management resources to oversee the integration and operation of the acquired businesses.

If we are not successful in integrating acquired businesses and completing acquisitions in the future, we may be required to reevaluate our acquisition strategy. We also may incur substantial expenses and devote significant management time and resources in seeking to complete acquisitions. Acquired businesses may fail to meet our performance expectations. If we do not achieve the anticipated benefits of an acquisition as rapidly as expected, or at all, investors or analysts may not perceive the same benefits of the acquisition as we do. If these risks materialize, our stock price could be materially adversely affected.

We may not obtain the necessary permits and authorizations to operate our business.

We may not be able to obtain or maintain the necessary licenses, permits, authorizations or accreditations, or may only be able to do so at great cost, to operate our cannabis-related business. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the cannabis industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations or accreditations could result in restrictions on our ability to operate our cannabis business, which could have a material adverse effect on our business.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against these subsidiaries. Litigation, complaints, and enforcement actions involving these subsidiaries could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects.

We may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of marijuana is illegal under federal law, there is a strong argument that banks cannot accept for deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the cannabis industry often have difficulty finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for us to carry out our proposed business plan.

Risks Related to Our Industry

Competition in agricultural biotechnology has significantly affected and will continue to affect our revenue and results of operations.

Many companies engage in research and development of plant biotechnology and breeding and speed in getting a new product to market can be a significant competitive advantage. Our competitors’ success could render the biotechnology that we identify as less competitive, resulting in reduced sales compared to our expectations or past results. We expect to see increasing competition from agricultural biotechnology firms and from major agrichemical, seed and food companies. The extent to which we can realize cash and profit from our business will depend on our ability to control research costs, predict and respond effectively to competitor products and marketing; and develop new products and services attractive to our customers.

Our customers are subject to extensive regulation affecting their use of our biotechnology, which may affect our revenue and profitability.

Regulatory and legislative requirements affect the development and distribution of products made from the biotechnology that we produce, including the testing and planting of seeds containing our biotechnology traits and the import of crops grown from those seeds, and non-compliance can harm our revenue and profitability. Obtaining testing, planting and import approvals for seeds or biotechnology traits can be time-consuming and costly, with no guarantee of success. The failure to receive necessary permits or approvals could have near- and long-term effects on our ability to sell some current and future biotechnology. Concern about unintended but unavoidable trace amounts (sometimes called “adventitious presence”) of commercial biotechnology traits in conventional (non-biotechnology) seed, or in the grain or products produced from conventional or organic crops, among other things, could lead to increased regulation or legislation, which may include: liability transfer mechanisms that may include financial protection insurance; possible restrictions or moratoria on testing, planting or use of biotechnology traits; and requirements for labeling and traceability, which requirements may cause food processors and food companies to avoid biotechnology and select non-biotechnology crop sources and can affect farmer seed purchase decisions and, ultimately the sale and use of the biotechnology that we produce. Legislation encouraging or discouraging the planting of specific crops can also harm our sales.

The degree of public acceptance or perceived public acceptance of products made from our biotechnology can affect our sales and results of operations by affecting planting approvals, regulatory requirements and farmer purchase decisions.

Some opponents of the use of biotechnology in agriculture raise public concern about the potential for adverse effects of products produced using genetic information that we provide to our customers on human or animal health, other plants and the environment. The potential for adventitious presence of commercial biotechnology traits in conventional seed, or in the grain or products produced from conventional or organic crops, is another factor that can affect general public acceptance of these traits. Public concern can affect the timing of, and whether our customers are able to obtain, government approvals. Even after approvals are granted, public concern may lead to increased regulation or legislation or litigation concerning prior regulatory approvals, which could affect our sales and results of operations by affecting planting approvals, and may adversely affect sales of our customers’ products to farmers, due to their concerns about available markets for the sale of crops or other products derived from biotechnology which may lead to less demand from our customers. In addition, opponents of agricultural biotechnology have attacked farmers’ fields and facilities used by agricultural biotechnology companies, and may launch future attacks against farmers’ fields and our field testing sites and research, production, or other facilities, which could affect our sales and our costs.

We are dependent upon other companies to integrate biotechnology that we have licensed to them into their breeding operations for our future license revenue.

We perform research for other entities under grant and research agreements that provide service revenue. In addition to the service revenue, our long term profitability depends on the commercialization of the biotechnology that we provide to other companies for their commercial breeding lines. The extent to which our biotechnology is integrated into these breeding lines is largely outside of our control and can take many years. If our biotechnology is not integrated into breeding lines, we may not realize license revenue which may affect our results of operations.

The biotechnology industry is subject to rapid technological change, and if we fail to keep up with such change, our results of operations and financial condition could be adversely impacted.

Biotechnology has undergone and is subject to rapid and significant change. We expect that the technologies associated with biotechnology research and development will continue to develop rapidly. Our failure to keep pace with such rapid change could result in our products becoming obsolete and we may be unable to recoup any expenses incurred with developing such products, which may adversely affect our future revenues and financial condition.

Risk Factors Relating to the Mergers

The loss of Evolutionary Genomics’ key personnel could negatively affect the operations and profitability of the combined company.

Although we contemplate that certain members of Evolutionary Genomics’ management team will transition to positions in the combined company following the Mergers, it is possible that members of the management of Evolutionary Genomics will not wish to make such a transition. In addition, while it is anticipated that the combined company and certain members of Evolutionary Genomics’ senior management will enter into employment agreements, Evolutionary Genomics currently anticipates that such agreements with the combined company would be finalized after the consummation of the Mergers. There can be no assurance that such agreements will be entered into. The loss of Evolutionary Genomics’ key personnel could negatively affect the operations and profitability of the combined company.

Since Evolutionary Genomics and EG I are private companies, the combined company may be required to expend substantial sums in order to bring it into compliance with the various reporting requirements applicable to public companies and/or to prepare required financial statements, and such efforts may harm the combined company operating results or be unsuccessful altogether.

Evolutionary Genomics and EG I are not subject to many of the requirements applicable to public companies, including Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, which requires that the combined company evaluate and report on its system of internal controls. If the combined company’s finance and accounting staff or internal controls over financial reporting are inadequate, it may be required to hire additional staff and incur substantial legal and accounting costs to address such inadequacies. Moreover, the combined company cannot be certain that its remedial measures will be effective. Any failure to implement required or improved controls, or difficulties encountered in their implementation, could harm the combined company’s operating results or increase its risk of material weaknesses in internal controls.

We will be subject to business uncertainties and contractual restrictions while the Mergers are pending.

Uncertainty about the effect of the Mergers on employees and customers may have an adverse effect on the combined company. These uncertainties may impair the combined company’s ability to retain and motivate key personnel and could cause customers and others that deal with Evolutionary Genomics to defer entering into contracts with the combined company or making other decisions concerning the combined company or seek to change existing business relationships with Evolutionary Genomics. If key employees depart because of uncertainty about their future roles and the potential complexities of the Mergers, the combined company’s business could be harmed.

Certain directors and executive officers of Evolutionary Genomics may have interests in the Mergers that are different from, or in addition to or in conflict with, yours.

Executive officers of Evolutionary Genomics negotiated the terms of the Mergers and the Evolutionary Genomics board approved the merger agreement and the transactions contemplated thereby and unanimously recommend that you vote in favor of the proposal to approve and adopt the merger agreement. These directors and executive officers may have interests in the Mergers that are different from, or in addition to or in conflict with, yours. These interests include the continued employment of certain executive officers of Evolutionary Genomics by the combined company, the continued positions of certain directors of Evolutionary Genomics as directors of the combined company, and the indemnification of former Evolutionary Genomics directors and officers by the combined company. These interests also include the treatment in the merger of employment agreements, restricted stock, options and Evolutionary Genomics membership interests held by these directors and executive officers. You should be aware of these interests when you consider your board of directors’ recommendation that you vote in favor of the approval and adoption of the merger agreement and the consummation of the transactions contemplated thereby.

Evolutionary Genomics and the combined company will incur significant transaction and merger-related transition costs in connection with the Mergers.

Evolutionary Genomics expects that it will incur significant, non-recurring costs in connection with consummating the Mergers and integrating the operations of Fona, Evolutionary Genomics and EG I. The combined company may incur additional costs to maintain employee morale and to retain key employees. Evolutionary Genomics and the combined company will also incur significant fees and expenses relating to legal, accounting and other transaction fees and costs associated with the Mergers. Some of these costs are payable regardless of whether the Mergers are completed.

The unaudited pro forma financial information included in this document may not be indicative of what the combined company’s actual financial position or results of operations would have been.

The unaudited pro forma financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Mergers been completed on the date indicated.

Members of our management team have significant influence over us.

After completion of the Mergers, it is anticipated that our officers and directors will own, directly or indirectly approximately 40.1% of the outstanding shares of common stock, excluding options and warrants. Including options and warrants, our officers and directors will own, directly or indirectly, approximately 41.0% of the outstanding shares of common stock of the combined company. These stockholders, therefore, have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including Mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. The interests of these stockholders may differ from the interests of our other stockholders.

Our certificate of incorporation and bylaws and Nevada law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our certificate of incorporation and bylaws and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are authorized to issue up to 20,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. We currently have no shares of preferred stock issued and outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock and existing holders of preferred stock, and therefore, reduce the value of those securities. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our certificate of incorporation and bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the certificate of incorporation and bylaws and Delaware law, as applicable, among other things:

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provide the board of directors with the ability to alter the bylaws without stockholder approval;

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place limitations on the removal of directors;

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provide that the Board of Directors may change the size of the Board; and

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provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

Risk Factors Relating to the Evolutionary Genomics Stockholders and the EGI Members

Evolutionary Genomics stockholders and EG I members cannot be sure of the market value of the shares of Fona common stock to be issued upon completion of the Mergers.

Evolutionary Genomics stockholders and EG I members will receive a fixed number of shares of Fona common stock in the Mergers rather than a number of shares with a particular fixed market value. The market value of Fona common stock at the time of the Mergers may vary significantly from the price on the date that the merger agreement was executed, the date of this joint proxy statement/prospectus or the dates on which Evolutionary Genomics stockholders and EG I members vote on the merger. Because the respective merger consideration exchange ratios will not be adjusted to reflect any changes in the market prices of Fona common stock, the market value of the Fona common stock issued in the merger may vary. 100% of the merger consideration to be received by Evolutionary Genomics stockholders and EG I members will be Fona common stock.

Following consummation of the Mergers, the market price of Fona’s securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:

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changes in financial estimates by analysts;

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announcements by it or its competitors of significant contracts, productions, acquisitions or capital commitments;

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fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

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general economic conditions;

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changes in market valuations of similar companies;

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terrorist acts;

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changes in its capital structure, such as future issuances of securities or the incurrence of debt;

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future sales of its common stock;

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investor perception of the industry;

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regulatory developments in the United States, foreign countries or both;

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litigation involving the combined company, its subsidiaries or its general industry; and

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additions or departures of key personnel.

In addition, it is anticipated that the Mergers may not be completed until a significant period of time has passed after the annual or special meeting. As a result, the market values of Fona common stock may vary significantly from the date of the special meeting to the date of the completion of the Mergers. You are urged to obtain up-to-date prices for Fona common stock. There is no assurance that the Mergers will be completed, that there will not be a delay in the completion of the Mergers or that all or any of the anticipated benefits of the Mergers will be obtained.

The shares of Fona common stock to be received by Evolutionary Genomics stockholders and EG I members as a result of the Mergers will have different rights from shares of Evolutionary Genomics common and preferred stock and EG membership interests.

Following completion of the Mergers, Evolutionary Genomics stockholders and EG I members will no longer be stockholders of Evolutionary Genomics or members of EG I but will instead be stockholders of Fona. There will be important differences between your current rights as an Evolutionary Genomics stockholder or EG I member and your rights as a Fona stockholder. See “Description of Capital Stock of Fona” beginning on page 95 for a discussion of the different rights associated with these ownership interests.

Evolutionary Genomics and Fona stockholders and EG I members will have a reduced ownership and voting interest after consummation of the Mergers and will exercise less influence over management.

After the completion of the Mergers, the Evolutionary Genomics and Fona stockholders and EG I members will own a smaller percentage of the combined company than they currently own of Evolutionary Genomics, Fona and EG I, respectively. Upon completion of the Mergers, it is anticipated that Fona stockholders (including Fona’s founders), Evolutionary Genomics stockholders and EG I members will hold approximately 0.5%, 86.3% and 13.2%, respectively, of the shares of common stock of the combined company issued and outstanding immediately after the consummation of the Mergers. Consequently, Evolutionary Genomics and Fona stockholders and EG I members, each as a group, will each have reduced ownership and voting power in the combined company compared to their ownership and voting power in Fona, Evolutionary Genomics and EG I, respectively.

In addition, if the Mergers are not completed, Fona and/or Evolutionary Genomics and/or EG I may experience negative reactions from the financial markets. Fona, Evolutionary Genomics and EG I also could be subject to litigation related to a failure to complete the Mergers or to enforce their respective obligations under the merger agreement. If the Mergers are not consummated, Fona, Evolutionary Genomics and EG I cannot assure their respective stockholders that the risks described will not materially affect the business, financial results and stock prices of Fona, Evolutionary Genomics and EG I.

There may be tax consequences of the Mergers that may adversely affect the stockholders of Evolutionary Genomics or the members of EGI.

Each of Fona, Evolutionary Genomics and EG I intend that the Mergers will be tax free to the stockholders of Evolutionary Genomics and the members of EG I pursuant to Section 351 of the Code. However, no ruling from the IRS or opinion of counsel has been obtained confirming that the Mergers will qualify as a transaction described in Section 351 of the Code. Accordingly, no assurance can be given that the Mergers will qualify as a tax-free transaction. To the extent the Mergers do not so qualify, it could result in the imposition of substantial taxes on the stockholders of Evolutionary Genomics and the members of EG I.

The shares of Fona common stock to be received by Evolutionary Genomics stockholders and EG I members as a result of the Mergers will have different rights from shares of Evolutionary Genomics common and preferred stock and EG membership interests.

Following completion of the Mergers, Evolutionary Genomics stockholders and EG I members will no longer be stockholders of Evolutionary Genomics or members of EG I but will instead be stockholders of Fona. There will be important differences between your current rights as an Evolutionary Genomics stockholder or EG I member and your rights as a Fona stockholder. See “Description of Capital Stock of Fona” beginning on page 95 for a discussion of the different rights associated with these ownership interests.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus includes “forward-looking statements” that are subject to risks, uncertainties and other factors, including the risk that the merger will not be consummated, as the merger is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the merger; the ability to obtain approvals from the stockholders of Fona and Evolutionary Genomics and to complete the merger considering the various closing conditions; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, if and when the merger is consummated, there will be risks and uncertainties related to successfully integrating the products and employees of the Fona and Evolutionary Genomics, as well as the ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of Fona and Evolutionary Genomics described herein and in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to in the forward-looking statements. You are cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Fona and Evolutionary Genomics and are qualified in their entirety by this cautionary statement. Fona and Evolutionary Genomics anticipate that subsequent events and developments will cause their views to change. The information contained in this joint proxy statement/prospectus speaks as of the date hereof and Fona and Evolutionary Genomics have or undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement between Fona and Evolutionary Genomics. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein.

On June 6, 2014, Evolutionary Genomics, EG I, Fona, Fona Merger Sub, Inc., and Fona Merger Sub, LLC entered into a merger agreement as amended by the Amended and Restated Agreement and Plan of Merger dated March 2, 2015, pursuant to which, subject to certain conditions, Fona Merger Sub, Inc. will merge with Evolutionary Genomics and Fona Merger Sub, LLC will merge with EG I, with each Evolutionary Genomics and EG I surviving as wholly-owned subsidiaries of Fona. Pursuant to the terms of the merger agreement, at the effective time of the Mergers, the Company shall cause to be paid or issued to stockholders of record of Evolutionary Genomics as of the effective time of the Mergers, 308,821,675 newly issued shares of Fona’s common stock and 47,323,188 shares of newly issued Fona common stock to the members of EG I. The closing of the Mergers shall occur on or before December 31, 2015, unless earlier terminated. Evolutionary Genomics and EG I may at any time mutually agree to change the method of effecting the Mergers, including entering into an appropriate amendment to the merger agreement.

The merger agreement contains customary representations and warranties of Evolutionary Genomics, EG I, Fona, and Fona’s subsidiaries. The merger agreement also contains customary covenants and agreements, including, without limitation, covenants relating to the conduct of Fona’s business between the date of signing of the merger agreement and closing date. Notwithstanding the limitations in the merger agreement, each of Evolutionary Genomics, EG I and Fona retain the right to engage in discussions or negotiations regarding alternative acquisition proposals to the extent necessary to fulfill the fiduciary duties of their respective boards of directors to their stockholders, subject to certain requirements. The Mergers are intended to be a transaction or transactions described in Section 351 of the Internal Revenue Code (the “Code”). The parties hereto agree to report the Mergers as a transaction or transactions described in Section 351 of the Code.

The completion of the Mergers are subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by the EG stockholders and EG I members of the merger agreement, (ii) the issuance of the Merger consideration in connection with the consummation of the Mergers, (iii) the effectiveness of a joint proxy statement/prospectus included in Fona’s registration statement on Form S-4, (iv) holders of either securities in Evolutionary Genomics and EG I shall not be entitled to dissenters’ or appraisal rights, (v) absence of certain orders or regulations prohibiting the consummation of the Mergers, (vi) the effectiveness of a one-for-60.8826484 reverse split of the Common Stock, and (vii) the approval or consent of any governmental authorities and third parties with respect to the transactions contemplated by the merger agreement.

Fona Board of Directors’ Recommendation

The board of directors of Fona has unanimously determined that the merger and merger agreement with Evolutionary Genomics are advisable, fair to, and in the best interests of the Fona stockholders. In approving and authorizing the merger and the merger agreement, the board of directors considered a number of factors, including, among others, the factors discussed in the following paragraphs. Although the subsequent discussion sets forth the material factors considered by the Fona board of directors in reaching its conclusion, it may not include all the factors considered by the Fona board of directors. In considering the merger, Fona’s board of directors gave considerable weight to the following favorable factors:

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the business opportunities available to Evolutionary Genomics in its current and prospective industries; and

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the expertise, track record and experience of Evolutionary Genomics management and board.

Fona’s board of directors believes the above factors strongly supported its determination and recommendation to approve the merger. Fona’s board of directors did, however, consider the following potentially negative factors, among others, including the risk factors set forth elsewhere in this proxy statement, in its deliberations concerning the merger:

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Conditions to closing: The merger agreement is subject to several conditions and because there can be no certainty that these conditions may be satisfied or waived, the merger may not be successfully completed.

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Limitations on other opportunities: The merger agreement substantially limits any outside opportunities Fona might otherwise have with other potential combination parties.

In light of the number and wide variety of factors considered in connection with its evaluation of the merger, the Fona board of directors did not consider it practicable to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Fona board of directors viewed its position and determinations as being based on all of the information available and the factors presented to it and considered by it. In addition, individual directors may have given different weight to different factors. In reaching its decision, the Fona board of directors consulted with its senior management. These consultations included discussions regarding strategic and operational matters, the historical and future price for Fona common stock, past and current business operations and financial condition and performance.

Evolutionary Genomics Board of Directors’ Recommendation

In reaching its decision to approve the merger agreement and recommend the merger to its stockholders, Evolutionary Genomics’ board of directors considered a number of factors in connection with its evaluation of the Mergers.

In considering the merger, Evolutionary Genomics’ board of directors gave considerable weight to the following favorable factors:

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Fona is a public company. The merger should provide enhanced exposure to capital markets and greater stockholder liquidity.

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Increased market capitalization and a broader stockholder base resulting from the merger should improve trading liquidity for Evolutionary Genomics stockholders.

Evolutionary Genomics’ board of directors believes the above factors strongly supported its determination and recommendation to approve the merger. Evolutionary Genomics’ board of directors did, however, consider the following potentially negative factors, among others, including the risk factors set forth elsewhere in this proxy statement, in its deliberations concerning the merger:

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Conditions to closing: The merger agreement is subject to several conditions and because there can be no certainty that these conditions may be satisfied or waived, the merger may not be successfully completed.

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Limitations on other opportunities: The merger agreement substantially limits any outside opportunities Evolutionary Genomics might otherwise have with other potential combination parties.

This discussion of the information and factors considered by the board of directors of Evolutionary Genomics includes the principal positive and negative factors considered but is not intended to be exhaustive and may not include all of the factors considered. The board of directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and merger proposals are advisable and in the best interests of Evolutionary Genomics’ stockholders. Rather, the board of directors viewed its position and recommendations as being based on the totality of the information presented to them and the factors they considered. It should be noted that this explanation of the reasoning of the board of directors of Evolutionary Genomics and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

EG I, LLC Board of Managers’ Recommendation

In reaching its decision to approve the merger agreement and recommend the merger to its members, EG I, LLC board of managers considered a number of factors in connection with its evaluation of the Mergers.

In considering the merger, EG I, LLC’s board of managers gave considerable weight to the following favorable factors:

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Fona is a public company. The merger should provide enhanced exposure to capital markets and greater liquidity.

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Increased market capitalization and a broader stockholder base resulting from the merger should improve liquidity for EG I, LLC members.

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Combining with Fona and EG will broaden and diversify members ownership interests to crops beyond soybeans.

EG I, LLC’s board of managers believes the above factors strongly supported its determination and recommendation to approve the merger. EG I, LLC’s board of managers did, however, consider the following potentially negative factors, among others, including the risk factors set forth elsewhere in this proxy statement, in its deliberations concerning the merger:

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Conditions to closing: The merger agreement is subject to several conditions and because there can be no certainty that these conditions may be satisfied or waived, the merger may not be successfully completed.

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Limitations on other opportunities: The merger agreement substantially limits any outside opportunities EG I, LLC otherwise have with other potential combination parties.

This discussion of the information and factors considered by the board of managers of EG I, LLC includes the principal positive and negative factors considered but is not intended to be exhaustive and may not include all of the factors considered. The board of managers did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and merger proposals are advisable and in the best interests of EG I, LLC’s members. Rather, the board of managers viewed its position and recommendations as being based on the totality of the information presented to them and the factors they considered. It should be noted that this explanation of the reasoning of the board of managers of EG I, LLC and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

Interests of Fona Directors and Executive Officers in the Merger

When you consider the recommendation of Fona’s board of directors in favor of approval of the merger, you should keep in mind that Fona’s directors and officers have interests in the merger that are different from, or in addition to, your interests as a stockholder. EG and EG I are parties to the proposed merger and EG currently owns 75.16% of the outstanding stock of Fona.

Steve Warnecke is Evolutionary Genomics’ Chief Executive Officer and Chairman of the Board and owns, directly or indirectly as of the date of this proxy statement/prospectus, 782,539 shares, or 64.2% of the Series B-2 Preferred Stock outstanding and 1,104,596 shares or 28.7% of the Common Stock outstanding. Mr. Warnecke is also 100% owner of Sixty-Five Roses Ranch, Inc. which acts as the Managing Member of EG I, and receives a $5,000 per month guaranteed payment from EG I. As of the date of this proxy statement/prospectus, Mr. Warnecke’s ownership, either directly or indirectly of EG I consisted of 445,852 of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778 of the 727,619 class B interests. Mr. Warnecke is also Chair of the Board of Children’s Partners Foundation which owns 49,920 of the class

A interests of EG I.  After the merger, Mr. Warnecke will own 2,037,869 shares or 34.6% of the outstanding stock of the combined company.

Walter Messier is Evolutionary Genomics’ Chief Technology Officer, Secretary and Treasurer and owns, as of the date of this proxy statement/prospectus, 15,000 shares, or 1.2% of the Series B-2 Preferred Stock outstanding and 161,970 shares or 4.2% of the Common Stock outstanding.  As of the date of this proxy statement/prospectus, Dr. Messier’s ownership of EG I consisted of none of the 3,056,000 class A interests and 169,778 of the 727,619 class B interests.  After the merger, Dr. Messier will own 2.7% of the combined company.

Mark Boggess is a Director of Evolutionary Genomics and owns, as of the date of this proxy statement/prospectus, 26,000 shares or 0.7% of the Common Stock outstanding and has no ownership interest in EG I, LLC.  After the merger, Dr. Boggess will own 0.4% of the combined company.

Virginia Orndorff is a Director of Evolutionary Genomics and owns, as of the date of this proxy statement/prospectus, 20,000 shares, or 1.6% of the Series B-2 Preferred Stock outstanding and 99,204 shares or 2.6% of the Common Stock outstanding and has no ownership interest in EG I, LLC.  After the merger, Ms. Orndorff will own 2.0% of the combined company.

None of the officers or directors are due any payments upon consummation of the merger or change of control.

The members of the board of directors of Evolutionary Genomics and Fona board of directors and the board of managers of EG I were aware of and considered the interests summarized above, among other matters, in evaluating and negotiating the merger agreement and the transactions contemplated thereby and in recommending to stockholders that the merger agreement be approved and adopted.

Regulatory Approvals Required for the Mergers

The merger does not meet the thresholds for furnishing premerger notification and other information to the Antitrust Division of the U.S. Department of Justice and the FTC under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the parties are not aware of any other regulatory filings or approvals that are required in connection with the merger.

Restrictions on Sales of Shares of Fona Securities Received in the Mergers

Shares of Fona common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act except for shares of Fona common stock issued to any Evolutionary Genomics stockholder and EG I who may be deemed to be an “affiliate” of Fona for purposes of Rule 145 under the Securities Act after the completion of the merger. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, Fona and may include the executive officers, directors and significant stockholders of Fona, such as those Evolutionary Genomics designated directors who will join the Fona board of directors upon the completion of the merger. This joint proxy statement/prospectus does not cover re-sales of Fona common stock received by any such person upon the completion of the merger, and no such person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

Anticipated Accounting Treatment

The merger of Evolutionary Genomics and Fona, a nonoperating public shell corporation, will result in the owners and management of Evolutionary Genomics obtaining actual and effective voting and operating control of the combined company. The merger will be treated as a public shell reverse acquisition and therefore treated as a capital transaction in substance, rather than a business combination. The historical financial statements of Fona before the Merger will be replaced with the historical financial statements of Evolutionary Genomics before the Merger.

INFORMATION ABOUT FONA

Fona, Inc. was incorporated under the laws of the state of Minnesota in November 1990 under the name Fonahome Corporation. On March 24, 2009, Fonahome Corporation reincorporated in the state of Nevada and merged with its wholly-owned subsidiary, Fona, Inc., adopting the surviving company’s name, “Fona, Inc.” Fona was originally formed to develop and market an interactive information and advertising service.

Since December 1999, Fona has had no significant business operations other than licensing its internet-based Rent411 services to Desfaire, Inc. a company controlled by Nick T. Boosalis, a former officer and director of the Company. During the nine-year period ended December 31, 2007, Fona’s aggregate revenues were approximately $409,000 consisting of license fees paid by Desfaire, Inc. and its aggregate operating losses were approximately $200,000. Approximately $454,000 of Fona’s expenses during the nine-year period related to fees paid to third parties to provide the Rent411 services.

Fona has opted to become a "blank check" company and to further engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On March 3, 2009, Fona held a shareholder meeting approving the Stock Purchase Agreement and a merger agreement effectively changing the name of the Company to Fona Inc., a Nevada corporation (“Re-incorporation Merger”) and simultaneously adopting the capital structure of Fona Inc., which includes total authorized capital stock of 800,000,000 shares, of which 780,000,000 are common stock and 20,000,000 are blank check preferred stock. The preferred stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Corporation’s Board providing for the issuance of such preferred stock or series thereof.

On March 3, 2009, the shareholders also approved and ratified a January 22, 2008 Assignment Agreement under which Fona assigned the software and other rights relating to its Rent411 services, including the license with Desfaire, Inc. and substantially all of its worldwide copyrights, trademarks and other assets, consisting of fully depreciated office equipment and furniture with nominal market value, to The Boosalis Group, Inc., a company owned by Nick T. Boosalis, in consideration for which The Boosalis Group, Inc. assumed outstanding indebtedness of Fona totaling $34,714 and the issuance of a total of 1,980,834 shares of Fona’s common stock, including: 498,237 shares approved in December 2007 and 39,957 in December 2008 to Nick T. Boosalis for forgiveness of loans to Fona totaling $80,729; 322,047 shares approved in December 2007 to Richard Dillion, a former officer and director of Fona, for forgiveness of loans to Fona totaling $48,307; and 1,100,000 shares approved in December 2007 to Desfaire, Inc. for a cash payment of $11,000 and the payment on behalf of Fona of software development costs of more than $125,000.

On March 24, 2009, the Articles of Merger of Fonahome Corporation, a Minnesota Corporation, into Fona, Inc., a Nevada Corporation, were filed with the Nevada Secretary of State.

On April 1, 2009, the Board of Directors approved the issuance of 3,954,950 shares of our common stock (representing 50.1% of our outstanding shares of common stock following the issuance of such stock), including 1,977,475 shares issued to each of Sanford Schwartz and Michael Friess, each subsequently elected an officer and director of Fona, in consideration for the payment by each of $10,000, $5,000 paid in cash and $5,000 paid by the issuance to Fona of a promissory note. The notes were paid in May, 2009. On April 1, 2009, following the stock issuances to Mr. Schwartz and Mr. Friess, there were 7,894,111 outstanding shares of our common stock.

On April 22, 2009, the Board of Directors accepted the resignation of Nick T Boosalis and appointed Michael Friess as President, CEO, and Chairman of the Board, Sanford Schwartz as Vice President and a director, and Chloe DiVita as Secretary, Treasurer, CFO and a director of Fona.

On June 6, 2014, Evolutionary Genomics entered into a Securities Purchase Agreement (the “First SPA”) whereby Michael Friess, the former Chairman of the Board, President and Chief Executive of Fona and Sanford Schwartz, member of Fona’s Board of Directors, agreed to sell, and Evolutionary Genomics, agreed to purchase, 366,000 shares of Common Stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $145,000.  The First SPA further gave Evolutionary Genomics an option to purchase an additional 1,611,475 shares of Common Stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $10,000 (the “Friess-Schwartz Option”).

In conjunction with the First SPA, Evolutionary Genomics entered into a Securities Purchase Option Agreement with Nick Boosalis, a shareholder of Fona, Desfaire, Inc., a Minnesota corporation and affiliate of Nick Boosalis, and The Boosalis Group, Inc., a Minnesota corporation and also an affiliate of Nick Boosalis, for the purchase of an option to acquire an aggregate of 2,252,233 shares of Common Stock (the “Boosalis Option”).

On October 1, 2014, Evolutionary Genomics entered into a Securities Purchase Agreement (the “Second SPA”) with Michael Friess, Sanford Schwartz, Nick Boosalis, Desfaire, Inc. and The Boosalis Group, Inc., pursuant to which, in consideration of $110,000, Evolutionary Genomics purchased, in the aggregate, 5,201,423 shares of Fona’s Common Stock.  As a result of the Second SPA, there was a change in control of the Company.  Evolutionary Genomics currently owns 5,933,423 shares of Fona’s Common Stock, or 75.16%.

Other than the consummation of the Amended and Restated Agreement and Plan of Merger dated March 2, 2015, there are no plans or proposals which relate to, or could result in, a further change in control at this time.  The Company and the Board may, at any time and from time to time, review or reconsider their position, change their purpose or formulate plans or proposals with respect to a change in control.

Following the closing of the Second SPA, (i) Virginia Orndorff and Mark Boggess were appointed as directors of Fona, (ii) Messrs. Friess and Schwartz’s voluntarily resigned as officers and directors of Fona, (iii) Steve B. Warnecke, Fona’s Chief Financial Officer, was appointed Fona’s President, Chief Executive Officer and Chairman of the Board and (iv) Walter Messier was appointed as Fona’s Secretary and Treasurer.  Further, on October 1, 2014 as a part of the Second SPA the Friess-Schwartz Option and the Boosalis Option were cancelled.

Since December 2007, Fona has had insignificant operations. As such, Fona may presently be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Fona has opted to register its common stock pursuant to section 12(g) of the Securities Exchange Act of 1934 in an effort to maximize shareholder value. The best use and primary attraction of Fona as a merger partner or acquisition vehicle will be its status as a reporting public company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.

Fona maintains headquarters at the office of its President at 1026 Anaconda Drive, Castle Rock, CO 80108. It does not maintain an active website. The public may read and copy any materials Fona files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

General Business Plan if the Mergers are not Consumated

If the Mergers are not consummated, Fona’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who seek or which desire to seek the perceived advantages of an Exchange Act registered corporation. Fona will not restrict its search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is intentionally general and is not meant to be restrictive of Fona’s virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because Fona has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to shareholders of Fona because it will not permit Fona to offset potential losses from one venture against gains from another.

Fona may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Fona may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

Fona anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders and other factors.

Fona has, and will continue to have, little or no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes that Fona will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's and 10-Q's, agreements and related reports and documents. The Exchange Act, specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act. The officers and directors of Fona have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of Fona. Management intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to its attention through present associations of Fona’s officers and directors. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Fona; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors. Fona will not acquire or merge with any company for which audited financial statements cannot be obtained prior to the closing of the proposed transaction.

The officers of Fona have limited experience in managing companies similar to Fona and shall rely upon their own efforts, in accomplishing the business purposes of Fona. Fona may from time to time utilize outside consultants or advisors to effectuate its business purposes described herein. No policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of Fona, it is likely that any such fee Fona agrees to pay would be paid in stock and not in cash.

Fona will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which Fona may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Fona may offer. However, Fona does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as Fona has successfully consummated such a merger or acquisition.

Competition

Until the Mergers are consummated, Fona will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of Fona’s extremely limited financial resources and limited management availability, Fona will continue to be at a significant competitive disadvantage compared to Fona’s competitors.

Properties

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently maintains a mailing address at 1026 Anaconda Drive, Castle Rock, CO 80108, which is the address of the office of its President. The Company pays no rent for the use of this mailing address. The Company does not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations described herein.

Legal Proceedings

The Company is not a part to any pending legal proceedings, and no such proceedings are known to be contemplated.

FONA SELECTED FINANCIAL DATA

	Three months ended March 31,		Year Ended December 31,
	2015	2014	2014	2013
	(Unaudited)	(Unaudited)
Operating expenses	$7,531	$1,120	$24,503	$14,555
Net (loss)	$(7,531)	$(2,410)	$(27,139)	$(19,260)

	As of March 31,		As of December 31,
	2015	2014	2014	2013
	(Unaudited)	(Unaudited)
Assets	$10,000	$771	$-	$991
Liabilities	$31,203	$79,062	$13,672	$78,162
Stockholders’ equity (deficit)	$(21,203)	$(78,291)	$(13,672)	$(77,171)

Management Discussion and Analysis of Financial Conditions and Results of Operations.

Overview

Fona generated no revenues during the three months ended March 31, 2015 and 2014, and management does not anticipate any revenues until following the conclusion of a merger or acquisition, if any, as contemplated by Fona’s business plan. Fona has limited capital. Fona anticipates operational costs will be limited until the conclusion of a merger or acquisition, if any. At March 31, 2015, Fona had no material commitments for capital expenditures.

General

Fona’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. Fona will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

Fona does not currently engage in any business activities that provide cash flow. Fona may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a Mergers may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Other than the proposed merger with Evolutionary Genomics and EG I, LLC, none of our officers or our directors has had any direct and/or preliminary contact or discussions with any representative of any other entity regarding mergers with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a Mergers with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Fona anticipates that the selection of a merger will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available mergers may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Liquidity and Capital Resources

As a "blank check" company, Fona has no operating history and no material assets. At March 31, 2015 the Company had an accumulated deficit of $1,341,420 and a working capital deficit $21,203. The report of Fona’s registered public accountants for the financial statements for the year ended December 31, 2014 included a going concern qualification.

Changes in and Disagreements with Accountant on Accounting and Financial Disclosure

There are no disagreements with the accountants on accounting and financial disclosures.

Controls and Procedures

Evaluation of disclosure controls and procedures

Under the supervision and with the participation of Fona’s management, including the principal executive officer and principal financial officer, as of the end of the period covered by this report, the Company conducted an evaluation of the effectiveness of the design and operation of Fona’s disclosure controls and procedures, as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act. Fona’s disclosure controls and procedures are designed to provide reasonable assurance that the information required to be included in Fona’s reports to the Commission is recorded, processed, summarized and reported within the time periods specified in Commission rules and forms and to provide reasonable assurance that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. Based on this evaluation, Fona’s principal executive officer and principal financial officer concluded that, as of the period covered by this report, Fona’s disclosure controls and procedures are not effective at these reasonable assurance levels for the reasons stated below.

Fona’s internal control system is designed to provide reasonable cost-effective assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. There is no assurance that our disclosure controls or our internal controls over financial reporting can prevent all errors. An internal control system, no matter how well designed and operated, has inherent limitations, including the possibility of human error. Because of the inherent limitations in a cost-effective control system, misstatements due to error may occur and not be detected. We monitor our disclosure controls and internal controls and make modifications as we believe appropriate given our financial resources and limited level of activities. Our intent in this regard is that our disclosure controls and our internal controls will improve as systems change and conditions warrant.

Management’s Annual Report on Internal Control over Financial Reporting.

Fona’s management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Fona’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies such as Fona face additional limitations. Smaller reporting companies employ fewer individuals and find it difficult to properly segregate duties. Often, one or two individuals control every aspect of Fona’s operation and are in a position to override any system of internal control. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

Fona management, with the participation of the President, evaluated the effectiveness of Fona’s internal control over financial reporting as of March 31, 2015. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — 1992 Integrated Framework. Based on this evaluation, our management, with the participation of the President, concluded that, as of December 31, 2014, our internal control over financial reporting was not effective due to the material weaknesses in the system of internal control described below.

Specifically, management identified the following control deficiencies: (1) Fona has not properly segregated duties as one or two individuals initiate, authorize, and complete all transactions. Fona has not implemented measures that would prevent the individuals from overriding the internal control system. Fona does not believe that this control deficiency has resulted in deficient financial reporting because the Chief Financial Officer is aware of his responsibilities under the SEC’s reporting requirements and personally certifies the financial reports. (2) Fona has installed accounting software that does not prevent erroneous or unauthorized changes to previous reporting periods and does not provide an adequate audit trail of entries made in the accounting software.

Accordingly, while Fona has identified certain material weaknesses in its system of internal control over financial reporting, it believes that it has taken reasonable cost-effective steps to ascertain that the financial information contained in this report is in accordance with generally accepted accounting principles. Management has determined that current resources would be appropriately applied elsewhere and when resources permit, they will alleviate material weaknesses through various steps.

Changes in internal controls

Our Certifying Officers have indicated that there were no changes in our internal controls over financial reporting or other factors that could significantly affect such controls subsequent to the date of his evaluation, and there were no such control actions with regard to significant deficiencies and material weaknesses.

Directors, Executive Officers and Corporate Governance

Officers and Directors

The following table sets forth certain information concerning each of Fona’s directors and executive officers:

Name	Age	Position
Steve B. Warnecke	58	Chairman of the Board, President, CEO, CFO
Walter Messier	60	Treasurer, Secretary
Virginia Orndorff	64	Director
Mark Boggess	54	Director

There are no agreements or understandings for any officer or director to resign at the request of another person and none of the above named officers and directors are acting on behalf of or will act at the direction of any other person.

There is no family relationship between any director or executive officer of the Company.

The Board of Directors presently has no committees.

Set forth below are the names of all directors and executive officers of the Company, all positions and offices with Fona held by each such person, the period during which he has served as such, and the business experience of such persons during at least the last five years:

Steve B. Warnecke was appointed Chief Financial Officer, Treasurer, Secretary and member of the board of directors of Fona on June 6, 2014, and became its principal executive officer as President, Chief Executive Officer and Chairman of the Board on October 1, 2014. Mr. Warnecke has served as a member of the board of directors of Evolutionary Genomics since September 2010 and was appointed as Chief Executive Officer in November 2010. Mr. Warnecke has served part-time roles as Chairman of the Board of Directors and Chief Financial Officer for VetDC, Inc. since November 2012 and Senior Vice President of Children’s Hospital Colorado Foundation and Chairman of Children’s Partners Foundation (supporting Children’s Hospitals and cystic fibrosis research) since November 2011. He has also been a member of the Board of Directors of CereScan since October 2014 and Bone Biologics, Inc. since November 2014 Previously, Mr. Warnecke served as Lead Independent Director and Audit Committee Chair for Evolving Systems, Inc. (NASDAQ: EVOL, an international telecom software company) from 2003 to January 2011, as Chief Financial Officer of Targeted Medical Pharma, Inc. from January 2011 to May 2011, as Chief Financial Officer and member of the Board of Directors for Bacterin International, Inc. (NASDAQ: BONE), a biologics and medical device company from 2008 to 2010, Chief Financial Officer for The Children’s Hospital Foundation from 2003 to 2008, member of the Board of Directors of Emmaus Life Sciences, Inc. in 2011, member of the Board of Directors of Boppy Company from 2005 to 2008, Senior Vice-President of Strategic Planning for First Data/Western Union (NYSE: FDC) from 2001 to 2002 and Chief Financial Officer for Frontier Airlines (former NASDAQ company acquired by Republic Airways) from 1999 to 2001. Mr. Warnecke graduated from the University of Iowa with a BBA in Accounting, Finance and Management and passed the Certified Public Accountant exam in 1979.

Virginia Orndorff was appointed as a director of the Company on October 1, 2014. She has served as a member of the Evolutionary Genomics board of directors since 2000. From February 2015 to the present, Ms. Orndorff has served as Executive Director, Chief Executive Officer and Director of the Colorado Institute for Drug, Device and Diagnostic Development. Since February 2012 Ms. Orndorff has served as Chief Executive Officer of SixOne Solutions, LLC, an early-stage oncology company. She has served on Colorado’s State Board of Pharmacy since March 2012. She served as Chief Executive Officer and President of Evolutionary Genomics from 2000 to November 2010. From 1997 to 2000, Ms. Orndorff served as Vice President then President and Chief Executive Officer of GenoPlex, Inc. of Denver and served as Director of Technology/Business Development of NeXstar Pharmaceuticals, Inc. of Boulder, Colorado, from 1993 to 1997. From 1989 to 1993 she served as the Director of Biotechnology Programs for the Colorado Advanced Technology Institute in Denver. Ms. Orndorff was employed by the Georgia Institute of Technology as Manager of a biotechnology start-up incubator (the Health Science Technology Center) from 1987 to 1989; prior to that for eight years by Genex Corporation of Gaithersburg, Maryland, first as a Laboratory Supervisor then as Manager of Technology Assessment. From 1975 to 1979, Ms. Orndorff had served as a Microbiologist at Stanford Research Institute. She received a BA in Biology from the University of California at Santa Cruz, an MA in Microbiology from California State University at San Jose, and an MBA from Loyola College (where she graduated second in her class).

Mark Boggess, Ph.D. was appointed as a director of the Company on October 1, 2014. He has served as a director of Evolutionary Genomics since 2009. Dr. Boggess has a diverse background in the animal sciences and animal industries. Born and raised on a typical Iowa farm, he served as a swine and beef cattle extension specialist with the University of Idaho in Twin Falls from 1990 to 1994 he was responsible for all swine extension and educational programming and served as the animal breeding resource specialist for the University beef extension team. From 1994 to 2004, Dr. Boggess served as President of Salmon Creek Farms, LLC where was responsible for development of the Salmon Creek Farms Natural Pork program and branded product line, at Independent Meat Company in Twin Falls, ID. From 2004 to 2009, Dr. Boggess assumed the position of Director of Animal Science for the National Pork Board where he was responsible for program direction and industry funding coordination for research in pork quality; nutritional efficiency; sow lifetime productivity; genomics-genetics; alternatives to antimicrobials; production-management systems and bio-technology. Dr. Boggess also served as the National Pork Board liaison for animal science to producers, academia, media, regulators and the National Pork Producers Council and directed numerous pork industry based advisory groups. From 2009 to 2014, Dr. Boggess served as the National Program Leader for Food Animal Production and the National Program Leader for Pasture, Forage and Rangeland Systems for the USDA Agriculture Research Service in Beltsville, Maryland. In this role, Dr. Boggess directed ARS research for diverse programs in genetics and genomics, nutrition, reproductive physiology, animal welfare and meat quality. Dr. Boggess also directed research to improve pasture and rangeland management practices and land-use strategies, improve and restore the ecology of western rangelands and improve the capacity and efficiency of forage based food animal production systems. Currently, Dr. Boggess serves as the Director of the U.S. Dairy Forage Research Center in Madison, WI. The USDFRC is unique in the world in that research programs are fully integrated and include research and expertise in soil science/ecology, forage breeding and management, forage handling and environmental engineering, animal nutrition, animal genetics/genomics, nutrient cycling/waste management, and dairy systems sustainability and management. In this role Dr. Boggess manages and directs the research programs for 21 scientists and approximately 75 support staff. The USDFRC includes two research farms in rural Wisconsin as well as offices and laboratories on the campus of the University of Wisconsin. Dr. Boggess attended Iowa State University receiving a BS degree in Animal Science in 1983. After receiving an MS degree from Cornell University with a major in Animal Breeding in 1985, Dr. Boggess returned to Iowa State University, receiving his PhD in 1990, also in Animal Breeding.

Walter Messier, Ph.D. was appointed Secretary and Treasurer of the Company on October 1, 2014. He is a Founder of Evolutionary Genomics and has served as its Chief Technology Officer since 2000 and has served as its Secretary since 2007. Dr. Messier has published in such prestigious scientific journals as Nature, Nature Medicine, Current Biology, and Science. Dr. Messier is recognized as an authority on the use and interpretation of Ka/Ks algorithms. Dr. Messier’s research on the detection of molecular-level positive selection in the primates is well known. In addition to the research programs Dr. Messier developed and spearheads at Evolutionary Genomics, he is currently collaborating with colleagues in several areas, including identification and validation of novel targets for breast cancer therapeutics, identification and validation of novel targets for HIV/AIDS therapeutics, the role of molecular Darwinian selection in human speciation, and creation of more powerful algorithms for the detection of molecular Darwinian selection. Dr. Messier received his Masters of Science from the State University of New York at New Paltz, and his Ph.D. from the University of Albany (State University of New York).

Conflicts of Interest

Fona’s officers and directors have in the past and may in the future be officers and directors of other companies of a similar nature and with a similar purpose as the Company. Consequently, they may have potential inherent conflicts of interest in serving as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to Fona’s affairs. The officers and directors of Fona may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. Fona does not currently have a right of first refusal pertaining to opportunities that come to management's attention even if the opportunities relate to Fona’s proposed business operations.

The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by Fona’s plan of operation which come to their attention in the performance of their duties as officers and directors of Fona will be considered opportunities of, and be made available to the Company. However, they are under no obligation to make any opportunities that come to their attention in the performance of their duties for any other companies or in any other manner available to the Company. Except as set forth above Fona has not adopted any other conflict of interest policy with respect to such transactions.

Executive Compensation

None of Fona’s officers and/or directors receives any compensation for their respective services rendered to the Company, nor have they received such compensation since the renewal of Fona’s charter. They have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until after consummation of a merger or acquisition. As of the date of this registration statement, Fona has minimal funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.

It is possible that, after Fona successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of Fona’s management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, Fona has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in Fona’s decision to undertake any proposed transaction. Each member of management has agreed to disclose to Fona’s Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with Fona and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of Fona’s board of directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by Fona’s Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event Fona consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral. It is anticipated that this compensation would be either in the form of restricted common stock issued by Fona as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because Fona has minimal cash available. The amount of such compensation, if any, cannot be determined as of the date of this registration statement.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Registrant for the benefit of its employees.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Principal Stockholders

The following table sets forth certain information as of March 31, 2015 regarding the beneficial ownership of Fona’s common stock by (i) each stockholder known by Fona to be the beneficial owner of more than 5% of Fona’s common stock, (ii) by each director and executive officer of Fona and (iii) by all executive officers and directors of Fona as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned.

	Number of	Percentage
	Shares Owned	of Shares
Name and Address	or Controlled	Owned

Evolutionary Genomics, Inc. (1)	5,933,423	75.16%
1026 Anaconda Drive
Castle Rock, CO 80108

Steve B. Warnecke	5,933,423(1)	75.16%
1026 Anaconda Drive
Castle Rock, CO 80108

Virginia Orndorff	— (2)
1026 Anaconda Drive
Castle Rock, CO 80108

Mark Boggess	— (3)
1026 Anaconda Drive Castle Rock, CO 80108

Walter Messier	— (4)
1026 Anaconda Drive
Castle Rock, CO 80108

Richard Dillon	576,571	7.30%
703 Oakland Ave
St. Paul, MN 55102

All Officers and Directors as a Group (1)	5,933,423	75.16%

———————

(1)

In addition to his role as Chief Executive Officer and Chairman of the Board of the Company, Mr. Warnecke is the Chief Executive Officer of Evolutionary Genomics and holder of 782,539 shares of the Series B-2 Preferred Stock, representing 64.2% of the issued and outstanding shares of preferred stock of Evolutionary Genomics, and 1,104,596 shares of commons stock, or 28.7% of the issued and outstanding common stock of Evolutionary Genomics. Mr. Warnecke disclaims beneficial ownership of the reported securities owned by Evolutionary Genomics except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission of beneficial ownership of such securities for any purpose.

(2)

Ms. Orndorff is a Director of the Company.

(3)

Dr. Boggess is a Director of the Company.

(4)

Dr. Messier is the Company’s Treasurer and Secretary.

Certain Relationships, Related Transactions and Director Independence

Except as disclosed below, no officer, director, promoter, or affiliate of Fona has or proposes to have any direct or indirect material interest in any asset that we propose to acquire through security holdings, contracts, options, or otherwise.

We may pay any consulting or finder's fee for consulting services to assist management in evaluating a prospective business opportunity in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether or in what amount such a stock issuance might be made.

We maintain a mailing address at the offices of our president, Steve B. Warnecke, located at 1026 Anaconda Drive, Castle Rock, CO 80108 for which we pay no rent. We anticipate that following the consummation of a merger with an acquisition candidate, our office will be moved, but cannot predict future office or facility arrangements with our officers, directors or affiliates.

Steve B. Warnecke is Evolutionary Genomics’ Chief Executive Officer and Chairman of the Board and owns, directly or indirectly as of the date of this proxy statement/prospectus, 782,539 shares, or 64.2% of the Series B-2 Preferred Stock outstanding and 1,104,596 shares or 28.7% of the Common Stock outstanding. Mr. Warnecke is also 100% owner of Sixty-Five Roses Ranch, Inc. which acts as the Managing Member of EG I, and receives a $5,000 per month guaranteed payment from EG I. As of the date of this proxy statement/prospectus, Mr. Warnecke’s ownership, either directly or indirectly of EG I consisted of 445,852 or 14.6% of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778 or 23.3% of the 727,619 class B interests. Mr. Warnecke is also Chair of the Board of Children’s Partners Foundation which owns 49,920 or 1.6% of the 3,056,000 class A interests of EG I.

Walter Messier is Evolutionary Genomics’ Chief Technology Officer and Secretary and owns, as of the date of this proxy statement/prospectus, 15,000 shares, or 1.2% of the Series B-2 Preferred Stock outstanding and 128,637 shares or 3.3% of the Common Stock outstanding. As of the date of this proxy statement/prospectus, Dr. Messier’s ownership of EG I consisted of 169,778 or 23.3% of the 727,619 class B interests.

Virginia Orndorff is a Director of Evolutionary Genomics and owns, as of the date of this proxy statement/prospectus, 20,000 shares, or 1.6% of the Series B-2 Preferred Stock outstanding and 99,204 shares or 2.6% of the Common Stock outstanding.

Mark Boggess is a Director of Evolutionary Genomics and owns, as of the date of this proxy statement/prospectus, 26,000 shares or 0.7% of the Common Stock outstanding.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed during the years ended December 31, 2014 and 2013 for professional services rendered by our principal accountant for the audit of our annual financial statements and quarterly reviews were $10,500 and $7,600, respectively.

Audit Related Fees

Fona incurred no fees for the year ended December 31, 2014 and 2013 for audit related services by our principal accountant that were reasonably related to the performance of the audit or review of our financial statements, and not reported under Audit Fees above.

Tax Fees

For the years ended December 31, 2014 and 2013, there were no fees for professional services rendered by our principal accountant for tax preparation.

All Other Fees

We did not incur any fees for other professional services rendered by our principal accountant during the fiscal year ended December 31, 2014 and 2013.

INFORMATION ABOUT EVOLUTIONARY GENOMICS

Evolutionary Genomics, LLC was formed on May 1, 2000 as a Colorado limited liability company for the purpose of developing and implementing a unique approach to identification of genes that control commercially valuable traits in crop plants and for use in human healthcare. On June 6, 2007, Evolutionary Genomics, LLC entered into an Agreement and Plan of Merger with Evolutionary Genomics, Inc., a Delaware Corporation and Evolutionary Genomics Acquisition, Inc., a Delaware Corporation and wholly-owned subsidiary of Evolutionary Genomics, Inc. resulting in Evolutionary Genomics, Inc. becoming the surviving entity. The merger became effective on July 31, 2007. Virginia Orndorff was Chief Executive Officer of EG through November 17, 2010 when Steve B. Warnecke was appointed by the Board of Directors as Chief Executive Officer. Ms. Orndorff remains as a member of the board of directors of Evolutionary Genomics.

On August 14, 2000, Evolutionary Genomics was issued patent number 6274319, titled “Methods to identify evolutionarily significant changes in polynucleotide and polypeptide sequences in domestic plants and animals”. On June 1, 2004, Evolutionary Genomics was issued patent number 6743580, titled “Methods for producing transgenic plants containing evolutionarily significant polynucleotides”. These patents are for the core Adapted Traits Platform that we use for the discovery of genes in humans, animals and commercial crops. Evolutionary Genomics has applied the Adapted Traits Platform in research projects including identifying genes believed to be responsible for increases in yield in corn, increases in yield in rice, salt tolerance and sugar content in tomatoes, oil content in canola and pest/disease resistance in soybeans, cassava, wheat, cowpeas and beans.

EG Technology – The Adapted Traits Platform (“ATP’)

Genomics research generates vast amounts of sequence data for thousands of genes. Some companies use this sequence data to try to predict the function of each gene and its potential to impact key traits. Others try to match the thousands of random deoxyribonucleic acid (“DNA”) changes between individuals with differences in traits. Evolutionary Genomics’ approach is to first narrow the search to genes that have undergone adaptive evolution (positively selected genes) in an organism that has an adapted trait of potential commercial value. To identify genes with impact on commercially desirable traits, Evolutionary Genomics screens first for positively selected genes. Evolutionary Genomics then focuses functional genomics efforts on demonstrating the effects of these genes on the desired traits.

Evolutionary Genomics uses the Adapted Traits Platform to perform high throughput molecular evolution analysis to identify positively selected genes based on Ka/Ks analysis (as defined below). Ka/Ks analysis was developed to document the role of positive selection on known protein coding genes. Molecular-level adaptive evolution is indicated when comparisons of homologous protein coding sequences from closely related species show that the number of amino acid differences fixed due to selection exceeds what can be expected by neutral evolution. Molecular-level positive selection can be detected in protein-coding genes by pairwise comparisons of the ratios of non-synonymous nucleotide substitutions per non-synonymous site (Ka) to synonymous substitutions per synonymous site (Ks). The algorithm, by comparing substitutions per site, takes into account, in rigorous fashion, the effect of bias and degeneracy in the genetic code, and also compensates for the effects of multiple hits at the same site. Ka/Ks ratios significantly greater than unity strongly suggest that positive selection has fixed greater numbers of amino acid replacements than can be expected as a result of chance alone.

Dr. Walter Messier, a Company founder and our Chief Technology Officer, published a seminal paper in the field: Messier and Stewart (1997) “Episodic adaptive evolution of primate lysozymes” Nature 385:151-154. The work described in this publication demonstrated that a known lysozyme gene that had been recruited for a new function to aid in digestion of leaves as a food source in certain monkeys had the kind of adaptive genetic changes indicating that the lysozyme gene had evolved more rapidly than the neutral substitution rate, indicating Darwinian positive selection. Many groups have used such methods to document Darwinian positive selection in other proteins. It was Dr. Messier’s insight that genes controlling a trait of interest could be identified by using molecular evolution analysis as a screen, comparing genes in a species with a trait to genes of a closely related species lacking the trait. The adapted genes found in such a screen could then be validated to determine their role in the presence or absence of the trait of interest.

Agricultural Industry

In the past century, agriculture has been characterized by enhanced productivity, the use of synthetic fertilizers and pesticides, selective breeding, mechanization, water contamination, and farm subsidies. Proponents of organic farming such as Sir Albert Howard argued in the early 20th century that the overuse of pesticides and synthetic fertilizers damages the long-term fertility of the soil. While this feeling lay dormant for decades, as environmental awareness has increased in the 21st century there has been a movement towards sustainable agriculture by some farmers, consumers, and policymakers.

Advances in genetic research and modification of crop species has led to increased yield, drought tolerance and disease/pest resistance. These advances have also led to an increased concentration within the providers of seed to the industry. The top seed companies control much of the implementation of new seed varieties through patents and licensing agreements. Genetic traits providers, like Evolutionary Genomics, identify and develop genes that impact traits of interest to the industry and market those genes to these seed companies.

Business Model

The discussion below includes references to EG I and the relationships between Evolutionary Genomics and EG I. Upon completion of the Mergers, the various rights and obligations discussed will be owned in the combined company.

Evolutionary Genomics’ primary source of revenue to date has been contract services revenue for research performed by Evolutionary Genomics on behalf of other commercial entities and grant income received from governmental agencies, industry associations and grant making foundations for research performed. Ownership of the intellectual property developed can vary from Evolutionary Genomics retaining all intellectual property rights to retaining none of the developed intellectual property for the crop that is the subject of the project. In addition to the revenue resulting from contract services and grants, Evolutionary Genomics has entered into licensing agreements for the commercial use of intellectual property that we have developed. Licensing revenue can be lump sum payments, milestone payments upon achievement of defined goals and/or percentages of revenue for products sold by licensee. These payments are often many years after completion of gene identification project as licensees engage in significant additional testing including field trials prior to integration into licensee commercial germplasm lines. There can be no guarantee that these licensing agreements will result in any additional revenue for Evolutionary Genomics as further development of licensed intellectual property is mostly controlled by the licensee.

The rice yield gene project that Evolutionary Genomics performed under contract with RiceTec, Inc. is an example of contract research work that resulted in a licensing agreement. On September 2, 2004, EG entered into a Research and License Agreement with RiceTec, Inc., a Delaware corporation having its principal place of business in Alvin, TX for the purpose of researching and identifying adapted genes, including adapted rice genes associated with commercially useful phenotypic characteristics such as enhanced yield. On July 26, 2006, Evolutionary Genomics entered into a Commercial License Agreement in the Field of Rice granting RiceTec, Inc. an exclusive, royalty free license for the use of intellectual property developed under the research agreement in North America, Central America and South America and Evolutionary Genomics received a lump sum payment of $1,000,000. Evolutionary Genomics is also entitled to future royalties for the use of the intellectual property in the rest of the world if RiceTec markets germplasm including genes that Evolutionary Genomics has provided. Evolutionary Genomics also entered into a Commercial License Agreement Outside the Field of Rice on July 26, 2006 with RiceTec granting Evolutionary Genomics an exclusive world-wide, royalty-free license to the intellectual property in any field other than rice. RiceTec, Inc. is performing field trials on the genes identified in the research project and the license agreement has not, to date, resulted in licensing revenue for Evolutionary Genomics beyond the initial $1,000,000 lump sum payment. No future revenues are expected to result from this research and EG does not consider this to be a material contract of the company.

Evolutionary Genomics’ soybean pest resistance project is an example of contract research that Evolutionary Genomics performed for EG I, LLC funded by investors. It is also an illustration of the evolution of a project from concept through marketing to seed companies. EG I, LLC is a Colorado limited liability company formed on September 1, 2010. Evolutionary Genomics invested $75,000 for 120,000 class A interests at inception, $42,000 for 67,200 class A interests as of January 1, 2012, $25,435 for 40,695 class A interests as of December 23, 2013 and $249,279 for 398,847 class A interests on November 1, 2014. In addition, Evolutionary Genomics received 131,429 class B interests at inception, 28,572 class B interests as of December 23, 2013 and 82,540 class A interests as of November 1, 2014. Combining both class A and class B interests, Evolutionary Genomics has 22.9% of the total 3,783,619 interests. The class A interests are entitled to receive 100% return of capital prior to any distribution to class B interests. Given the percentage owned and the fact that the CEO of Evolutionary Genomics controls 100% of the management company of EG I, Evolutionary Genomics has determined that it exerts significant influence on but not control of EG I. Accordingly, Evolutionary Genomics is accounting for the investment using the equity method.   EG I, LLC is funding the research conceptualized and performed by Evolutionary Genomics.  Evolutionary Genomics performs and is reimbursed for all services provided and retains an ownership interest in EG I, LLC, and has no obligation to fund EG I, LLC.  The project has yielded five genes for pest resistance in soybeans with partial validation complete and full validation expected in early 2016.  Evolutionary Genomics has had discussions with seed companies to commercialize the genes and intends to return to those discussions in the fall of 2015 with first generation validation results.

During 2013 and 2014 EG performed research on two projects for the Bill and Melinda Gates Foundation. On November 1, 2012 Evolutionary Genomics entered into a Master Services Agreement and Work Order #1 under that agreement with the Bill and Melinda Gates Foundation for the validation of EG 261 orthologs in beans and cowpeas.  We expect to continue that validation work through 2016.  While the market for beans and cowpeas is considerably smaller than for soybeans, we intend to market any genes that show positive validation results to the seed companies for commercialization .  Through December 31, 2014, Evolutionary Genomics has recognized $645,035 of the $762,000 it is entitled to under that work order and expects to finish the project in 2016. On March 29, 2012, the Bill and Melinda Gates Foundation awarded Evolutionary Genomics a $100,000 grant to fund research into wheat stem rust using the Adapted Traits Platform. This project was complete as of December 31, 2013 and all revenue for that grant has been recognized.  We don’t expect to develop this project any further.

The following prior grants have been completed and we do not expect to do any further work with them:

•

NSF SBIR Phase I: "Bioinformatic Data Mining for AIDS Resistance Genes." $99,960 awarded 5/28/03;

•

NSF SBIR Phase II: "Bioinformatic Data Mining for AIDS Resistance Genes." $499,961 awarded 7/8/05;

•

NSF SBIR Phase I: “Bioenergy from Genomics: Genes that Increase Corn Kernel Starch and Oil Content.” $99,129 awarded 4/30/08;

•

Bill & Melinda Gates Foundation Grand Challenges Explorations Grant: “Evolutionary-based Host Target Therapeutic Approach Sidesteps HIV/AIDS Drug Resistance.” $100,000 awarded 9/17/08;

•

USDA SBIR Phase I: “Bioenergy from Genomics: Genes that Impact Sorghum Grain, Sugar, and Biomass Yield.” $79,998 awarded 3/5/09;

•

NSF SBIR Phase I: “Increasing Productivity of Microalgae for Biodiesel.” $99,628 awarded 7/1/09;

•

NSF SBIR Phase I: “Identification of salt and drought tolerance genes for crop plant improvement.” $148,177 awarded 7/1/10;

•

NSF SBIR Phase IB: “Identification of salt and drought tolerance genes for crop plant improvement.” $29,182 awarded 11/30/10; and

•

Bill and Melinda Gates Foundation Research Collaboration for gene discovery in cassava for pest and disease resistance, $285,000, awarded November 1, 2011.

Evolutionary Genomics’ Business Strategy

On April 29, 2014, the United States Patent and Trademark Office issued patent 8,710,300 titled EXPRESSION OF DIRIGENT GENE EG261 AND ITS ORTHOLOGS AND PARALOGS ENHANCES PATHOGEN RESISTANCE IN PLANTS. Evolutionary Genomics has also filed international patents on EG261 and engaged in discussions with seed companies regarding further validation of the effectiveness of EG261. Based on information received in those discussions, Evolutionary Genomics has engaged in a whole plant validation trial of the soybean pest resistance genes. During 2014, EG also discovered three additional genes that appear to impact pathogen resistance and developed a synthetic gene that it believes will impact pathogen resistance and, in 2015, has filed patent applications related to these genes.  EG intends to include these new genes in the whole plant validation trial.  There can be no assurance that these genes will be proven effective in validation testing or lead to licensing agreements or revenue.

In validation studies completed in 2013, the University of Wisconsin-Madison, validated the effectiveness of EG261 in their lab.  If results from the whole plant validation trial confirm the findings of the University of Wisconsin-Madison for EG261 and the effectiveness of the new genes, EG will enter negotiations for a long term research collaboration and licensing agreement with seed companies. If these negotiations are successful, this type of agreement will likely have an upfront payment, milestone payments during their testing and a licensing royalty stream once the genes are incorporated into commercial seed lines. The testing phase includes field trials which may proceed for several years prior to generating licensing revenue. There are many risks in this process including some that are outside of Evolutionary Genomics’ control and there can be no guarantee that Evolutionary Genomics will ever generate any revenue from these agreements.

Evolutionary Genomics owns the patents on the soybean genes and licenses that intellectual property exclusively to EG I for use in the field of soybeans. Any license revenue generated by the agreements with the seed companies would go to EG I, LLC and Evolutionary Genomics is entitled, along with other EG I investors to distributions for its class A and class B interests in EG I, LLC. Such licensing agreement may also lead to additional contract research revenue for Evolutionary Genomics. If Evolutionary Genomics receives product royalties from this project in the form of distributions from EG I, it is required to pay the United Soybean Board a ten percent royalty stream not to exceed 150% of the grant amount of $262,476.

Evolutionary Genomics retains all rights to use the intellectual property developed in the soybean project outside the field of soybeans, has identified orthologs of EG261 in other commercially valuable crops and intends to pursue research to identify and validate those orthologs. The research to find orthologs is considerably faster and less expensive to pursue than the gene identification process used in the soybean nematode project because the initial gene identification stage is already completed. If these orthologs can be identified in other species, it is Evolutionary Genomics’ intention to engage in validation studies with independent labs to validate their resistance effectiveness, patent the genes and market them to the seed industry. This strategy will require Evolutionary Genomics to incur significant research costs prior to any confirmation of commercial viability and there can be no guarantee that the desired results can be achieved or that commercialization can be reached. Evolutionary Genomics found orthologs of EG261 in beans and cowpeas and should finish the project funded by the Bill and Melinda Gates Foundation for the validation of those genes in 2015.

Evolutionary Genomics has identified a gene in tomatoes that appears to impact the plant’s ability to tolerate salt and a gene that appears to control sweetness. Evolutionary Genomics filed a patent application on the use of these genes and has engaged the University of Florida to perform validation of these genes. Evolutionary Genomics received preliminary results from these tests in March 2014 which confirm that these genes do significantly impact sweetness in tomatoes. The University of Florida is continuing their tests to determine if the results are consistent. There can be no assurance that the results will validate the preliminary results or that it will lead to licensing agreements or revenue for Evolutionary Genomics. If the results are positive, Evolutionary Genomics intends to pursue orthologs in other plant species. This research can be costly to conduct and there is no guarantee that it will result in any commercially valuable intellectual property.

Evolutionary Genomics has recently begun a project to identify genes in cotton that may impact traits of commercial interest.  In particular, we intend to focus on pest resistance and fiber length.  We will use our Adapted Traits Platform to identify positively selected candidate genes and then contract with an independent lab to validate the effectiveness of those genes.  There can be no assurance that we will be successful with this project.

Evolutionary Genomics intends to vigorously pursue grant funding from governmental agencies, industry associations and grant making foundations but these sources of funding are often subject to limitations in available funds, funding priorities in areas other than the our area of focus, political uncertainties, long approval processes and competition with other research proposals. If such funding is not available, Evolutionary Genomics may incur the costs of these projects with the prospect of revenue uncertain and likely many years in the future.

Evolutionary Genomics intends to perform research on cannabis with a focus on the medical segment of the industry and to follow the business model that Evolutionary Genomics has used in other agricultural crops, the identification of genes that impact commercially valuable traits in cannabis. Evolutionary Genomics intends to attempt to patent the use of the genes that are identified and develop and market them to the seed providers and growers in the industry. Evolutionary Genomics does not anticipate that there will be grants available to fund this research and will likely need to fund this research with company funds.

Evolutionary Genomics intends to focus cannabis research on pest resistance as spider mites, fungus and mold are significant problems that growers face both from a production standpoint and also for the safety of workers in their production facilities. Evolutionary Genomics intends to research whether orthologs of soybean pest resistance genes perform the same functions in cannabis and may also engage in a new project to identify additional candidate genes. Evolutionary Genomics intends to patent the use of genes discovered that impact traits of interest to the industry and then hopes to license their use in the development of varieties of interest to growers.

Competition

Evolutionary Genomics’ competition is very broad from the largest seed companies like Monsanto Company, Syngenta AG, Bayer Crop Science, Dupont Pioneer and Dow and others to the smallest grower who is successful in breeding new, improved varieties. These same competitors are also Evolutionary Genomics customers as Evolutionary Genomics seeks to license intellectual property for commercialization into their seed lines. Many of these companies are exponentially larger with many more resources at their disposal and there can be no assurance that EG can continue to compete with them or interest them in licensing our intellectual property. Evolutionary Genomics believes that the cannabis industry offers an opportunity to take a leadership position in genetic development.

Patents

Evolutionary Genomics is the owner of the following issued and pending patent applications and are not licensed from third parties:

Patent or App Serial #	Jurisdiction	Title	Description	Filing Date	Issue Date	Expire Date
6274319	United States	METHODS TO IDENTIFY EVOLUTIONARILY SIGNIFICANT CHANGES IN POLYNUCLEOTIDE AND POLYPEPTIDE SEQUENCES IN DOMESTICATED PLANTS AND ANIMALS	Core Adapted Traits Platform method of gene identification	8/5/1999	8/14/2001	8/5/2019
6743580	United States	METHODS FOR PRODUCING TRANSGENIC PLANTS CONTAINING EVOLUTIONARILY SIGNIFICANT POLYNUCLEOTIDES	Core Adapted Traits Platform method of gene identification	6/6/2001	6/1/2004	6/6/2021
7252966	United States	EG307 POLYNUCLEOTIDES AND USES THEREOF	Corn and rice yield genes	2/19/2002	8/7/2007	2/19/2022
7439018	United States	EG1117 POLYNUCLEOTIDES AND USES THEREOF	Corn and rice yield genes	1/16/2003	10/21/2008	1/16/2023
7247425	United States	METHODS TO IDENTIFY POLYNUCLEOTIDE AND POLYPEPTIDE SEQUENCES WHICH MAY BE ASSOCIATED WITH PHYSIOLOGICAL AND MEDICAL CONDITIONS	Extension of the core Adpated Traits Platform for use in human applications	6/30/2004	7/24/2007	6/30/2024
13901071	United States	DIRIGENT GENE EG261 AND ITS ORTHOLOGS AND PARALOGS AND THEIR USES FOR PATHOGEN RESISTANCE IN PLANTS	EG261 - plant pathogen resistance gene - broader claims than issued US patent 8710300	5/23/2013		5/23/2033
20130101827	Argentina	DIRIGENT GENE EG261 AND ITS ORTHOLOGS AND PARALOGS AND THEIR USES FOR PATHOGEN RESISTANCE IN PLANTS	EG261 - plant pathogen resistance gene - broader claims than issued US patent 8710300	5/24/2013		5/24/2033
2872128	Canada	DIRIGENT GENE EG261 AND ITS ORTHOLOGS AND PARALOGS AND THEIR USES FOR PATHOGEN RESISTANCE IN PLANTS	EG261 - plant pathogen resistance gene - broader claims than issued US patent 8710300	5/23/2013		5/23/2033
1120140293813	Brazil	DIRIGENT GENE EG261 AND ITS ORTHOLOGS AND PARALOGS AND THEIR USES FOR PATHOGEN RESISTANCE IN PLANTS	EG261 - plant pathogen resistance gene - broader claims than issued US patent 8710300	5/23/2013		5/23/2033
10112/DELNP/2014	India	DIRIGENT GENE EG261 AND ITS ORTHOLOGS AND PARALOGS AND THEIR USES FOR PATHOGEN RESISTANCE IN PLANTS	EG261 - plant pathogen resistance gene - broader claims than issued US patent 8710300	5/23/2013		5/23/2033
201380039727.4	China	DIRIGENT GENE EG261 AND ITS ORTHOLOGS AND PARALOGS AND THEIR USES FOR PATHOGEN RESISTANCE IN PLANTS	EG261 - plant pathogen resistance gene - broader claims than issued US patent 8710300	5/23/2013		5/23/2033
8710300	United States	DIRIGENT GENE EG261 AND ITS ORTHOLOGS AND PARALOGS AND THEIR USES FOR PATHOGEN RESISTANCE IN PLANTS	EG261 - soybean pathogen resistance gene	7/23/2013	4/29/2014	7/23/2033

Patent or App Serial #	Jurisdiction	Title	Description	Filing Date	Issue Date	Expire Date
14479550	United States	DIRIGENT GENE EG261 AND ITS ORTHOLOGS AND PARALOGS AND THEIR USES FOR PATHOGEN RESISTANCE IN PLANTS	Continuation in Part of 61652029 and 61789463 and PCT/US2013/004382 to add data	9/8/2014		9/8/2034
61783288	United States	IDENTIFICATION AND USE OF TOMATO GENES CONTROLLING SALT/DROUGHT TOLERANCE AND FRUIT SWEETNESS	Tomato sweetness and salt tolernace genes	3/14/2014		3/14/2034
PCT/US2014/028764	International PCT	IDENTIFICATION AND USE OF TOMATO GENES CONTROLLING SALT/DROUGHT TOLERANCE AND FRUIT SWEETNESS	Tomato sweetness and salt tolernace genes	3/14/2013		3/14/2033
62093705	United States	EXPRESSION OF F-BOX/KELCH-REPEAT GENE EG19, DIRIGENT GENE EG261, THEIR ORTHOLOGS AND PARALOGS ENHANCES PATHOGEN RESISTANCE IN PLANTS	EG19, EG261 and EGSynthetic genes for pathogen resistance in soybeans	12/18/2014		12/18/2034

Material Agreements

EG I, LLC is a Colorado Limited Liability Company formed on September 1, 2010. Evolutionary Genomics has 22.97% of the total 3,783,619 interests. EG I, LLC was formed to engage in research and commercialization of agricultural genetics and to engage in any related lawful business permitted by the Colorado LLC Act. Evolutionary Genomics entered into a License and Service Agreement on October 14, 2010 with EG I, LLC, under which Evolutionary Genomics licensed certain patents, provides intellectual property and performs research services with the goal of identifying genes for the breeding, improvement and development of soybean plants. For the years ended December 31, 2014 and 2013, Evolutionary Genomics recognized revenue from this contract of $346,387 and $152,699, respectively. Evolutionary Genomics received equity interests in EG I, LLC as payment for the royalty-free license granted and continues to receive service revenue for research done by Evolutionary Genomics in the field of soybeans on behalf of EG I, LLC.  Under this contract, Evolutionary Genomics retains ownership of all patents and intellectual property and licenses the exclusive right to commercialize within the field of soybeans to EG I, LLC.  Upon consummation of the Merger, this agreement will be cancelled as the two entities will have merged into the combined company.

On November 1, 2012 Evolutionary Genomics entered into a Master Services Agreement and Work Order #1 with the Bill and Melinda Gates Foundation for the validation of EG 261 orthologs in beans and cowpeas. Through December 31, 2014, Evolutionary Genomics has recognized $645,035 of the $762,000 it is entitled to under that work order and expects to finish the project in 2015.  Evolutionary Genomics retains ownership of patents and intellectual property developed during the project and will make intellectual property available to people in developing countries at an affordable price.  For intellectual property developed during the project but not on intellectual property that Evolutionary Genomics developed prior to the project, Evolutionary Genomics will pay to the Bill and Melinda Gates Foundation a seven percent royalty on sales of products outside of the developing countries.  Work Order #1 has a term from November 1, 2012 through September 30, 2016 and may be terminated by Evolutionary Genomics for breach or by the Bill and Melinda Gates Foundation, with or without cause, upon thirty days written notice.  Upon termination, Evolutionary Genomics is entitled to receive all amounts due through date of termination.

Effective September 1, 2013 through September 30, 2015, Evolutionary Genomics entered into an agreement with Tennessee State University as amended for the phenotyping of cowpea and common beans.  Evolutionary Genomics has paid $77,802.28 of the total $165,000.00 due under this contract and expects this work to be completed in late 2015 and there are no provisions for termination of the contract.  Evolutionary Genomics retains ownership of all intellectual property.

Effective March 1, 2012, Evolutionary Genomics entered into an Agreement for Contract Services with Smith Bucklin Corporation (the “Contractor”) on behalf of the United Soybean Board. The contract includes the payment of certain royalties, as defined in the Agreement.  Evolutionary Genomics retains all ownership of patents and intellectual property developed in the project and is obligated to pay royalties to the United Soybean Board of ten percent of the sale of products derived from the soybean genes that were the subject of the research performed or from royalties received from the sale of products by a third party not to exceed 150% of the total amount paid to the Evolutionary Genomics under this Agreement. Evolutionary Genomics recognized revenue of $262,400 from this contract, thus limiting any future royalties to a total of $393,600. The project term has expired but the royalty provisions remain in perpetuity.

On December 3, 2014, Evolutionary Genomics entered into a Fee for Service Agreement with The Curators of the University of Missouri for the development of transgenic soybean plants with candidate genes for SCN resistance and, on February 21, 2015 entered into the Sponsored Research Contract for phenotyping of transgenic soybean samples.  The total amount to be paid under these contracts is $338,020 and work to be performed under these contracts is the transgenic validation of Evolutionary Genomics soybean genes.  The term of the project is November 1, 2014 through October 31, 2016 and may be terminated with thirty days prior written notice.  Evolutionary Genomics will retain sole ownership of all patents and intellectual property, royalty free for all materials (including previously identified genes).  Evolutionary Genomics also has a six month exclusive option period to license nay intellectual property developed during the project under reasonable and customary royalty terms.

Trademarks

Evolutionary Genomics has no registered trademarks.

Employees

Evolutionary Genomics had three full time employees and one part time employee as of the date of this joint proxy statement/prospectus.

Facilities

Evolutionary Genomics leases approximately 2,550 square feet of lab and office space at 1801 Sunset Place, Longmont Colorado. We prepaid $27,500 of rent in June 2014 for the period of July 1, 2014 through June 30, 2015. The lease contains an option to renew for another twelve months under the same terms.

Legal Proceedings

Evolutionary Genomics is not currently involved in or aware of any threatened or actual legal proceedings.

Capitalization

The following table describes the capitalization of Evolutionary Genomics as of the date of this joint proxy statement/prospectus:

As of the Date of This
Statement
Common shares outstanding	3,853,164
Preferred shares outstanding	1,219,244

As of
March 31, 2015
Preferred stock at liquidation preference value	$1,341,168
Common stock	3,853
Additional paid in capital	9,346,069
Accumulated deficit as of March 31, 2015	(9,344,703)
Total Evolutionary Genomics, Inc. stockholders' equity	5,219
Non-controlling interest	(5,652)
Total equity	$(433)

1,400,000 shares of common stock have been reserved for issuance pursuant to Evolutionary Genomics’ 2007 Stock Incentive Plan. As of the date of this joint proxy statement/prospectus, option grants have been issued for 340,000 shares of common stock at an exercise price of $0.55 per share, options for 120,000 shares have been exercised and option grants of 220,000 shares remain outstanding. 127,115 shares of common stock have been reserved for issuance upon the exercise of warrants outstanding as of the date of this joint proxy statement/prospectus. Those warrants have an average exercise price of $6.60 per share. 1,219,244 shares of common stock have been reserved for issuance upon the conversion of preferred stock.

EVOLUTIONARY GENOMICS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AS OF MARCH 31, 2015

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and related notes included elsewhere in this joint proxy statement/prospectus. The following discussion includes certain forward-looking statements. For a discussion of important factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

Recent Highlights of Evolutionary Genomics

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During 2013, Evolutionary Genomics finished a gene discovery research project with the Bill and Melinda Gates Foundation for pest and disease resistance in cassava.

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During 2013, Evolutionary Genomics finished a gene discovery research project with the Bill and Melinda Gates Foundation for wheat stem rust.

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During 2013, Evolutionary Genomics finished a research project for SmithBucklin Corporation on behalf of the United Soybean Board for the validation, in transgenic soybeans, of candidate genes for mitigating losses caused by soybean cyst nematodes.

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During 2013, Evolutionary Genomics received results from our contracted independent lab at the University of Wisconsin-Madison confirming that Evolutionary Genomics’ gene, EG261, has a significant impact on resistance to soybean cyst nematodes.

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During 2014 and 2015, Evolutionary Genomics identified additional genes that we believe have an impact on pest/disease resistance in soybeans.

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Evolutionary Genomics filed an application with the USPTO for a patent on EG261 and the uses of that gene for resistance to pathogens in soybeans in 2012. On April 29, 2014, the United States Patent Office issued patent number 13,949,035 to Evolutionary Genomics for DIRIGNET GENE EG261 AND ITS ORTHOLOGS AND PARALOGS AND THEIR USES FOR PATHOGEN RESISTANCE IN PLANTS.

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During 2013 and continuing into 2014, Evolutionary Genomics engaged in discussions with seed companies regarding the next stage of validation testing on EG261.

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During 2013, Evolutionary Genomics engaged with the University of Florida for the independent lab validation of the sweetness and salt resistance genes in tomatoes. Evolutionary Genomics received preliminary results of this validation testing in March 2014 confirming the impact of these genes on sweetness. The University of Florida is currently engaged in second generation testing with results expected in April 2015.

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During March 2014, Evolutionary Genomics raised an additional $1,971,002 of capital from the issuance of 657,001 shares of common stock at $3.00 per share.

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During 2014 and continuing into 2015, Evolutionary Genomics engaged the University of Missouri for the two generation, whole plant validation of the soybean resistance genes.  Preliminary results on the first generation are expected in the fall of 2015 with final results expected in 2016.

Unaudited Consolidated Results of Operations:

	Three Months Ended		Three Months Ended
	March 31, 2015		March 31, 2014
		% of		% of
	Amount	Revenue	Amount	Revenue
Service revenue	$37,224	100.0%	$56,140	100.0%
Cost of services sold	79,225	212.8%	69,372	123.6%
Gross profit (loss)	(42,001)	-112.8%	(13,232)	-23.6%
Research and development	20,003	53.7%	3,017	5.4%
Salaries and benefits	35,643	95.8%	55,643	99.1%
General and administrative	60,839	163.4%	207,009	368.7%
Total operating expenses	116,485	312.9%	265,669	473.2%
Operating (loss)	(158,486)	-425.8%	(278,901)	-496.8%
Other income and (expenses)	311,700	837.4%	(4,278)	-7.6%
Net Income	$153,214	411.6%	$(283,179)	-504.4%

Audited Consolidated Results of Operations:

	Year Ended		Year Ended
	December 31, 2014		December 31, 2013
		% of		% of
	Amount	Revenue	Amount	Revenue
Service revenue	$348,031	100.0%	$799,022	100.0%
Cost of services sold	540,133	155.2%	452,583	56.6%
Gross profit	(192,102)	-55.2%	346,439	43.4%
Research and development	115,725	33.3%	13,879	1.7%
Salaries and benefits	212,021	60.9%	157,601	19.8%
General and administrative	470,569	135.2%	46,351	5.8%
Total operating expenses	798,315	229.4%	217,831	27.3%
Operating (loss) income	(990,417)	-284.6%	128,608	16.1%
Other income and (expenses)	(409,847)	-117.8%	(21,002)	-2.6%
Net Income (loss)	$(1,400,264)	-402.3%	$107,606	13.5%

Service Revenue

Service Revenue decreased $18,916, or 33.7%, to $37,224 for the three months ended March 31, 2105 and 2014 from $56,140 for the three months ended March 31, 2014. The decrease was primarily due to decreases in grant revenue received due to our increased focus on internal, unfunded research and development projects.

Service Revenue decreased $450,991, or 56.4%, to $348,031 for the year ended December 31, 2014 from $799,022 for the year ended December 31, 2013. The decrease was primarily due to decreases in grant revenue received due to our increased focus on internal, unfunded research and development projects.

Cost of Services Sold

Cost of services sold increased $9,853, or 14.2%, to $79,225 for the three months ended March 31, 2015 from $69,372 for the three months ended March 31, 2014. The increase was primarily due to higher than expected costs on our grant project for Bill and Melinda Gates Foundation. As a percentage of revenue, cost of services sold increased to 212.8% for the three months ended March 31, 2015 from 123.6% for the three months ended March 31, 2014.

Cost of services sold increased $87,550, or 19.3%, to $540,133 for the year ended December 31, 2014 from $452,583 for the year ended December 31, 2013. The increase was primarily due to higher than expected costs on our grant project for Bill and Melinda Gates Foundation. As a percentage of revenue, cost of services sold increased to 155.2% for the year ended December 31, 2014 from 56.6% for the year ended December 31, 2013.

Operating Expenses

Operating expenses decreased $149,184, or 56.2%, to $116,485 for the three months ended March 31, 2015 from $265,669 for the three months ended March 31, 2014 and decreased to 312.9% of revenue from 473.2% of revenue. Operating expenses consist of research and development expense, salaries and benefits and general and administrative expense. Changes in these items are described below.

Operating expenses increased $580,484, or 266.4%, to $798,315 for the year ended December 31, 2014 from $217,831 for the year ended December 31, 2013 and increased to 229.4% of revenue from 27.3% of revenue. Operating expenses consist of research and development expense, salaries and benefits and general and administrative expense. Changes in these items are described below.

Research and Development

Research and development increased $16,986, or 563.0%, to $20,003 for the three months ended March 31, 2015 from $3,017 for the three months ended March 31, 2014. The increase was primarily due to increased costs incurred on our pest resistance project and the tomato validation project. As a percentage of revenue, research and development increased to 53.7% for the three months ended March 31, 2015 from 5.4% for the three months ended March 31, 2014 due to the decreased revenue and increased costs because of our increased focus on internal, unfunded research and development projects and decreased focus on grant funded projects.

Research and development increased $101,846, or 733.8%, to $115,725 for the year ended December 31, 2014 from $13,879 for the year ended December 31, 2013. The increase was primarily due to increased costs incurred on our pest resistance project and the tomato validation project. As a percentage of revenue, research and development increased to 33.3% for the year ended December 31, 2014 from 1.7% for the year ended December 31, 2013 due to the decreased revenue due to increased focus on internal, unfunded research and development projects and decreased focus on grant funded projects.

Salaries and Benefits

Salaries and benefits decreased $20,000, or 35.9%, to $35,643 for the three months ended March 31, 2015 from $55,643 for the three months ended March 31, 2014. The decrease was primarily due to decreased salaries. As a percentage of revenue, salaries and benefits decreased to 95.8% for the three months ended March 31, 2015 from 99.1% for the three months ended March 31, 2014 primarily due to the decreased salaries and partially offset by decreased revenue due to increased focus on internal, unfunded research and development projects and decreased focus on grant funded projects for the quarter.

Salaries and benefits increased $54,420, or 34.6%, to $212,021 for the year ended December 31, 2014 from $157,601 for the year ended December 31, 2013. The increase was primarily due to increased salaries during the year ended December 31, 2014. As a percentage of revenue, salaries and benefits increased to 60.9% for the year ended December 31, 2014 from 19.7% for the year ended December 31, 2013 primarily due to the increased salaries paid in the year ended December 31, 2014 and decreased revenue due to increased focus on internal, unfunded research and development projects and decreased focus on grant funded projects for the quarter.

General and Administrative

General and administrative decreased $146,170, or 70.6%, to $60,839 for the three months ended March 31, 2015 from $207,009 for the three months ended March 31, 2014. The decrease was primarily due to professional fees paid to attorneys, accountants and consultants related to our acquisition of 75.16% of the stock of Fona, Inc. and the potential merger. As a percentage of revenue, general and administrative expenses decreased to 163.4% for the three months ended March 31, 2015 from 368.7% for the three months ended March 31, 2014 primarily due to decreased professional fees.

General and administrative increased $424,218, or 915.2%, to $470,569 for the year ended December 31, 2014 from $46,351 for the year ended December 31, 2013. The increase was primarily due to professional fees paid to attorneys, accountants and consultants related to our acquisition of 75.16% of the stock of Fona, Inc. and the potential merger. As a percentage of revenue, general and administrative expenses increased to 135.2% for the year ended December 31, 2014 from 5.8% for the year ended December 31, 2013 primarily due to increased professional fees and decreased revenue due to increased focus on internal, unfunded research and development projects and decreased focus on grant funded projects for the quarter.

Other Income and (Expenses)

Total other income and (expenses) increased $315,978, or 7386.1%, to $311,700 for the three months ended March 31, 2015 from $(4,278) for the three months ended March 31, 2014. The increased income was primarily due to unrealized gains on trading securities. As a percentage of revenue, other income and (expenses) increased to 837.4% for the three months ended March 31, 2015 from (7.6%) for the three months ended March 31, 2014 primarily due to unrealized gains on trading securities.

Total other income and (expenses) increased $388,845, or 1851.5%, to $(409,847) for the year ended December 31, 2014 from $(21,002) for the year ended December 31, 2103. The increased expense was primarily due to unrealized losses on trading securities and increased losses from our investment in EG I, LLC. As a percentage of revenue, other income and (expenses) increased to (117.8%) for the year ended December 31, 2014 from (2.6%) for the year ended December 31, 2013 primarily due to unrealized losses on trading securities, increased losses on our investment in EG I, LLC and decreased revenue due to increased focus on internal, unfunded research and development projects and decreased focus on grant funded projects for the quarter.

Income Taxes

Evolutionary Genomics records a valuation allowance for certain temporary differences for which it is more likely than not that it will not receive future tax benefits. Evolutionary Genomics assesses its past earnings history and trends, sales backlogs, and projections of future net income. Evolutionary Genomics recorded a valuation allowance for the entire amount of the net deferred tax asset as Evolutionary Genomics’ history of net losses outweighed the net income earned during the last two years in EG’s decision that it is unlikely to recognize sufficient net income to realize the benefit of these assets over time until such time that EG has had a reasonable history of net income. The change in the valuation allowance during the three months ended March 31, 2015 and 2014 was a decrease of $61,000 and an increase of $96,000, respectively. The change in the valuation allowance during the years ended December 31, 2014 and 2013 was an increase of $363,000 and a decrease of $51,000, respectively. Evolutionary Genomics will continue to review this valuation allowance and make adjustments as appropriate.

As of March 31, 2015 and 2014, Evolutionary Genomics maintained federal net operating loss (“NOL”) carry-forwards of $3,647,000 and $2,791,000, respectively. As of December 31, 2014 and 2013, Evolutionary Genomics maintained federal net operating loss (“NOL”) carry-forwards of $3,454,000 and $2,508,000, respectively. Use of NOL carry-forwards are limited by the provisions of section 382 of the Internal Revenue Code. As of March 31, 2015, Evolutionary Genomics also maintained a general business tax credit carryover of $191,000 related to its qualifying research and development activities. The NOL carry-forwards and tax credits expire in the years 2027 through 2033.

Net Income or (Loss)

Net Income (Loss) increased $436,393, or 154.1%, to $153,214 for the three months ended March 31, 2015 from $(283,179) for the three months ended March 31, 2014. The decrease was primarily due to increased unrealized gains on trading securities and decreased professional fees.

Net Income (Loss) decreased $1,507,870, or 1401.3%, to $(1,400,264) for the year ended December 31, 2014 from $107,606 for the year ended December 31, 2013. The decrease was primarily due to decreases in revenue, increased research and development costs associated with our increased focus on internal, unfunded research and development projects and decreased focus on grant funded projects and increases in professional fees.

Evolutionary Genomics, Inc. and Subsidiary

Consolidated Balance Sheets

	March 31,	December 31,
	2015	2014
	(Unaudited)	(Audited)
A S S E T S

Current assets
Cash	$280,659	$459,583
Accounts receivable	37,224	40,631
Trading securities	592,069	269,694
Prepaid expenses	12,618	16,041
Total current assets	922,570	785,949

Non-current assets
Property and equipment, net	157,957	164,334
Intangible assets, net	31,356	32,007
Equity investment in EG I, LLC	163,421	174,131
Investment in VetDC, Inc.	201,924	201,924
Total non-current assets	554,658	572,396

Total assets	$1,477,228	$1,358,345

L I A B I L I T I E S A N D S T O C K H O L D E R S ' E Q U I T Y

Current liabilities
Accounts payable and accrued expenses	$19,528	$59,500
Billings in excess of costs	116,965	116,965
Total current liabilities	136,493	176,465

Commitments and contingencies

Preferred Stock subject to possible redemption, $0.001 par value; 10,000,000 shares authorized:
Series B-2 Convertible Preferred Stock, $0.001 par value; 2,500,000 shares authorized, 1,219,244 shares issued and outstanding at March 31, 2015 and December 31, 2014; liquidation preference of $1,341,168	1,341,168	1,341,168

Stockholders' equity
Common Stock, $0.001 par value; 25,000,000 shares authorized, 3,853,164 shares issued and outstanding at March 31, 2015 and December 31, 2014	3,853	3,853
Additional paid-in capital	9,346,069	9,340,428
Accumulated deficit	(9,344,703)	(9,502,272)
Total Evolutionary Genomics, Inc. stockholders' equity	5,219	(157,991)
Non-controlling interest	(5,652)	(1,297)
Total equity	(433)	(159,288)

Total liabilities and equity	$1,477,228	$1,358,345

Financial Condition

Evolutionary Genomics’ working capital increased $176,593 to $786,077 as of March 31, 2015 from $609,484 as of December 31, 2014 primarily due unrealized gains on trading securities partially offset by the net loss from operations.

Liquidity and Capital Resources

Evolutionary Genomics has historically financed operations through cash flows from operations and equity transactions. Net cash used in operating activities was $178,924 for the three months ended March 31, 2015 compared to $207,876 for the three months ended March 31, 2014. The $28,952, or 13.9%, decrease was primarily due to the decrease in net loss from operations. Net cash used for investing activities decreased $201,924, or 100.0%, to $0 for the three months ended March 31, 2015 from $201,924 for the three months ended March 31, 2014 due to an investment made in VetDC during the three months ended March 31, 2014. Net cash provided from financing activities was $0 for the three months ended March 31, 2015 compared to $1,509,338 for the three months ended March 31, 2014 due to the issuance of common stock and proceeds from the exercise of common stock options and warrants.

Off-Balance Sheet Arrangements

Evolutionary Genomics has no off-balance sheet arrangements that have a material current effect, or that are reasonably likely to have a material future effect, on Evolutionary Genomics’ financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures, or capital resources.

Contractual Obligations

Evolutionary Genomics leases approximately 2,550 square feet of lab and office space at 1801 Sunset Place, Longmont Colorado. We prepaid $27,500 of rent in June 2014 for the period of July 1, 2014 through June 30, 2015. The lease contains an option to renew for another twelve months under the same terms. Evolutionary Genomics recorded $6,875 prepaid rent as of March 31, 2015 and $13,750 as of December 31, 2014. Evolutionary Genomics’ rent expense for three months ended March 31, 2015 and 2014 was $6,875 and $5,500, respectively.

Critical Accounting Policies

Principles of Consolidation: These consolidated financial statements include the accounts of Evolutionary Genomics, Inc. and its wholly owned and majority-owned subsidiaries. All material intercompany transactions and balances have been eliminated.

Use of Estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash: The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less when purchased to be cash.

Accounts Receivable: Accounts receivable are carried at cost less an allowance for doubtful accounts, if an allowance is deemed necessary. On a periodic basis the Company evaluates its accounts receivable and determines the requirement for an allowance for doubtful accounts based upon the history of past write-offs, collections and current credit conditions. A receivable is written off when it is determined that all reasonable collection efforts have been exhausted and the potential for recovery is considered remote. The Company recorded no allowance for doubtful accounts as of March 31, 2015 and December 31, 2014. Recoveries of receivables previously written off are recorded when received. We do not charge interest on past due receivables.

Trading Securities: The Company’s short-term investments are comprised of equity securities, all of which are classified as trading securities and are carried at their fair value based on the quoted market prices of the securities at March 31, 2015 and December 31, 2014. Net realized and unrealized gains and losses on trading securities are included in net earnings. For purpose of determining realized gains and losses, the cost of securities sold is based on specific identification.

Property and Equipment: Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over three- to seven-year estimated useful lives of software, furniture and fixtures and equipment. Maintenance and repairs are expensed as incurred; major renewals and betterments that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

Long-Lived Assets: The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. An impairment is considered to exist if the total estimated undiscounted cash flows are less than the carrying amount of the asset. An impairment loss is measured and recorded to the extent that the carrying amount of the asset exceeds its estimated fair value. No asset impairment was recorded during the three months ended March 31, 2015 and 2014.

Intangible Assets: Intangible assets include patents on the Company’s core technology for gene identification, which are amortized over their expected useful life of twenty years using the straight-line method. Costs incurred to renew intangible assets are expensed in the period incurred, while costs incurred to extend the lives of intangible assets are capitalized and amortized over the remaining useful life of the asset.

Investment in EG I, LLC: EG I, LLC is related to the Company through common ownership and management. The Company accounts for its investment in EG I, LLC using the equity method. Accordingly, investments are capitalized, dividends received decrease the investment and the Company records its proportional interest in the earnings (losses) of the entity in other income (expense). During the three months ended March 31, 2015 and 2014, the Company did not make additional investments in EG I, LLC and recognized equity in net losses of EG I, LLC of $10,710 and $4,476, respectively. No dividends were received through March 31, 2015 and there were no unrealized profits or losses on intercompany transactions as of March 31, 2015 and December 31, 2014.

Investment in VetDC, Inc.: As of November 1, 2013, the Company committed to making a $201,924 investment for 201,924 shares of series A-2 preferred stock in VetDC, Inc., a Delaware C corporation, which is focused on developing pet therapeutic products. VetDC, Inc. is related to the Company through common ownership and management. The investment was made for purposes of capital appreciation and from the Company’s excess cash reserves. The Company accounts for its investment in VetDC, Inc. using the cost method, and the carrying amount of the investment as of March 31, 2015 and December 31, 2014 and 2013 was $201,924. VetDC, Inc. is the only cost method investment that the Company owns. The Company is exempt from estimating interim fair values because the investment does not meet the definition of a publicly traded company. The fair value of the investment was not measured as of March 31, 2015 and December 31, 2014, because no identified events or changes in circumstances have occurred that may have a significant adverse effect on the fair value of the investment.

Billings in Excess of Costs: The liability account, billings in excess of costs and estimated earnings on uncompleted contracts, represents billings in excess of revenues recognized and earned.

Revenue Recognition: The Company recognizes revenue where persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured. Service revenues are generally recognized as fees for services contracts including payments for Company personnel on a per day basis and reimbursement for subcontractors and supplies on a cost-incurred basis.

Under our milestone-based contracts, consideration associated with at-risk substantive performance milestones is recognized as revenue upon the achievement of the related milestone, as defined in the respective contracts. Advance project payments are recorded as customer deposits. There were no customer deposits as of March 31, 2015 and December 31, 2014.

In our Master Services Agreement with the Bill and Melinda Gates Foundation, we grant them a royalty-free license for use of intellectual property developed in low-income economies and lower-middle-income economies according to the World Bank classification and expressly exclude all of North America and Europe. The Company retains all rights to the use of intellectual property outside of these regions. In our service contract with EG I, LLC, we grant them a royalty-free license to the use of intellectual property developed within the field of soybeans and the company retains all rights outside of the field of soybeans. In our Agreement for Contract Services with SmithBucklin Corporation on behalf of the United Soybean Board, we have agreed to provide royalty payments of 10% of product and/or licensing revenue that we receive, not to exceed 150% of the grant amount. The maximum that we would be required to pay under these provisions is $393,714.

Income Taxes: Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Management regularly assesses the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent management believes that it is more likely than not that a deferred tax asset will not be realized, a valuation allowance is established. When a valuation allowance is established, increased or decreased, an income tax charge or benefit is included in the consolidated financial statements and net deferred tax assets are adjusted accordingly. As of March 31, 2015 and December 31, 2014, a full valuation allowance has been established on the net deferred tax asset.

Under the Income Tax topic of the ASC, in order to recognize an uncertain tax benefit, the taxpayer must be more likely than not of sustaining the position, and the measurement of the benefit is calculated as the largest amount that is more than 50% likely to be realized upon resolution of the benefit. The Company has no accruals for uncertain tax benefits.

Stock-Based Compensation: The Company accounts for stock option awards in accordance with ASC 718. The estimated grant date fair value of stock-based awards, adjusted for those awards that are not expected to vest (forfeitures), is expensed over the requisite service period, which is typically equivalent to the vesting term of the award.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services received follows the provisions of ASC 505-50. Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Research and Development: Research and development costs are expensed as incurred. In instances where we enter into agreements with third parties for research and development activities we may prepay for services at the initiation of the contract. We record the prepayment as a prepaid asset and amortize the asset into research and development expense over the period of time the contracted research and development services are performed.

Subsequent Events: The Company has evaluated all subsequent events through the date of these consolidated financial statements.

Management of Evolutionary Genomics

Steve B. Warnecke, 58

Steve Warnecke was appointed Chief Financial Officer, Treasurer, Secretary and member of the board of directors of Fona on June 6, 2014. Mr. Warnecke has served as a member of the board of directors of Evolutionary Genomics since September 2010 and was appointed as Chief Executive Officer in November 2010. Mr. Warnecke has served part-time roles as Chairman of the Board of Directors and Chief Financial Officer for VetDC, Inc. since November 2012 and Senior Vice President of Children’s Hospital Colorado Foundation and Chairman of Children’s Partners Foundation (supporting Children’s Hospitals and cystic fibrosis research) since November 2011. He has also been a member of the Board of Directors of CereScan since October 2014 and Bone Biologics, Inc. since November 2014 Previously, Mr. Warnecke served as Lead Independent Director and Audit Committee Chair for Evolving Systems, Inc. (NASDAQ: EVOL, an international telecom software company) from 2003 to January 2011, as Chief Financial Officer of Targeted Medical Pharma, Inc.  from January 2011 to May 2011, as Chief Financial Officer and member of the Board of Directors for Bacterin International, Inc. (NASDAQ: BONE), a biologics and medical device company from 2008 to 2010, Chief Financial Officer for The Children’s Hospital Foundation from 2003 to 2008, member of the Board of Directors of Emmaus Life Sciences, Inc. in 2011, member of the Board of Directors of Boppy Company from 2005 to 2008, Senior Vice-President of Strategic Planning for First Data/Western Union (NYSE: FDC) from 2001 to 2002 and Chief Financial Officer for Frontier Airlines (former NASDAQ company acquired by Republic Airways) from 1999 to 2001. Mr. Warnecke graduated from the University of Iowa with a BBA in Accounting, Finance and Management and passed the Certified Public Accountant exam in 1979.

Walter Messier, Ph.D., 60

Dr. Messier is a Founder of Evolutionary Genomics and has served as its Chief Technology Officer since 2000 and has served as its Secretary since 2007. He is a Founder of Evolutionary Genomics and has served as its Chief Technology Officer since 2000 and has served as its Secretary since 2007. Dr. Messier has published in such prestigious scientific journals as Nature, Nature Medicine, Current Biology, and Science. Dr. Messier is recognized as an authority on the use and interpretation of Ka/Ks algorithms. Dr. Messier’s research on the detection of molecular-level positive selection in the primates is well known. In addition to the research programs Dr. Messier developed and spearheads at Evolutionary Genomics, he is currently collaborating with colleagues in several areas, including identification and validation of novel targets for breast cancer therapeutics, identification and validation of novel targets for HIV/AIDS therapeutics, the role of molecular Darwinian selection in human speciation, and creation of more powerful algorithms for the detection of molecular Darwinian selection. Dr. Messier received his Masters of Science from the State University of New York at New Paltz, and his Ph.D. from the University of Albany (State University of New York).

Virginia Orndorff, 64

Ms. Orndorff was appointed as a director of the Company on October 1, 2014. She has served as a member of the Evolutionary Genomics board of directors since 2000. From February 2015 to the present, Ms. Orndorff was appointed has served as Executive Director, Chief Executive Officer and Director of the Colorado Institute for Drug, Device and Diagnostic Development. Since February 2012 Ms. Orndorff has served as Chief Executive Officer of SixOne Solutions, LLC, an early-stage oncology company. She has served also currently serves on Colorado’s State Board of Pharmacy since March 2012. She served as Chief Executive Officer and President of Evolutionary Genomics from 2000 to November 2010. From 1997 to 2000, Ms. Orndorff served as Vice President then President and Chief Executive Officer of GenoPlex, Inc. of Denver and served as Director of Technology/Business Development of NeXstar Pharmaceuticals, Inc. of Boulder, Colorado, from 1993 to 1997. From 1989 to 1993 she served as the Director of Biotechnology Programs for the Colorado Advanced Technology Institute in Denver. Ms. Orndorff was employed by the Georgia Institute of Technology as Manager of a biotechnology start-up incubator (the Health Science Technology Center) from 1987 to 1989; prior to that for eight years by Genex Corporation of Gaithersburg, Maryland, first as a Laboratory Supervisor then as Manager of Technology Assessment. From 1975 to 1979, Ms. Orndorff had served as a Microbiologist at Stanford Research Institute. She received a BA in Biology from the University of California at Santa Cruz, an MA in Microbiology from California State University at San Jose, and an MBA from Loyola College (where she graduated second in her class).

Mark Boggess, Ph.D., 54

Dr. Mark Boggess was appointed as a director of the Company on October 1, 2014. He has served as a director of Evolutionary Genomics since 2009. Dr. Boggess has a diverse background in the animal sciences and animal industries. Born and raised on a typical Iowa farm, he served as a swine and beef cattle extension specialist with the University of Idaho in Twin Falls from 1990 to 1994 he was responsible for all swine extension and educational programming and served as the animal breeding resource specialist for the University beef extension team. From 1994 to 2004, Dr. Boggess served as President of Salmon Creek Farms, LLC where was responsible for development of the Salmon Creek Farms Natural Pork program and branded product line, at Independent Meat Company in Twin Falls, ID. From 2004 to 2009, Dr. Boggess assumed the position of Director of Animal Science for the National Pork Board where he was responsible for program direction and industry funding coordination for research in pork quality; nutritional efficiency; sow lifetime productivity; genomics-genetics; alternatives to antimicrobials; production-management systems and bio-technology. Dr. Boggess also served as the National Pork Board liaison for animal science to producers, academia, media, regulators and the National Pork Producers Council and directed numerous pork industry based advisory groups. From 2009 to 2014, Dr. Boggess served as the National Program Leader for Food Animal Production and the National Program Leader for Pasture, Forage and Rangeland Systems for the USDA Agriculture Research Service in Beltsville, Maryland. In this role, Dr. Boggess directed ARS research for diverse programs in genetics and genomics, nutrition, reproductive physiology, animal welfare and meat quality. Dr. Boggess also directed research to improve pasture and rangeland management practices and land-use strategies, improve and restore the ecology of western rangelands and improve the capacity and efficiency of forage based food animal production systems. Currently, Dr. Boggess serves as the Director of the U.S. Dairy Forage Research Center in Madison, WI. The USDFRC is unique in the world in that research programs are fully integrated and include research and expertise in soil science/ecology, forage breeding and management, forage handling and environmental engineering, animal nutrition, animal genetics/genomics, nutrient cycling/waste management, and dairy systems sustainability and management. In this role Dr. Boggess manages and directs the research programs for 21 scientists and approximately 75 support staff. The USDFRC includes two research farms in rural Wisconsin as well as offices and laboratories on the campus of the University of Wisconsin. Dr. Boggess attended Iowa State University receiving a BS degree in Animal Science in 1983. After receiving an MS degree from Cornell University with a major in Animal Breeding in 1985, Dr. Boggess returned to Iowa State University, receiving his PhD in 1990, also in Animal Breeding.

Management Compensation of Evolutionary Genomics’ Officers and Directors

Summary Compensation Table

				Option
Name and Position	Year	Salary	Bonus	Awards	Other	Total

Steve B. Warnecke	2014	$120,000	$—	$15,150	$—	$135,150
Chief Executive Officer	2013	$120,000	$—	$4,313	$—	$124,313
Chairman of the Board	2012	$120,000	$—	$31,397	$—	$151,397

Walter Messier	2014	$122,412	$20,000	$—	$—	$142,412
Chief Technology Officer	2013	$120,000	$15,000	$—	$—	$135,000
Secretary	2012	$100,000	$—	$33,856	$—	$133,856

Employment Agreements

Evolutionary Genomics had no employment agreements as of the date of this joint proxy statement/prospectus.

Director Compensation

Evolutionary Genomics did not pay cash compensation to its directors in the years ended December 31, 2014, 2013 or 2012 or during the three months ended March 31, 2015. During the year ended December 31, 2013, Evolutionary Genomics issued an option grant for 20,000 shares each to Virginia Orndorff and Steve Warnecke. Each grant had a value of $4,313 and the value of Steve Warnecke’s grant is included in the Summary Compensation Table. For the year ending December 31, 2014, all three Directors received 4,500 shares of common stock for their participation on the Board valued at $15,150 for each Director. In addition, Director Mark Boggess received a grant of 20,000 shares of common stock on January 1, 2014 for consulting work performed valued at $22,000.

Limitation of Liability of Directors and Officers

Evolutionary Genomics’ amended and restated certificate of incorporation limits the liability of our directors and officers as follows: “No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VI shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.”

Indemnification of our Directors and Officers

Our amended and restated certificate of incorporation provides for indemnification of our directors and officers as follows: “Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or in a similar capacity of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation, in accordance with the procedures specified in the Bylaws of the Corporation, to the fullest extent permitted from time to time by the Delaware General Corporation Law. The Corporation may, to the extent authorized form time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification and advancement of expenses greater or different than that provided in this Article VII. No amendment or repeal of this Article VII shall adversely affect any right or protection existing under or pursuant to this Article VII immediately before the amendment or repeal.”

Security Ownership and Beneficial Ownership of Management and Directors of Evolutionary Genomics

The following table sets forth the beneficial ownership of Evolutionary Genomics’ common and preferred stock by each person that is the beneficial owner of more than 5% of the common stock and common stock equivalents and each of Evolutionary Genomics’ named executive officers and directors as of the date of this joint proxy statement/prospectus.

	Common		Preferred
	Stock		Stock
	Beneficially	Percent of	Beneficially	Percent of
Name of Beneficial Owner	Owned	Class	Owned	Class

Steve B. Warnecke, CEO (1)	1,104,596	28.7%	782,539	64.2%
Walter Messier, Chief Technology Officer (2)	128,637	3.3%	15,000	1.2%
Mark Boggess (3)	26,000	0.7%		0.0%
Virginia Orndorff, Director (3)	99,204	2.6%	20,000	1.6%

———————

(1)

includes 457,279 shares of preferred stock and 648,188 shares of common stock held in a Roth IRA account and excludes options for 66,667 shares of common stock

(2)

excludes options for 100,000 shares of common stock

(3)

excludes options for 20,000 shares of common stock

Description of Securities of Evolutionary Genomics

The Third Amended and Restated Certificate of Incorporation of Evolutionary Genomics dated May 23, 2012 authorized the issuance of 35,000,000 shares of all classes of stock including 25,000,000 shares of common stock having a par value of $0.001 per share and 10,000,000 shares of preferred stock having a par value of $0.001 per share, 2,500,000 of which were designated as series B-2 convertible preferred stock. The board of directors is authorized to issue additional shares of preferred stock in series and has the authority to establish the characteristics of each series. As of the date of this joint proxy statement/prospectus, there were 3,853,164 shares of common stock outstanding, 1,219,244 shares of series B-2 convertible preferred stock outstanding, warrants outstanding for the purchase of 127,115 shares of common stock and options outstanding to purchase 220,000 shares of common stock.

Common Stock

Holders of common stock are entitled to vote together with all classes of stock except on matters reserved for another class that has special voting rights. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Evolutionary Genomics stockholders may act by written consent. Evolutionary Genomics stockholders have no conversion, preemptive, registration or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Evolutionary Genomics stockholders are entitled to receive such dividends, if any, as may be declared from time to time by Evolutionary Genomics board of directors in its discretion out of funds legally available.

Preferred Stock

Liquidation: In the event of any liquidation, dissolution or winding up of Evolutionary Genomics, either voluntary or involuntary, the holders of Series B-2 shall be entitled to receive, prior and in preference to any distribution of any of the assets of Evolutionary Genomics to the holders of Common Stock, an amount per share equal to $1.10 (subject to adjustment) (“Series B-2 Initial Purchase Price”) for each outstanding share of Series B-2 plus declared but unpaid cash dividends thereon. After payment of preferences, all classes of stock share in distributions on an as-if-converted to Evolutionary Genomics common stock basis.

Conversion: The holders of Series B-2 may convert their shares of Preferred Stock into shares of common stock, at the option of the holder, as determined by multiplying the number of shares that they are converting by a ratio determined by dividing the Series B-2 Initial Purchase Price by the Series B-2 Conversion Rate. The Series B-2 Conversion Rate shall initially be equal to the Series B-2 Initial Purchase Price, and shall be subject to certain adjustments. The Series B-2 shall automatically be converted to Evolutionary Genomics common stock upon written consent of the holders of a majority of such series of Preferred Stock or upon the Closing of a “Qualified Initial Public Offering”, defined as a firm commitment underwritten public offering pursuant to a registration statement. As the conversion feature is considered clearly and closely related to the equity host contract, the embedded derivative is not required to be bifurcated and recorded at fair value.

Dividends: The holders of the Series B-2 are entitled to receive dividends when and if declared by the Board of Directors on EG’s Common Stock or Convertible Preferred Stock on an as-if converted to common stock basis. No dividends have been declared at any time through the date of this joint proxy statement/prospectus.

Voting: The holders of the Series B-2 are entitled to vote on all matters submitted to the stockholders for a vote on an as-if-converted to Common Stock basis, with all stockholders voting as a single class.

Options Outstanding

Evolutionary Genomics’ 2007 Stock Incentive Plan authorizes the issuance of option grants for up to 1,400,000 shares of Evolutionary Genomics’ common stock to employees, directors and advisors. As of the date of this joint proxy statement/prospectus, there were options for 220,000 shares of common stock outstanding at a strike price of $0.55 per share. The board of directors has the authority to approve and specify the terms of those option grants.

Warrants

As of the date of this joint proxy statement/prospectus, Evolutionary Genomics had warrants outstanding for the purchase of 127,115 shares of common stock at an average exercise price of $6.60 per share. Upon consummation of the Mergers, the Evolutionary Genomics warrant holders will receive equivalent warrants of Fona and the Evolutionary Genomics warrants will be cancelled.

INFORMATION ABOUT EG I, LLC

EG I, LLC is a Colorado limited liability company formed on September 1, 2010. Evolutionary Genomics invested $75,000 for 120,000 class A interests at inception, $42,000 for 67,200 class A interests as of January 1, 2012, $25,435 for 40,695 class A interests as of December 23, 2013 and $249,279 for 398,847 class A interests as of November 1, 2014. In addition, EG received 131,429 class B interests at inception, 28,572 class B interests as of December 23, 2013 and 82,540 class A interests as of November 1, 2014. Combining both class A and class B interests, Evolutionary Genomics holds 22.9% of the total 3,783,619 interests. The class A interests are entitled to receive 100% return of capital prior to any distribution to class B interests. Given the percentage owned and the fact that the Chief Executive Officer of Evolutionary Genomics controls 100% of the management company of EG I, Evolutionary Genomics has determined that it exerts significant influence on EG I. Accordingly, Evolutionary Genomics is accounting for the investment using the equity method.

EG I was formed to engage in research and commercialization of agricultural genetics and to engage in any related lawful business permitted by the Colorado Limited Liability Company Act. EG I entered into a License and Service Agreement on October 14, 2010 with Evolutionary Genomics under which EG I will license from Evolutionary Genomics certain patents, provide intellectual property and perform research services with the goal of identifying genes for the breeding, improvement and development of soybean plants. Evolutionary Genomics owns the patent on EG261 and licenses that intellectual property exclusively to EG I for use in the field of soybeans. Any license revenue generated by the agreements with the seed companies would go to EG I. Such licensing agreement may also lead to additional contract research revenue. Evolutionary Genomics retains all rights to use the intellectual property developed in the soybean project outside the field of soybeans.

EG I, LLC has no operations outside of the research being performed by Evolutionary Genomics, has no patents, has no licenses other than the License and Service Agreement dated October 14, 2010 with Evolutionary Genomics, has no employees and has no facilities.

EG I, LLC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AS OF MARCH 31, 2015

The following discussion and analysis should be read in conjunction with the Financial Statements and related notes included elsewhere in this joint proxy statement/prospectus. The following discussion includes certain forward-looking statements. For a discussion of important factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

Recent Highlights of EG I, LLC

•

During 2013, EG I, LLC received results from the contracted independent lab at the University of Wisconsin-Madison confirming that EG261, has a significant impact on resistance to soybean cyst nematodes.

•

During 2014 and 2015, EG I, LLC in its research project with Evolutionary Genomics identified additional genes that we believe have an impact on pest/disease resistance in soybeans.

•

Evolutionary Genomics filed an application with the USPTO for a patent on EG261 and the uses of that gene for resistance to pathogens in soybeans in 2012. On April 29, 2014, the United States Patent Office issued patent number 13,949,035 to Evolutionary Genomics for DIRIGNET GENE EG261 AND ITS ORTHOLOGS AND PARALOGS AND THEIR USES FOR PATHOGEN RESISTANCE IN PLANTS.  EG I, LLC has the exclusive rights to that gene in the field of soybeans.

•

During 2013 and continuing into 2014, EG I, LLC engaged in discussions with seed companies regarding the next stage of validation testing on EG261.

•

During 2014, EG I, LLC raised and additional $650,000 of members’ capital.

•

During 2014 and continuing into 2015, Evolutionary Genomics on behalf of EG I, LLC engaged the University of Missouri for the two generation, whole plant validation of the soybean resistance genes.  Preliminary results on the first generation are expected in the fall of 2015 with final results expected in 2016.

Unaudited Results of Operations for the three months ended March 31,

	2015	2014

Operating expenses
Research and development	37,224	67,774
General and administrative	15,000	16,313
Total operating expenses	52,224	84,087

Operating (loss)	(52,224)	(84,087)

Net (loss)	(52,224)	(84,087)

Unaudited Results of Operations for the years ended December 31,

	2014	2013

Operating expenses
Research and development	368,805	192,651
General and administrative	61,641	63,287
Total operating expenses	430,446	255,938

Operating (loss)	(430,446)	(255,938)

Net (loss)	(430,446)	(255,938)

Revenue

EG I, LLC has had no revenue to date.

Operating Expenses

Operating expenses decreased $31,863, or 37.9%, to $52,224 for the three months ended March 31, 2015 from $84,087 for the three months ended March 31, 2014. Operating expenses increased $174,508, or 68.2%, to $430,446 for the year ended December 31, 2014 from $255,938 for the year ended December 31, 2013. Operating expenses consist of research and development expense and general and administrative expense. Changes in these items are described below.

Research and Development

Research and development decreased $30,550, or 45.1%, to $37,224 for the three months ended March 31, 2015 from $67,774 for the three months ended March 31, 2014. The increase was primarily due to decreased costs incurred on our soybean pest resistance project.

Research and development expenses increased $176,154, or 91.4%, to $368,805 for the year ended December 31, 2014 from $192,651 for the year ended December 31, 2013.  The increase was primarily due to increased costs incurred on our soybean pest resistance project.

General and Administrative

General and administrative decreased $1,313, or 8.0%, to $15,000 for the three months ended March 31, 2015 from $16,313 for the three months ended March 31, 2014. The decrease was primarily due to professional fees paid to accountants.

General and administrative decreased $1,646, or 2.6%, to $61,641 for the year ended December 31, 2014 from $63,287 for the year ended December 31, 2013. The decrease was primarily due to professional fees paid to accountants.

Net Loss

Net Loss decreased $31,863, or 37.9%, to $52,224 for the three months ended March 31, 2015 from $84,087 for the three months ended March 31, 2014. The decrease was primarily due to decreased research and development costs related to our soybean pest resistance project.

Net Loss increased $174,508, or 68.2%, to $430,446 for the year ended December 31, 2014 from $255,938 for the year ended December 31, 2013.  The increase was primarily due to increased costs incurred on our soybean pest resistance project.

Unaudited Balance Sheets

	March 31,	December 31,
	2015	2014

A S S E T S

Current assets
Cash	$231,359	$283,583
Total current assets	231,359	283,583

Total assets	$231,359	$283,583

L I A B I L I T I E S A N D M E M B E R S' C A P I T A L

Liabilities
Total liabilities	-	-
Members' capital
Members' capital	1,910,000	1,910,000
Accumulated deficit	(1,678,641)	(1,626,417)
Total members capital	231,359	283,583

Total liabilities and members' capital	$231,359	$283,583

Financial Condition

EG I, LLC’s working capital decreased $52,224 to $231,359 as of March 31, 2015 from $283,583 as of December 31, 2014 primarily due the net loss from operations.

Liquidity and Capital Resources

EG I, LLC has historically financed operations through cash flows from members’ capital contributions. Net cash used in operating activities was $52,224 for the three months ended March 31, 2015 compared to $39,595 for the three months ended March 31, 2014. The $12,628, or 31.9%, increase was primarily due to the increase in net loss from operations. There was no cash used for investing activities or cash flows from financing activities for the three months ended March 31, 2015 and 2014.

Off-Balance Sheet Arrangements

EG I, LLC has no off-balance sheet arrangements that have a material current effect, or that are reasonably likely to have a material future effect, on its financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures, or capital resources.

Contractual Obligations

EG I, LLC entered into a License and Service Agreement on October 14, 2010 with EG I, LLC, under which the Company will license certain patents, provide intellectual property and perform research services with the goal of identifying genes for the breeding, improvement and development of soybean plants. For the three months ended March 31, 2015 and 2014, EG I, LLC recognized expenses from this contract of $37,224 and $67,774, respectively.

Critical Accounting Policies

Use of Estimates : The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ materially from those estimates.

Cash : EG I, LLC considers all highly liquid investments purchased with an original or remaining maturity of three months or less when purchased to be cash.

Revenue Recognition :  EG I, LLC has not recognized any revenue through March 31, 2015.  The Company recognizes revenue where persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured.

Research and Development :  Research and development costs are expensed as incurred.

Subsequent Events :  EG I, LLC has evaluated all subsequent events through the date of these financial statements.

Management of EG I, LLC

EG I, LLC is managed by its Managing Member, Sixty-Five Roses Ranch, Inc. and Sixty-Five Roses Ranch, Inc. receives a $5,000 per month guaranteed payment from EG I, LLC. Steve Warnecke is the 100% owner of Sixty-Five Roses Ranch, Inc. Mr. Warnecke is also Evolutionary Genomics, Inc.’s Chief Executive Officer and Chairman of the Board and owns, directly or indirectly, 782,539 shares, or 64.2% of the Series B-2 Preferred Stock outstanding and 1,104,596 shares or 28.7% of the Common Stock outstanding as of March 31, 2105.  As of March 31, 2015, Mr. Warnecke’s ownership, either directly or indirectly of EG I, LLC  consisted of 495,772 of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778 of the 727,619 class B interests.

Steve B. Warnecke, 58

Steve Warnecke was appointed Chief Financial Officer, Treasurer, Secretary and member of the board of directors of Fona on June 6, 2014. Mr. Warnecke has served as a member of the board of directors of Evolutionary Genomics since September 2010 and was appointed as Chief Executive Officer in November 2010. Mr. Warnecke has served part-time roles as Chairman of the Board of Directors and Chief Financial Officer for VetDC, Inc. since November 2012 and Senior Vice President of Children’s Hospital Colorado Foundation and Chairman of Children’s Partners Foundation (supporting Children’s Hospitals and cystic fibrosis research) since November 2011. He has also been a member of the Board of Directors of CereScan since October 2014 and Bone Biologics, Inc. since November 2014 Previously, Mr. Warnecke served as Lead Independent Director and Audit Committee Chair for Evolving Systems, Inc. (NASDAQ: EVOL, an international telecom software company) from 2003 to January 2011, as Chief Financial Officer of Targeted Medical Pharma, Inc.  from January 2011 to May 2011, as Chief Financial Officer and member of the Board of Directors for Bacterin International, Inc. (NASDAQ: BONE), a biologics and medical device company from 2008 to 2010, Chief Financial Officer for The Children’s Hospital Foundation from 2003 to 2008, member of the Board of Directors of Emmaus Life Sciences, Inc. in 2011, member of the Board of Directors of Boppy Company from 2005 to 2008, Senior Vice-President of Strategic Planning for First Data/Western Union (NYSE: FDC) from 2001 to 2002 and Chief Financial Officer for Frontier Airlines (former NASDAQ company acquired by Republic Airways) from 1999 to 2001. Mr. Warnecke graduated from the University of Iowa with a BBA in Accounting, Finance and Management and passed the Certified Public Accountant exam in 1979.

Management Compensation of EG I, LLC Managing Member

EG I, LLC is managed by its Managing Member, Sixty-Five Roses Ranch, Inc. and Sixty-Five Roses Ranch, Inc. receives a $5,000 per month guaranteed payment from EG I, LLC.

Limitation of Liability

Under the Company’s organizational documents, EG I, LLC’s members, board members and officers are indemnified against certain liabilities arising out of the performance of their duties. EG I, LLC’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against EG I, LLC that have not yet occurred. However, based on experience, EG I, LLC expects any risk of loss to be remote.

Security Ownership and Beneficial Ownership of Management of EG I, LLC

EG I, LLC is managed by its Managing Member, Sixty-Five Roses Ranch, Inc.  Steve Warnecke is the 100% owner of Sixty-Five Roses Ranch, Inc. As of March 31, 2015, Mr. Warnecke’s ownership, either directly or indirectly of EG I, LLC  consisted of 495,772 of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778 of the 727,619 class B interests.

Description of Securities of EG I, LLC

EG I, LLC is a Colorado limited liability company formed on September 1, 2010. The Operating Agreement, entered into as of September 1, 2010 and as amended through the date of these financial statements, includes two classes of membership interests.  Cash available or property available to be distributed in-kind by the Company to the Members may be determined, in the discretion of the Board of Managers, Distributions shall be made to the Members as follows:  (i) first, to the Class A Members with positive Adjusted Contribution Balances on the date of such Distribution (in proportion to such Adjusted Contribution Balances), until the amount of the respective Adjusted Contribution Balances is reduced to zero; and (ii) second, to all Class A and Class B Members in proportion to their Percentage Interests at the time of such Distribution.  Management of the Company is by the Board of Managers.

POST TRANSACTION PROFORMA SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMBINED COMPANY

The following table sets forth certain information with respect to (i) each director and each executive officer of the combined company; (ii) all directors and executive officers of the combined company as a group; and (iii) persons (including any “group” as that term is used in Section l3(d)(3) of the Exchange Act), expected to be the beneficial owner of more than five percent of its common stock after the closing of the Mergers. The table is based on the calculation of the beneficial ownership as of the date of this Statement and does not include the effect of any reverse stock split:

	Number of	Approximate
	Shares of	Percentage of
	Common Stock	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned
Steve B. Warnecke, CEO (1)	124,070,882	34.6%
Walter Messier, Chief Technology Officer (2)	9,778,667	2.7%
Mark Boggess (3)	1,582,949	0.4%
Virginia Orndorff, Director (3)	7,257,455	2.0%
Children's Partners Foundation (4)	911,779	0.3%
All officers and directors as a group	143,601,732	40.1%

———————

(1)

includes stock held in a Roth IRA account and excludes options for 4,058,864 shares of common stock

(2)

excludes options for 6,088,266 shares of common stock

(3)

excludes options for 1,217,653 shares of common stock

(4)

Steve B. Warnecke is Chair of the Board of Children's Partners Foundation

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet and statement of operations assumes that the proposed Mergers occurred on January 1, 2013 and combines the financial statements of Fona, Evolutionary Genomics and EG I. The statement of operations includes a pro forma adjustment for Evolutionary Genomics share of EG I unaudited net income.

The unaudited pro forma condensed combined financial information has been presented for information purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the proposed Mergers been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2015

	Historical			Adjustments		Proforma
	March 31, 2015
	EG	LLC	FONA
Cash	$280,659	$231,359	$-			$512,018
Accounts receivable	37,224					37,224
Trading securities	592,069					592,069
Prepaid expenses	12,618		10,000	(10,000)	(1)	12,618
Total current assets	922,570	231,359	10,000	(10,000)		1,153,929
Property and equipment, net	157,957					157,957
Intangible assets, net	31,356			2,337,780	(4)	2,369,136
Equity investment in EG I, LLC	163,421			(163,421)	(2)	-
Investment in VetDC, Inc.	201,924					201,924
Total non-current assets	554,658	-	-	2,174,359		2,729,017
Total assets	$1,477,228	$231,359	$10,000	$2,164,359		$3,882,946
Accounts payable and accrued expenses	$19,528		$31,203	$(31,203)	(1)	$19,528
Billings in excess of costs	116,965					116,965
Total current liabilities	136,493	-	31,203	(31,203)		136,493
Preferred Stock preference	1,341,168			(1,341,168)	(3)	-
Common Stock and paid in capital	9,349,922		1,320,217	4,099,658	(1,2,3,4)	14,769,797
Members capital accounts		1,910,000		(1,910,000)	(3)	-
Accumulated deficit	(9,344,703)	(1,678,641)	(1,341,420)	1,341,420	(1,3)	(11,023,344)
Non-controlling interest	(5,652)			5,652	(1)	-
Total equity (deficit)	(433)	231,359	(21,203)	3,536,730		3,746,453
Total liabilities and stockholders' equity	$1,477,228	$231,359	$10,000	$2,164,359		$3,882,946

———————

(1)

Fona's assets, liabilities and equity have been eliminated and the non-controlling interest recorded on EG's balance sheet.

(2)

EG's investment in LLC has been eliminated.

(3)

The merger transaction will result in the conversion of preferred stock to common stock and the equity section has been restructured to reflect the combined equity of EG and LLC after closing of the mergers and the reverse stock split.

(4)

An entry was made to book the value of the research in progress from EG I, LLC based on the consideration received.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2014

	Historical			Adjustments		Proforma
	December 31, 2014
	EG	LLC	FONA
Cash	$459,583	$283,583				$743,166
Accounts receivable	40,631					40,631
Trading securities	269,694					269,694
Prepaid expenses	16,041					16,041
Total current assets	785,949	283,583	-	-		1,069,532
Property and equipment, net	164,334					164,334
Intangible assets, net	32,007			2,337,780	(4)	2,369,787
Equity investment in EG I, LLC	174,131			(174,131)	(2)	-
Investment in VetDC, Inc.	201,924					201,924
Total non-current assets	572,396	-	-	2,163,649		2,736,045
Total assets	$1,358,345	$283,583	$-	$2,163,649		$3,805,577
Accounts payable and accrued expenses	$59,500		$13,672	$(13,672)	(1)	$59,500
Billings in excess of costs	116,965					116,965
Total current liabilities	176,465	-	13,672	(13,672)		176,465
Preferred Stock preference	1,341,168			(1,341,168)	(3)	-
Common Stock and paid in capital	9,344,281		1,320,217	4,093,303	(1,2,3,4)	14,757,801
Members' capital	-	1,910,000		(1,910,000)	(3)	-
Accumulated deficit	(9,502,272)	(1,626,417)	(1,333,889)	1,333,889	(1,3)	(11,128,689)
Non-controlling interest	(1,297)			1,297	(1)	-
Total equity (deficit)	(159,288)	283,583	(13,672)	3,518,489		3,629,112
Total liabilities and stockholders' equity	$1,358,345	$283,583	$-	$2,163,649		$3,805,577

———————

(1)

Fona's assets, liabilities and equity have been eliminated and the non-controlling interest recorded on EG's balance sheet.

(2)

EG's investment in LLC has been eliminated.

(3)

The merger transaction will result in the conversion of preferred stock to common stock and the equity section has been restructured to reflect the combined equity of EG and LLC after closing of the mergers and the reverse stock split.

(4)

An entry was made to book the value of the research in progress from EG I, LLC based on the consideration received.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2013

	Historical			Adjustments		Proforma
	December 31, 2013
	EG	LLC	FONA
Cash	$573,681	$64,893	$641			$639,215
Accounts receivable	124,464			(864)	(1)	123,600
Trading securities	-					-
Prepaid expenses	5,500		350			5,850
Total current assets	703,645	64,893	991	(864)		768,665
Property and equipment, net	8,879					8,879
Intangible assets, net	34,609			2,337,780	(3)	2,372,389
Equity investment in EG I, LLC	7,334			(7,334)	(1)	-
Investment in VetDC, Inc.	201,924					201,924
Total non-current assets	252,746	-	-	2,330,446		2,583,192
Total assets	$956,391	$64,893	$991	$2,329,582		$3,351,857
Accounts payable and accrued expenses	$47,984	$864	$78,162	$(864)	(1)	$126,146
Billings in excess of costs	-					-
Subscription payable to VetDC, Inc.	201,924					201,924
Total current liabilities	249,908	864	78,162	(864)		328,070
Preferred Stock preference	1,341,168			(1,341,168)	(2)	-
Common Stock and paid in capital	7,468,620		1,229,579	4,931,614	(1,2,3)	13,629,813
Members capital accounts	-	1,260,000		(1,260,000)	(2)	-
Accumulated deficit	(8,103,305)	(1,195,971)	(1,306,750)			(10,606,026)
Total equity (deficit)	(634,685)	64,029	(77,171)	3,671,614		3,023,787
Total liabilities and stockholders' equity	$956,391	$64,893	$991	$2,329,582		$3,351,857

———————

(1)

EG's investment in LLC has been eliminated.

(2)

The merger transaction will result in the conversion of preferred stock to common stock and the equity section has been restructured to reflect the combined equity of EG and LLC after closing of the mergers and the reverse stock split.

(3)

An entry was made to book the value of the research in progress from EG I, LLC based on the consideration received.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Three Month Ended March 31, 2015

	Historical			Adjustments		Proforma
	Three Months Ended March 31, 2015
	EG	LLC	FONA
Service revenue	$37,224			$(37,224)	(2)	$-
Cost of services sold	79,225			(79,225)	(2)	-
Gross profit (loss)	(42,001)	-	-	42,001		-
Operating expenses:
Research and development	20,003	37,224		42,001	(2)	99,228
Salaries and benefits	35,643					35,643
General and administrative	60,839	15,000	7,531	(7,531)	(1)	75,839
Total operating expenses	116,485	52,224	7,531	34,470		210,710
Operating income (loss)	(158,486)	(52,224)	(7,531)	7,531		(210,710)
Other income and (expenses):
Investment income	35	-				35
Unrealized loss on trading securities	322,375					322,375
Equity method investment losses of EG I, LLC	(10,710)			10,710	(3,5)	-
Total other income and (expenses)	311,700	-	-	10,710		322,410
Net income (loss) before income taxes	153,214	(52,224)	(7,531)	18,241		111,700
Net income (loss) attributable to
non-controlling interest	4,355	-	-	(4,355)	(1)	-
Net (loss)	$157,569	$(52,224)	$(7,531)	$13,886		$111,700
Basic net loss per share					(4)	$0.02

———————

(1)

The expenses of Fona have been eliminated.

(2)

Revenue received by EG from LLC and research and development paid by LLC to EG has been eliminated.  The EG cost of services sold associated with that revenue has been reclassified to research and development.

(3)

EG's proata share of the LLC loss for the three months ended March 31, 2015 has been eliminated as 100% of LLC activity has been included in the combined proforma statement of operations.

(4)

Basic net loss per share is based on proforma 5,881,897 shares outstanding after giving effect to the merger transactions and the impact of a one for 60.8826565 reverse stock split.  It excludes options for 220,000 shares and warrants for 127,115 shares that will be outstanding after these transactions because the impact would be anti-dilutive.

(5)

Gains on equity investments realized in conjunction with the acquisition of EG I, LLC have been excluded due to thir non-recurring nature.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Three Month Ended March 31, 2014

	Historical			Adjustments		Proforma
	Three Months Ended March 31, 2014
	EG	LLC	FONA
Service revenue	$56,140			$(45,356)	(2)	$10,784
Cost of services sold	69,372			(50,291)		19,081
Gross profit	(13,232)	-	-	4,935		(8,297)
Operating expenses:
Research and development	3,017	67,774		4,935	(2)	75,726
Salaries and benefits	55,643					55,643
General and administrative	207,009	16,313	1,120	(1,120)	(1)	223,322
Total operating expenses	265,669	84,087	1,120	3,815		354,691
Operating income (loss)	(278,901)	(84,087)	(1,120)	1,120		(362,988)
Other income and (expenses):
Investment income	198					198
Interest expense			(1,290)	1,290	(1)	-
Equity method investment losses of EG I, LLC	(4,476)			4,476	(3,5)	-
Total other income and (expenses)	(4,278)	-	(1,290)	5,766		198
Net income before income taxes	(283,179)	(84,087)	(2,410)	6,886		(362,790)
Income taxes	-	-	-	-		-
Net income	$(283,179)	$(84,087)	$(2,410)	$6,886		$(362,790)
Basic net loss per share					(4)	$(0.06)

———————

(1)

The expenses of Fona have been eliminated.

(2)

Revenue received by EG from LLC and research and development paid by LLC to EG has been eliminated.  The EG cost of services sold associated with that revenue has been reclassified to research and development.

(3)

EG's proata share of the LLC loss for the three months ended March 31, 2104 has been eliminated as 100% of LLC activity has been included in the combined proforma statement of operations.

(4)

Basic net loss per share is based on proforma 5,881,897 shares outstanding after giving effect to the merger transactions and the impact of a one for 60.88264839 reverse stock split.  It excludes options for 220,000 shares and warrants for 127,115 shares that will be outstanding after these transactions because the impact would be anti-dilutive.

(5)

Gains on equity investments realized in conjunction with the acquisition of EG I, LLC have been excluded due to thir non-recurring nature.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2014

	Historical			Adjustments		Proforma
	Year Ended December 31, 2014
	EG	LLC	FONA
Service revenue	$348,031			$(346,387)	(2)	$1,644
Cost of services sold	540,133			(391,633)		148,500
Gross profit	(192,102)	-	-	45,246		(146,856)
Operating expenses:
Research and development	115,725	368,805		45,246	(2)	529,776
Salaries and benefits	212,021					212,021
General and administrative	470,569	61,641	24,503	(24,503)	(1)	532,210
Total operating expenses	798,315	430,446	24,503	20,743		1,274,007
Operating income	(990,417)	(430,446)	(24,503)	24,503		(1,420,863)
Other income and (expenses):
Investment income	775					775
Imputed interest			(2,636)	2,636	(1)	-
Unrealized loss on trading securities	(328,139)					(328,139)
Equity method investment losses of EG I, LLC	(82,483)			82,483	(3,5)	-
Total other income and (expenses)	(409,847)	-	(2,636)	85,119		(327,364)
Net (loss) before income taxes	(1,400,264)	(430,446)	(27,139)	109,622		(1,748,227)
Net loss attributable to non-controlling interest	1,297	-	-	(1,297)	(1)	-
Net (loss)	$(1,398,967)	$(430,446)	$(27,139)	$108,325		$(1,748,227)
Basic net loss per share					(4)	$(0.30)

———————

(1)

The expenses of Fona have been eliminated.

(2)

Revenue received by EG from LLC and research and development paid by LLC to EG has been eliminated.  The EG cost of services sold associated with that revenue has been reclassified to research and development.

(3)

EG's proata share of the LLC loss for the year ended December 31, 2014 has been eliminated as 100% of LLC activity has been included in the combined proforma statement of operations.

(4)

Basic net loss per share is based on proforma 5,881,897 shares outstanding after giving effect to the merger transactions and the impact of a one for 60.8826565 reverse stock split.  It excludes options for 220,000 shares and warrants for 127,115 shares that will be outstanding after these transactions because the impact would be anti-dilutive.

(5)

Gains on equity investments realized in conjunction with the acquisition of EG I, LLC have been excluded due to thir non-recurring nature.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2013

	Historical			Adjustments		Proforma
	Year Ended December 31, 2013
	EG	LLC	FONA
Service revenue	$799,022			$(152,699)	(1)	$646,323
Cost of services sold	452,583			(259,208)	(2)	193,375
Gross profit	346,439	-	-	106,509		452,948
Operating expenses:
Research and development	13,879	192,651		106,509	(1)	313,039
Salaries and benefits	157,601					157,601
General and administrative	46,351	63,287	14,555			124,193
Total operating expenses	217,831	255,938	14,555	106,509		594,833
Operating income (loss)	128,608	(255,938)	(14,555)	-		(141,885)
Other income and (expenses):
Investment income	162					162
Interest expense			(4,705)			(4,705)
Equity method investment losses of EG I, LLC	(21,164)			21,164	(2,4)	-
Total other income and (expenses)	(21,002)	-	(4,705)	21,164		(4,543)
Net income before income taxes	107,606	(255,938)	(19,260)	21,164		(146,428)
Income taxes	-	-	-	-		-
Net income	$107,606	$(255,938)	$(19,260)	$21,164		$(146,428)
Basic net loss per share					(3)	$(0.02)

———————

(1)

Revenue received by EG from LLC and research and development paid by LLC to EG has been eliminated.

(2)

Revenue received by EG from LLC and research and development paid by LLC to EG has been eliminated.  The EG cost of services sold associated with that revenue has been reclassified to research and development.

(3)

Basic net loss per share is based on proforma 5,881,897 shares outstanding after giving effect to the merger transactions and the impact of a one for 60.8826565 reverse stock split.  It excludes options for 220,000 shares and warrants for 127,115 shares that will be outstanding after these transactions because the impact would be anti-dilutive.

(4)

Gains on equity investments realized in conjunction with the acquisition of EG I, LLC have been excluded due to thir non-recurring nature.

THE FONA ANNUAL MEETING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by our board of directors of proxies to be voted at the Fona annual meeting, which is to be held on [●], 2015, beginning at 9:30 a.m., Eastern time, at the offices of Fona, located at 1026 Anaconda Drive, Castle Rock, Colorado 80108.

Purpose of the Fona Annual Meeting

At the Fona annual meeting, Fona stockholders will be asked to consider and vote on proposals to:

•

To elect three (3) director nominees to the Fona board of directors as specified in “The Fona Annual Meeting—Proposal to Elect Directors” to serve from the date of consummation of the Mergers until the next annual meeting of the Fona stockholders or until their successors are elected and qualify;

•

To amend the provision of our Articles of Incorporation that addresses transactions with interested directors or officers;

•

To approve a one -for-60.8826484 reverse stock split of our issued and outstanding common stock;

•

To amend our Articles of Incorporation to provide that Fona is not opting out of the provisions of NRS 78.378 to NRS 78.3793;

•

To consider and vote upon an amendment (the “Name Change Amendment”) to Article I of our Articles of Incorporation to change the name of Fona from “Fona, Inc.” to “EG I Holdings, Inc.” or such name as may be determined by the Board in its sole discretion (the “Name Change”), such Name Change to occur if the Mergers are consummated (the “Name Change Proposal”);

•

To approve the 2014 Equity Incentive Plan attached as Appendix B;

•

To conduct a non-binding advisory vote on our 2015 executive compensation;

•

To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation; and

•

To vote on such other business as may properly be brought before the meeting or any adjournment thereof.

This joint proxy statement/prospectus, including the annexes, contains further information with respect to the business to be transacted at the Fona annual meeting. Fona will transact no other business at the annual meeting except such business as may properly be brought before the annual meeting or any adjournments or postponements thereof. Please refer to the joint proxy statement/prospectus of which this notice forms a part for further information with respect to the business to be transacted at the annual meeting.

The stockholders of Evolutionary Genomics and members of EG I will receive a copy of the joint proxy/registration statement upon its effectiveness and will each hold meetings in accordance with the charters and state law to vote on the merger agreement and the transaction contemplated thereby. The Mergers are subject to approval of the stockholders of Evolutionary Genomics and members of EG I.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

For this proposal, Fona is also referred to as “we,” “us,” or “our.”

These three (3) director nominees, if elected at the annual meeting, will hold office until the next annual meeting or until their successors are qualified, subject to their prior death, resignation or removal. There are no family relationships among any of our directors and executive officers. In the absence of instructions to the contrary, shares of common stock represented by properly executed proxies will be voted for the three (3) nominees listed herein below, all of whom are recommended by our board of directors and who have consented to be named and to serve if elected.

In the event that any nominee recommended by the Fona board of directors is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The election of new directors is subject to the consummation of the Mergers. Until the consummation of the Mergers, Fona’s current directors will continue in office and Fona may hold another stockholder meeting to elect directors. Our board of directors knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the record date, and is based in part on information furnished by the nominees and in part from our records.

The affirmative vote of a plurality of the shares cast at the Meeting and entitled to vote is required to elect the directors nominated above.

The slate of nominees to the Fona board of directors is favored by Fona’s board of directors. The present board believes that the slate will allow the board of directors also to have a broad range of experience.

Relationship to the Merger Agreement

Approval of this proposal is one of the conditions to the consummation of the Mergers. If this Proposal No. 1 is not approved by the Fona stockholders, and the closing condition to the merger agreement is not waived, Fona will be unable to complete the Mergers.

The board of directors unanimously recommends a vote “FOR” each director nominee listed below:

Steve B. Warnecke, 58

Steve Warnecke was appointed Chief Financial Officer, Treasurer, Secretary and member of the board of directors of Fona on June 6, 2014. Mr. Warnecke has served as a member of the board of directors of Evolutionary Genomics since September 2010 and was appointed as Chief Executive Officer in November 2010. Mr. Warnecke has served part-time roles as Chairman of the Board of Directors and Chief Financial Officer for VetDC, Inc. since November 2012 and Senior Vice President of Children’s Hospital Colorado Foundation and Chairman of Children’s Partners Foundation (supporting Children’s Hospitals and cystic fibrosis research) since November 2011. He has also been a member of the Board of Directors of CereScan since October 2014 and Bone Biologics, Inc. since November 2014. Previously, Mr. Warnecke served as Lead Independent Director and Audit Committee Chair for Evolving Systems, Inc. (NASDAQ: EVOL, an international telecom software company) from 2003 to January 2011, as Chief Financial Officer of Targeted Medical Pharma, Inc. from January 2011 to May 2011, as Chief Financial Officer and member of the Board of Directors for Bacterin International, Inc. (NASDAQ: BONE), a biologics and medical device company from 2008 to 2010, Chief Financial Officer for The Children’s Hospital Foundation from 2003 to 2008, member of the Board of Directors of Emmaus Life Sciences, Inc. in 2011, member of the Board of Directors of Boppy Company from 2005 to 2008, Senior Vice-President of Strategic Planning for First Data/Western Union (NYSE: FDC) from 2001 to 2002 and Chief Financial Officer for Frontier Airlines (former NASDAQ company acquired by Republic Airways) from 1999 to 2001. Mr. Warnecke graduated from the University of Iowa with a BBA in Accounting, Finance and Management and passed the Certified Public Accountant exam in 1979. The Fona board believes Mr. Warnecke is well qualified to serve on the Fona board due to his extensive background and experience at both the operational and board levels in multiple private and public companies.

Virginia Orndorff, 64

Ms. Orndorff was appointed as a director of the Company on October 1, 2014. She has served as a member of the Evolutionary Genomics board of directors since 2000. From February 2015 to the present, Ms. Orndorff was appointed has served as Executive Director, Chief Executive Officer and Director of the Colorado Institute for Drug, Device and Diagnostic Development. Since February 2012 Ms. Orndorff has served as Chief Executive Officer of SixOne Solutions, LLC, an early-stage oncology company. She has served also currently serves on Colorado’s State Board of Pharmacy since March 2012. She served as Chief Executive Officer and President of Evolutionary Genomics from 2000 to November 2010. From 1997 to 2000, Ms. Orndorff served as Vice President then President and Chief Executive Officer of GenoPlex, Inc. of Denver and served as Director of Technology/Business Development of NeXstar Pharmaceuticals, Inc. of Boulder, Colorado, from 1993 to 1997. From 1989 to 1993 she served as the Director of Biotechnology Programs for the Colorado Advanced Technology Institute in Denver. Ms. Orndorff was employed by the Georgia Institute of Technology as Manager of a biotechnology start-up incubator (the Health Science Technology Center) from 1987 to 1989; prior to that for eight years by Genex Corporation of Gaithersburg, Maryland, first as a Laboratory Supervisor then as Manager of Technology Assessment. From 1975 to 1979, Ms. Orndorff had served as a Microbiologist at Stanford Research Institute. She received a BA in Biology from the University of California at Santa Cruz, an MA in Microbiology from California State University at San Jose, and an MBA from Loyola College (where she graduated second in her class). The Fona board believes Ms. Orndorff is well qualified to serve on the Fona board due to her scientific background as well as her experience at both the operational and board levels in several companies.

Mark Boggess, Ph.D., 54

Dr. Mark Boggess was appointed as a director of the Company on October 1, 2014. He has served as a director of Evolutionary Genomics since 2009. Dr. Boggess has a diverse background in the animal sciences and animal industries. Born and raised on a typical Iowa farm, he served as a swine and beef cattle extension specialist with the University of Idaho in Twin Falls from 1990 to 1994 he was responsible for all swine extension and educational programming and served as the animal breeding resource specialist for the University beef extension team. From 1994 to 2004, Dr. Boggess served as President of Salmon Creek Farms, LLC where was responsible for development of the Salmon Creek Farms Natural Pork program and branded product line, at Independent Meat Company in Twin Falls, ID. From 2004 to 2009, Dr. Boggess assumed the position of Director of Animal Science for the National Pork Board where he was responsible for program direction and industry funding coordination for research in pork quality; nutritional efficiency; sow lifetime productivity; genomics-genetics; alternatives to antimicrobials; production-management systems and bio-technology. Dr. Boggess also served as the National Pork Board liaison for animal science to producers, academia, media, regulators and the National Pork Producers Council and directed numerous pork industry based advisory groups. From 2009 to 2014, Dr. Boggess served as the National Program Leader for Food Animal Production and the National Program Leader for Pasture, Forage and Rangeland Systems for the USDA Agriculture Research Service in Beltsville, Maryland. In this role, Dr. Boggess directed ARS research for diverse programs in genetics and genomics, nutrition, reproductive physiology, animal welfare and meat quality. Dr. Boggess also directed research to improve pasture and rangeland management practices and land-use strategies, improve and restore the ecology of western rangelands and improve the capacity and efficiency of forage based food animal production systems. Currently, Dr. Boggess serves as the Director of the U.S. Dairy Forage Research Center in Madison, WI. The USDFRC is unique in the world in that research programs are fully integrated and include research and expertise in soil science/ecology, forage breeding and management, forage handling and environmental engineering, animal nutrition, animal genetics/genomics, nutrient cycling/waste management, and dairy systems sustainability and management. In this role Dr. Boggess manages and directs the research programs for 21 scientists and approximately 75 support staff. The USDFRC includes two research farms in rural Wisconsin as well as offices and laboratories on the campus of the University of Wisconsin. Dr. Boggess attended Iowa State University receiving a BS degree in Animal Science in 1983. After receiving an MS degree from Cornell University with a major in Animal Breeding in 1985, Dr. Boggess returned to Iowa State University, receiving his PhD in 1990, also in Animal Breeding. The Fona board believes Dr. Boggess is well qualified to serve on the Fona board due to his extensive operational and management background in the animal sciences and animal industries.

Stockholder Communications with the Board of Directors

Our board of directors has established a process for stockholders to communicate with the board of directors or with individual directors. Stockholders who wish to communicate with our board of directors or with individual directors should direct written correspondence to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 1026 Anaconda Drive, Castle Rock Colorado 80108.

Any such communication must contain:

•

a representation that the stockholder is a holder of record of our capital stock;

•

the name and address, as they appear on our books, of the stockholder sending such communication; and

•

the class and number of shares of our capital stock that are beneficially owned by such stockholder.

Our Secretary will forward such communications to our board of directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Mr. Warnecke has the authority to discard the communication or to take appropriate legal action regarding such communication.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. We believe, based solely on a review of the copies of such reports furnished to us and representations of these persons that no other reports were filed and that all reports needed to be filed have been filed for the year ended December 31, 2014.

Certain Relationships, Related Transactions and Director Independence

Except as disclosed below, no officer, director, promoter, or affiliate of Fona has or proposes to have any direct or indirect material interest in any asset that we propose to acquire through security holdings, contracts, options, or otherwise.

We may pay any consulting or finder's fee for consulting services to assist management in evaluating a prospective business opportunity in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether or in what amount such a stock issuance might be made.

We maintain a mailing address at the offices of our president, Steve B. Warnecke, located at 1026 Anaconda Drive, Castle Rock, CO 80108 for which we pay no rent. We anticipate that following the consummation of a merger with an acquisition candidate, our office will be moved, but cannot predict future office or facility arrangements with our officers, directors or affiliates.

Steve B. Warnecke is Evolutionary Genomics’ Chief Executive Officer and Chairman of the Board and owns, directly or indirectly as of the date of this proxy statement/prospectus, 782,539 shares, or 64.2% of the Series B-2 Preferred Stock outstanding and 1,104,596 shares or 28.7% of the Common Stock outstanding. Mr. Warnecke is also 100% owner of Sixty-Five Roses Ranch, Inc. which acts as the Managing Member of EG I, and receives a $5,000 per month guaranteed payment from EG I. As of the date of this proxy statement/prospectus, Mr. Warnecke’s ownership, either directly or indirectly of EG I consisted of 445,852 or 14.6% of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778 or 23.3% of the 727,619 class B interests. Mr. Warnecke is also Chair of the Board of Children’s Partners Foundation which owns 49,920 or 1.6% of the 3,056,000 class A interests of EG I.

Walter Messier is Evolutionary Genomics’ Chief Technology Officer and Secretary and owns, as of the date of this proxy statement/prospectus, 15,000 shares, or 1.2% of the Series B-2 Preferred Stock outstanding and 128,637 shares or 3.3% of the Common Stock outstanding. As of the date of this proxy statement/prospectus, Dr. Messier’s ownership of EG I consisted of 169,778 or 23.3% of the 727,619 class B interests.

Virginia Orndorff is a Director of Evolutionary Genomics and owns, as of the date of this proxy statement/prospectus, 20,000 shares, or 1.6% of the Series B-2 Preferred Stock outstanding and 99,204 shares or 2.6% of the Common Stock outstanding.

Mark Boggess is a Director of Evolutionary Genomics and owns, as of the date of this proxy statement/prospectus, 26,000 shares or 0.7% of the Common Stock outstanding.

As we are quoted on the OTCBB and not one of the national securities exchanges, we are not subject to any director independence requirements, nor have we adopted any such requirements.

There are no agreements or understandings for any officer or director to resign at the request of another person and none of the above named officers and directors are acting on behalf of or will act at the direction of any other person.

There is no family relationship between any director or executive officer of the Company.

The Board of Directors presently has no committees.

Board Leadership Structure and Risk Oversight

We are led by Steve B. Warnecke who has served as our chairman and CEO since June 2014. Our board of directors is comprised of Mr. Warnecke and two other directors, none of which is a lead independent director.  Our full board regularly engages in discussions of risk management.  We believe that this leadership structure has been effective for the company in the time in which it has been in place. We believe that having a combined chairman/CEO provides us with the right form of leadership. We have a single leader and he is seen by our customers, business partners, investors and other stakeholders as providing us with strong leadership. We believe that our chairman/CEO together with the full board of directors, provide effective oversight of the risk management function.

SUMMARY COMPENSATION TABLE

None of Fona’s officers and/or directors receives any compensation for their respective services rendered to the Company, nor have they received such compensation since the renewal of the Fona's charter. They have agreed to act without compensation until authorized by the Fona board of directors, which is not expected to occur until Fona has generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, Fona has minimal funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with Fona.

Name and Position	Year	Salary	Bonus	Awards	Other	Total

Michael Friess	2013	$—	$—	$—	$—	$—
Chief Executive Officer	2012	$—	$—	$—	$—	$—
Chairman of the Board	2011	$—	$—	$—	$—	$—

Sanford Schwartz	2013	$—	$—	$—	$—	$—
Vice-President and Director	2012	$—	$—	$—	$—	$—
	2011	$—	$—	$—	$—	$—

Chloe DiVita	2013	$—	$—	$—	$—	$—
Chief Financial Officer (1)	2012	$—	$—	$—	$—	$—
Secretary, Treasurer and Director (1)	2011	$—	$—	$—	$—	$—

———————

(1)

On June 6, 2014, Chloe DiVita resigned from Fona and Steve B. Warnecke was appointed Treasurer, Secretary, Chief Financial Officer and Director of Fona. On October 1, 2014, Michael Friess and Sanford Schwartz resigned from Fona and Steve B. Warnecke was appointed as Chief Executive Officer and Chairman of the Board and Walter Messier was appointed as Secretary/Treasurer.  Fona has not entered into any agreement with Mr. Warnecke or Dr. Messier for their services and neither has received any compensation.

Required Vote

The affirmative vote of a plurality of the votes cast at the Meeting and entitled to vote is required to elect each director nominated above.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” each of the director nominees set forth above.

PROPOSAL NO. 2 — APPROVAL TO AMEND THE PROVISION OF FONA’S ARTICLES OF INCORPORATION THAT ADDRESSES TRANSACTIONS WITH INTERESTED DIRECTORS OR OFFICERS

Fona’s board of directors has determined that the approval of an amendment to the provision of Fona’s Articles of Incorporation that addresses transactions with interested directors or officers is advisable and in the best interests of Fona and its stockholders and has approved the Amended and Restated Articles of Incorporation, the form of which is attached as Annex A hereto, which contains this amended provision as Article 13. The amendment will provide that no transaction of Fona with any other person, firm or corporation, or in which the corporation is interested, will be affected or invalidated by the fact that the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action, so long as the transaction is approved.

Fona’s board of directors believes that it is in the best interests of Fona and its stockholders for potential transactions to be presented to Fona for consideration, regardless of whether a director or officer of Fona is interested in the transaction. Therefore, the Fona’s board of directors has decided to propose to expand this provision to include transactions where a director or officer does not know of his or her interest in the transaction.

Relationship to the other Proposed Charter Amendments and the Merger Agreement

Approval of this proposed amendment is a condition to the consummation of the Mergers. If this Proposal No. 2 is approved by the other Proposed Charter Amendment Proposals required by the merger agreement are not approved by the Fona stockholders, (i) the board of directors of Fona will abandon the Charter Amendment Proposals, and (ii) if the closing condition to the merger agreement is not waived, Fona will be unable to complete the Mergers.

This proposed amendment will be effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada. The Amended and Restated Articles of Incorporation includes this proposed amendment, as well as the other Proposed Charter Amendments. The board of directors of Fona will abandon the proposed amendment if the other Proposed Charter Amendments required by the merger agreement are not approved by the Fona stockholders. The board of directors of Fona may also abandon the proposed amendment if the Mergers are not consummated. Fona expects to file the Amended and Restated Articles of Incorporation immediately prior to the consummation of the proposed Mergers.

Required Vote

The approval of this proposal requires the affirmative vote of the stockholders holding at least a majority of the voting power.

Recommendation of the Board of Directors

The board of directors recommends a vote “FOR” the proposal to amend the Articles of Incorporation’s transactions with interested directors or officers provision.

PROPOSAL NO. 3 — APPROVAL FOR THE REVERSE SPLIT

For this proposal, Fona is also referred to as “we,” “us,” or “our.”

General

On [●], 2015, our board of directors acted by unanimous written consent to approve a reverse split of Fona common stock at a ratio of one-for-60.8826484 (“Reverse Split”) with such Reverse Split to be effected in connection with the consummation of the Mergers.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Fona’s common stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of Fona’s common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Fona’s common stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our common stock outstanding before and after the Reverse Split based on 7,894,111 shares of common stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming the Reverse Split	Assuming the Reverse Split and Mergers
Aggregate Number of Shares of Fona common stock	7,894,111	129,661	5,881,898

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by Fona’s stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of Fona’s common stock. The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares that result from the Reverse Split for any purposes other than the Mergers. In order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, Fona’s board of directors believes the number of authorized shares of common stock should be maintained at 780,000,000 shares. The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The board of director’s primary objective in proposing the Reverse Split is to help increase the per share market price of Fona’s common stock and decrease the number of outstanding shares following the Mergers. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Split will increase the market price of our common stock by an equivalent multiple, or result in any permanent increase in the market price of our common stock. The price of our common stock is dependent upon many factors, including our business and financial performance, general market conditions, consummation of the Mergers, and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of Fona as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This may increase the number of stockholders who hold less than a “round lot,” or 100 shares. This could have two disadvantages. First, each of Nasdaq Stock Market LLC and NYSE MKT LLC requires that issuers have certain number of round lot stockholders to be initially listed to the extent that Fona meets all other listing requirements and does seek to list its securities in future. Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval, if our board of directors concludes that it is in the best interests of Fona and its stockholders to effect the Reverse Split, Fona will file with the Financial Industry Regulatory Authority and Nevada Secretary of State all necessary forms to receive approval for the corporate action. The Reverse Split will be done in connection with the consummation of the Mergers. However, in the event that the merger agreement is terminated, the board of directors of Fona shall have discretion not to proceed with the Reverse Split. No further action on Fona’s part or our stockholders will be required to effect the Reverse Split. For example, if you presently hold 1,000 shares of our common stock, you would hold 17 shares of our common stock following the Reverse Split.

Approval of this proposed amendment, and the other Proposed Charter Amendments is one of the conditions to the consummation of the Mergers. If this Proposal No. 3 is not approved by the Fona stockholders, and the closing condition to the merger agreement is not waived, Fona will be unable to complete the Mergers.

Effect on Registration and Stock Trading

Fona has opted to register its common stock pursuant to section 12(g) of the Securities Exchange Act in an effort to maximize shareholder value. The proposed Reverse Split will not affect the registration of our common stock.

Fractional Shares; Exchange of Stock Certificates

Our board of directors does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of common stock as rounded up to the nearest whole share. For example, if a stockholder holds 160.25 shares of common stock following the Reverse Split, that stockholder will receive certificate representing 161 shares of common stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had [●] holders of record of our common stock (although we have significantly more beneficial holders; excludes Evolutionary Genomics stockholders and EG I members). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

We intend to mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be Fona’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when Fona’s board effects the Reverse Split, the authorized number of shares of our common stock will remain at 780,000,000. Accordingly, there will be no reduction in the number of authorized shares of our common stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of common stock will be available for issuance at such times and for such purposes as our board of directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.

The Reverse Split will have no effect on our authorized preferred stock because there are no shares of preferred stock currently outstanding.

In accordance with our Articles of Incorporation and Nevada law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized common stock at 780,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of Fona. The shares of common stock that are authorized but unissued provide our board of directors with flexibility to effect, among other transactions, public or private re-financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our board of directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our board of directors authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of any exchange. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our board of directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our board of directors intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

Upon effectiveness of the Reverse Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences to Fona Stockholders of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock. This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This summary does not address partnerships or their partners that hold our common stock. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a tax-free recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered and the holding period for the common stock received should include the holding period for the common stock surrendered.

Required Vote

Approval of the Reverse Split requires the affirmative vote of a majority of the Fona shares outstanding. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the Reverse Split Proposal.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” the reverse split proposal.

PROPOSAL NO. 4 — APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO PROVIDE THAT FONA IS NOT OPTING OUT OF THE PROVISIONS OF NRS 78.378 TO NRS 78.3793

The Fona board of directors has determined that the approval of an amendment to the Articles of Incorporation to provide that Fona is not opting out of the provisions of NRS 78.378 to NRS 78.3793 is advisable and in the best interests of Fona and its stockholders and has approved the Amended and Restated Articles of Incorporation, the form of which is attached as Annex A hereto.

These NRS statutory provisions provide that persons who acquire a “controlling interest” in a company may only be given full voting rights in their shares if such rights are conferred by the disinterested stockholders of the company at an annual or special meeting. However, any disinterested stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest may not be able to vote their shares. This statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada.

Relationship to the other Proposed Charter Amendments and the Merger Agreement

Approval of this proposal is one of the conditions to the consummation of the Mergers. If this Proposal No. 4 is not approved by the Fona stockholders, and the closing condition to the merger agreement is not waived, Fona will be unable to complete the Mergers.

This proposed amendment will be effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada. The Amended and Restated Articles of Incorporation includes this proposed amendment, as well as the other Proposed Charter Amendments. The board of directors of Fona will abandon the proposed amendment if the other Proposed Charter Amendments are not approved by the Fona stockholders. The board of directors of Fona will also abandon the proposed amendment if the Mergers are not consummated. Fona expects to file the Amended and Restated Articles of Incorporation immediately prior to the consummation of the proposed Mergers.

Required Vote

The approval of this proposal requires the affirmative vote of the stockholders holding at least a majority of the voting power.

Recommendation of the Board of Directors

The board of directors recommends a vote “FOR” the proposal to amend the Articles of Incorporation to provide that Fona is not opting out of the provisions of NRS 78.378 to NRS 78.3793.

PROPOSAL NO. 5 — APPROVAL TO CHANGE FONA’S CORPORATE NAME

On [•], 2014, our board of directors unanimously adopted a resolution approving an amendment to our certificate of incorporation to change Fona’s name and recommended that the amendment be submitted to stockholders for approval. The board of directors believes it is in Fona’s best interest to change its name from Fona, Inc. to EG Holdings, Inc. and recommends that our stockholders approve of the name change amendment.

Reasons for Name Change

Having decided to pursue the Mergers, our board of directors sought a name that would appropriately reflect the nature of our business following the Mergers since both Evolutionary Genomics and EG I are operating companies.

Proposed Amendment

The full text of Article I of the Articles of Incorporation, as proposed to be amended, is as follows:

Article I: The name of the Corporation is EG Holdings, Inc.

Board Discretion to Implement the Proposed Amendment

The board of directors expects to implement the amendment changing the name of Fona in connection with the Mergers. In the event the merger agreement is terminated, Fona will not proceed with the proposed name change.

Trading Symbol

We intend to reserve a new stock symbol with the OTCBB. If the name change amendment is effected, we intend to have our common stock trade under this new stock symbol, rather than under the current “FNAM” symbol.

Required Vote

The approval of this proposal requires the affirmative vote of the stockholders holding at least a majority of the voting power.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR approval of this proposal.

PROPOSAL NO. 6 — APPROVAL OF THE FONA 2015 EQUITY INCENTIVE PLAN

For this proposal, Fona is also referred to as “we,” “us,” or “our.”

Our Board has declared advisable, has adopted and is submitting for stockholder approval the Fona 2015 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our common stock.

If approved by our stockholders, the Plan will be effective as of the date the Mergers are consummated. Capitalized terms used but not defined in this Proposal shall have them meaning ascribed to them in the Plan, a copy of which is attached hereto as Appendix B. The following description is qualified in its entirety by reference to the Plan.

Administration. Our board of directors or a committee of the board (the “Committee”) will administer the Plan. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any Awards granted under the Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Plan. The Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Our employees, directors, officers, advisors or consultants and such persons at our affiliates are eligible to participate in the Plan. The Committee has the sole and complete authority to determine who will be granted an award under the Plan, however, it may delegate such authority to one or more of our officers under the circumstances set forth in the Plan.

Number of Shares Authorized. The Plan provides for an aggregate of 1,000,000 new shares of common stock (including the impact of the reverse stock split) to be available for awards. If an Award is forfeited or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Plan. Each share of common stock subject to an Option or a Stock Appreciation Right will reduce the number of shares available for issuance by one share, and each share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of shares of common stock available for issuance by one and one-half shares.

If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our Plan, the number of shares covered by awards then outstanding under our Plan, the limitations on awards under our Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The Plan will have a term of ten years and no further awards may be granted under the Plan after that date.

Awards Available for Grant. The Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

Options. The Committee will be authorized to grant Options to purchase common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Plan, unless the Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Plan) of our common stock at the time of grant. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights. The Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Plan. SARs will be subject to the terms and conditions established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock. The Committee will be authorized to award Restricted Stock under the Plan. Unless otherwise provided by the Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with us. The Committee will determine the terms of such Restricted Stock awards. Restricted stock is common stock that generally is non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

Restricted Stock Unit Awards. The Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with us. The Committee will determine the terms of such Restricted Stock Units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee.

Stock Bonus Awards. The Committee will be authorized to grant awards of unrestricted common stock or other awards denominated in common stock, either alone or in tandem with other awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards. The Committee will be authorized to grant any award under the Plan in the form of a Performance Compensation Award by conditioning the vesting of the award on the attainment of specific levels of performance of us and/or one or more affiliates, divisions or operational units, or any combination thereof, as determined by the Committee.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment. The Plan will have a term of ten years. Our board of directors may amend, suspend or terminate the Plan at any time; however, stockholder approval to amend the Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control. Except to the extent otherwise provided in an Award agreement or determined by the board of directors, in the event of a Change in Control, all outstanding options and equity awards (other than performance compensation awards) issued under the Plan will become fully vested and performance compensation awards will vest, as determined by the Committee, based on the level of attainment of the specified performance goals. In general, the Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a Change in Control. The Committee can also provide otherwise in an award agreement or in connection with the approval of the Change of Control under the Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and/or vesting of awards under the Plan and is intended to reflect the current provisions of the Code, the regulations thereunder and any other relevant authorities. Any such Code provision, regulation or authority may change in the future, possibly with retroactive effect. This summary is not intended to be a complete statement of applicable U.S. federal income tax law, nor does it address any tax considerations other than U.S. federal income tax considerations, such as foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. Each participant should further consult his or her own tax adviser regarding the tax treatment of the disposition of shares of common stock acquired pursuant to the exercise or receipt of any awards under the Plan.

Options. There are a number of requirements that must be met for a particular option to be treated as a qualified option. One such requirement is that common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the common stock subject to the award are transferred to the participant over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Plan.

Interests of Directors or Officers

Our directors may grant awards under the Incentive Plan to themselves as well as our officers, in addition to granting awards to our other employees, consultants and advisors.

Required Vote

The affirmative vote of a majority of the shares voted in person or represented by proxy on the matter is required to approve the 2015 Equity Incentive Plan.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the approval of the 2015 Equity Incentive Plan.

PROPOSAL NO. 7 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC has adopted final rules requiring public companies to provide stockholders with periodic advisory (non-binding votes) on executive compensation, also referred to as “say-on-pay” proposals. We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our 2013 and 2014 equity compensation program for the named executive officers listed under “Summary Compensation Table” in this Proxy Statement by voting for or against the following resolution.

“RESOLVED, that the compensation paid to Fona’s named executive officers for the fiscal years ended December 31, 2013 and 2014, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion, is hereby approved.”

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the board of directors, creating or implying any change to the fiduciary duties of the board of directors or any additional fiduciary duty by the board of directors or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The board of directors, however, may in its discretion take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Meeting.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the approval of the compensation of Fona’s named executive officers as set forth in this proxy statement.

PROPOSAL NO. 8 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The SEC has also adopted final rules requiring public companies to hold an advisory (non-binding) vote on the frequency of holding say-on-pay votes. Accordingly, as required by the SEC’s rules, we are including this proposal to give our stockholders the opportunity to inform us as to how often they wish the Company to include a say-on-pay proposal, similar to Proposal Seven, in our proxy statements.

We are presenting the following proposal, which gives you, as a stockholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every (1) one year, (2) two years, or (3) three years, or you may abstain from voting on the proposal set forth in the following resolution.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of Fona’s named executive officers as set forth in Fona’s Proxy Statement for the 2015 Annual Meeting of Stockholders should be every year, every two years, or every three years.”

The Board recommends that you vote for every three (3) years as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation. We believe this frequency is appropriate for the reasons set forth below:

1.

Our equity compensation program for the Named Executive Officers will be designed to support long-term value creation, and a vote every three years will allow the stockholders to better judge the equity compensation program in relation to our long-term performance. We strive to ensure management’s interests are aligned with stockholders’ interests to support long-term value creation through our equity compensation program. To that end, we grant equity awards to vest over multi-year periods of service to encourage our Named Executive Officers to focus on long-term performance, and recommend a vote every three years, which would allow the equity compensation to be evaluated over a similar time-frame and in relation to long-term performance.

2.

A vote every three (3) years will provide the board of directors with the time to thoughtfully consider and thoroughly respond to stockholders’ sentiments and to implement any necessary changes in light of the timing required therefor. The board of directors will carefully review changes to the executive compensation to maintain the effectiveness and credibility of the program, which is important for aligning interests and for motivating and retaining our Named Executive Officers.

3.

We are open to input from stockholders regarding board and governance matters, as well as the equity compensation program. We believe that the stockholders’ ability to contact us and board of directors at any time to express specific views on executive compensation holds us accountable to stockholders and reduces the need for and value of more frequent advisory votes on executive compensation.

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the board of directors and its committees. This vote may not be construed as overruling a decision by the board of directors or its committees, creating or implying any change to the fiduciary duties of the Board or its committees or any additional fiduciary duty by the board of directors or its committees or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the board of directors ’ recommendation and the outcome of the vote on this matter, the board of directors may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Required Vote

The proposal to approve, on an advisory basis, the frequency of advisory votes on executive compensation requires a majority of the votes cast at the Meeting by the holders of shares of Fona common stock entitled to vote in favor of having the frequency vote occurring either every one, two or three years. For purposes of determining the votes cast with respect to the vote to approve a non-binding advisory vote recommending the frequency of advisory votes on executive compensation, only those votes cast in favor of having the vote occur every one, two or three years are included. The frequency that receives the most votes shall determine the frequency of the advisory vote on equity compensation.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” having the non-binding vote on executive compensation occur every three (3) years.

Fona Record Date; Stock Entitled to Vote

Only stockholders of record of Fona common stock as of the close of business on [●], 2014, the record date, are entitled to receive notice of the annual meeting and to vote at the Fona annual meeting or any adjournments or postponements thereof. As of the record date there were 7,894,111 shares of Fona common stock outstanding. Each share of Fona common stock is entitled to one vote on each matter properly brought before the annual meeting.

The list of all stockholders of record on the record date will be available at the annual meeting and at Fona’s executive offices at 1026 Anaconda Drive, Castle Rock, CO 80108, (720) 900-8666, for the ten (10) days preceding the annual meeting.

Quorum

In order to carry on the business of the annual meeting, Fona must have a quorum. A quorum for action on any subject matter exists under the Nevada Revised Statutes, which we refer in this joint proxy statement/prospectus as the “NRS”, when a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on the matter at issue or all matters to be voted on at such annual meeting, is present.

Voting by Holders of Record

If you own shares of Fona common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares of Fona common stock. If you fail to vote, the proxies cannot vote your shares of Fona common stock at the Fona annual meeting. If you are an owner of record then you have two voting options:

•

Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this joint proxy statement/prospectus.

•

In Person. You may come to the Fona annual meeting and cast your vote there. The Fona board of directors recommends that you vote by proxy even if you plan to attend the Fona annual meeting. If your shares of Fona common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, and you wish to vote in person at the Fona annual meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Fona annual meeting.

Fona requests that Fona stockholders complete and sign the accompanying proxy and return it to Fona as soon as possible in the enclosed postage–paid envelope. When the accompanying proxy is returned properly executed, the shares of Fona stock represented by it will be voted at the Fona annual meeting in accordance with the instructions contained on the proxy card.

If you are a Fona stockholder, your broker or other nominee does not have authority to vote on the proposal to issue Fona common stock pursuant to the merger agreement. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

Your vote is very important. Whether or not you plan to attend the annual meeting, please promptly complete and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll–free telephone number or by using the Internet as described in the instructions included with your proxy card.

Effects of Abstentions and Failures to Vote

If you are a Fona stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on the approval of the Amended and Restated Articles of Incorporation, this will be a “non-vote” and it will have the same effect as a vote against the approval of the Amended and Restated Articles of Incorporation. If you are a Fona stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on any of the Fona stockholder proposals (e.g. the merger proposal) other than approval of the Proposed Charter Amendments, it will have no effect on such proposals. It will be treated as not counting toward a quorum, for it is a “non-vote.”

Voting of Shares Held in Street Name

If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a broker non-vote. In these cases, broker non-votes are counted for the purpose of determining the presence or absence of a quorum for purposes of the NRS, but will not be taken into account for purposes of satisfying the Nasdaq requirement that the total number of votes cast at the annual meeting represents a majority of the outstanding shares of Fona common stock entitled to vote. With respect to the proposal to issue shares of Fona common stock pursuant to the merger agreement, a broker non-vote will have no effect on such proposal. With respect to the proposal to adjourn the annual meeting for any purpose, including to solicit additional proxies, a broker non-vote will have no effect on such proposal. If you hold shares through a broker or other nominee and wish to vote your shares in person at the annual meeting, you must obtain a legal proxy from your broker or nominee and present it to the inspector of election with your ballot when you vote at the annual meeting.

Revocability of Proxies and Changes to a Fona Stockholder’s Vote

You may change your vote at any time before your proxy is voted at the Fona annual meeting of stockholders. You may do this in one of three ways:

•

by sending a notice of revocation to the corporate secretary, dated as of a later date than the date of the proxy and received prior to the annual meeting;

•

by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the annual meeting;

•

by attending the annual meeting of stockholders and voting in person.

Your attendance alone will not revoke any proxy.

Written notices of revocation and other communications about revoking Fona proxies should be addressed to:

Fona, Inc.

1026 Anaconda Drive

Castle Rock, CO 80108

Attention: Corporate Secretary

If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

Once voting on a particular matter is completed at the Fona annual meeting, a Fona stockholder will not be able to revoke its proxy or change its vote as to that matter.

All shares represented by valid proxies that Fona receives through this solicitation and that are not revoked will be voted in accordance with the instructions on the proxy card. If a Fona stockholder makes no specifications on its proxy card as to how it should want its shares voted before signing and returning it, such proxy will be voted “FOR” the proposal to approve the issuance of Fona common stock pursuant to the merger agreement and “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies.

Dissenter’s Rights of Appraisal

 Under Chapter 92A of the NRS, Fona stockholders will have dissenters’ rights in connection with the merger. In general, shares of Fona common stock issued and outstanding immediately prior to the effective time of the merger that are held by a holder who (i) has not voted such shares in favor of the adoption of the merger agreement, (ii) is entitled to, and who has, properly demanded and perfected dissenter’s rights for such shares of RLJ common stock in accordance with Section 92A.420 of the NRS, and (iii) has not effectively withdrawn or forfeited such dissenter’s rights prior to the effective time of the merger, will not be converted into a right to receive  merger consideration at the effective time. If, after the effective time of the merger, such holder fails to perfect or withdraws, forfeits or otherwise loses such holder’s dissenter’s rights, then (A) such shares of Fona common stock will be treated as if they had been converted as of the effective time of the merger in a right to receive the merger consideration, without interest thereon, and (B) such holder will receive the merger consideration in accordance with the terms of the merger agreement. To exercise dissenters’ rights, Fona stockholders must strictly follow the procedures prescribed by Nevada law. Attached as Annex B to this joint proxy statement/prospectus are Sections 92A.300 through 92A.500 of the NRS, which are reproduced in full and describe the procedures relating to the exercise of such dissenters’ rights.

Stockholders Sharing an Address

Fona may send a single set of stockholder documents to any household at which two or more stockholders reside. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce costs. Your materials may be householded based on your prior express or implied consent. If your materials have been householded and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information householded, you may write or call Fona at the following address or phone number: 1026 Anaconda Drive, Castle Rock, Colorado 80108, (720) 900-8666.

Other Matters to Come Before the Meeting

The Fona board of directors is not aware of any other business to be acted upon at the annual meeting. Pursuant to the NRS and the Fona bylaws, only the business described in the notice of the annual meeting of the stockholders will be conducted at such meeting.

DESCRIPTION OF CAPITAL STOCK OF FONA

We have summarized below the material terms of Fona’s common stock to be issued at the consummation of the Mergers. This summary is qualified in its entirety by reference to Nevada law, the Fona articles of incorporation and the Fona bylaws, which we encourage you to read. For greater detail on the provisions that may be important to you, please read the Fona articles of incorporation and the Fona bylaws, filed as Exhibit 3.1 and 3.2 respectively, to Fona’s Form 10 filed with the Commission on September 23, 2010.

Authorized Capital Stock

The Fona articles of incorporation provide that the total number of shares of capital stock which may be issued by Fona is 800,000,000, and the designation, the number of authorized shares and the par value of the shares of each class or series will be as follows:

Designation	Class	No. of Shares	Par Value
Common Stock	N/A	780,000,000	$0.001
Preferred Stock	N/A	20,000,000	$0.001

Voting Powers

General

The outstanding shares of Fona common stock are fully paid and non-assessable. The number of shares outstanding of the Fona common stock as of July 2, 2015 is 7,894,111 shares. Except as otherwise provided by law, as set forth in the Fona articles of incorporation, the holders of common stock will have general voting power on all matters as a single voting group.

Votes Per Share

Holders of Fona common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders.

Cumulative Voting

Holders of Fona common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the NRS, the holders of shares of Fona common stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of Fona) out of the assets of Fona legally available for such dividends or other distributions.

Preemptive Rights

No holder of shares of any capital stock of Fona has any preemptive right under the articles of incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of Fona.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209.

Anti-takeover Provisions

If the Charter Amendment Proposals approved by the requisite vote of the stockholders at the annual meeting, then the provisions of NRS 78.378 to NRS 78.3793 will apply to Fona. These NRS statutory provisions provide that persons who acquire a “controlling interest” in a company may only be given full voting rights in their shares if such rights are conferred by the disinterested stockholders of the company at an annual or special meeting. However, any disinterested stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest may not be able to vote their shares. This statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada.

Warrants

There are no outstanding options or warrants to purchase shares of common stock.

LEGAL MATTERS

The validity of the shares of Fona common stock to be issued pursuant to the merger agreement will be passed upon for Fona by Ellenoff Grossman & Schole LLP, New York, NY.

EXPERTS

The consolidated financial statements of Fona, Inc. as of December 31, 2014 and 2013, which are included with this joint proxy statement/prospectus have been audited by Schumacher & Associates, Inc., independent registered public accounting firm, as set forth in their report thereon, including therein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of Evolutionary Genomics Inc. included in this joint proxy statement/prospectus and elsewhere in the registration statement have been included in reliance upon the report of EKS&H LLLP, independent certified public accountants, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FUTURE FONA STOCKHOLDER PROPOSALS

Proposals of our stockholders that are intended to be presented by such stockholders at our next annual meeting of stockholders must be received by us no later than [●] days before [●], 2015 in order to be considered for inclusion in the joint proxy statement/prospectus relating to that meeting. In the event, however, that we change the meeting date for the 2015 annual stockholders meeting by more than 30 days from [●], 2015 we will notify stockholders and allow a reasonable time for stockholder proposals to be included in the notice of annual meeting. A stockholder proposal will need to comply with the SEC’s regulations under Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our board of directors will consider stockholder proposals, we reserve the right to omit from our joint proxy statement/prospectus, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals of our stockholders submitted outside the processes of Rule 14a-8 must be received by us no later than [●], 2015 (45 calendar days prior to the anniversary of the mailing date of this joint proxy statement/prospectus). If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2014 annual meeting.

You may write to Steve B. Warnecke, Chief Executive Officer and President, at our principal executive office, 1026 Anaconda Drive, Castle Rock, CO 80108, to deliver the materials and notices discussed above regarding the requirements for making stockholder proposals.

WHERE YOU CAN FIND MORE INFORMATION

Fona files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Fona, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this joint proxy statement/prospectus.

This joint proxy statement/prospectus will be mailed to stockholders of Fona as of record dates to be established for voting on the Mergers. Fona stockholders will also be able to obtain a copy of the joint proxy statement/prospectus, without charge, by contacting Fona at: (720) 900-8666 or 1026 Anaconda Drive, Castle Rock, CO 80108. The preliminary joint proxy statement/prospectus and definitive joint proxy statement/prospectus, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s website at http://www.sec.gov.

You may also obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from Corporate Stock Transfer, Fona’s transfer agent, at the following address and telephone number:

Corporate Stock Transfer

3200 Cherry Creek Drive South, Suite 430

Denver Colorado 80209

Phone: (303) 282-4800

If you would like to request a copy of this joint proxy statement/prospectus, please do so by [●], 2015 in order to receive them before the annual meeting. If you request a copy of this joint proxy statement/prospectus from Fona, we will mail it to you by first class mail, or another equally prompt means, within one business day after Fona receives your request.

This document is a prospectus of Fona and is a joint proxy statement of Fona for our annual meeting. Fona has not authorized anyone to give any information or make any representation about the Mergers or Fona that is different from, or in addition to, that contained in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

FONA, INC.

BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Unaudited)	(See note 1)
ASSETS

Current Assets:
Cash	$—	$—
Prepaid Expenses	10,000	—
Total Current Assets	10,000	—
TOTAL ASSETS	$10,000	$—

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable	—	—
Accounts payable, related parties	31,203	13,672
Total Current Liabilities	31,203	13,672

TOTAL LIABILITIES	31,203	13,672

Commitments and contingencies
(Notes 1, 2, 4 and 5)

Stockholders' (Deficit)
Preferred Stock, $.001 par value 20,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock, $.001 par value 780,000,000 shares authorized, 7,894,111 issued and outstanding (Note 4)	7,894	7,894
Additional paid-in capital	1,312,323	1,312,323
Accumulated (Deficit)	(1,341,420)	(1,333,889)

TOTAL STOCKHOLDERS' EQUITY OR (DEFICIT)	(21,203)	(13,672)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY OR (DEFICIT)	$10,000	$—

The accompanying notes are an integral part of the financial statements.

FONA, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Revenue	$—	$—

Expenses:
Accounting and audit fees	5,800	—
Transfer agent fees	300	365
Filing Fees	1,431	—
General corporate fees	—	750
Other	—	5
Total Expenses	7,531	1,120

Net Operating (Loss)	(7,531)	(1,120)

Other Expenses:
Interest Expense	—	1,290
Total Other Expenses	—	1,290

Net Other (Expense)	—	(1,290)

Net (Loss)	(7,531)	(2,410)

Per Share	$—	$—

Weighted Average Shares Outstanding	7,894,111	7,894,111

The accompanying notes are an integral part of the financial statements.

FONA, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2015	2014

Cash Flows from Operating Activities:
Net Income (Loss)	$(7,531)	$(2,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash interest	—	1,290
(Decrease) in accounts payable and accrued expenses	—	(1,650)
(Increase) in prepaid expenses	(10,000)	50
Net Cash (Used in) Operating Activities	(17,531)	(2,720)

Cash Flows from Investing Activities	—	—

Cash Flows from Financing Activities:
Advance from related party	17,531	2,550
Net Cash Provided by Financing Activities	17,531	2,550

Increase (decrease) in Cash	—	(170)

Cash, Beginning of Period	—	641

Cash, End of Period	$—	$471

Interest Paid	$—	$—

Income Taxes Paid	$—	$—

Supplemental Disclosure of Non-Cash Transactions:
Conversion of debt to paid in capital	$—	—

The accompanying notes are an integral part of the financial statements.

FONA, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2015 (Unaudited)

(1) Unaudited Financial Statements

The balance sheet as of March 31, 2015, the statements of operations and the statements of cash flows for the three months ended March 31, 2015 and 2014 have been prepared by Fona, Inc. (the “Company”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at March 31, 2015 and for all periods presented, have been made.

It is suggested that these statements be read in conjunction with the December 31, 2014 audited financial statements and the accompanying notes included in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

(2) Basis of Presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no active business operations and has negative working capital and stockholders’ deficits, which raise substantial doubt about its ability to continue as a going concern.

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has previously financed its operations primarily through cash advances from related parties. A related party advanced the Company $17,531 during the three months ended March 31, 2015 and the balance due to that related party was $31,203 as of March 31, 2015.

Management has opted to resume the filing of Securities and Exchange Commission (SEC) reporting documentation and then to seek a business combination. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

(3) Common Stock

Pursuant to the Articles of Incorporation as amended, the Company is authorized to issue 780,000,000 common shares with $.001 par value. As of March 31, 2015, there were 7,894,111 shares of common stock issued and outstanding.

(4) Related Party Transactions

For the three months ended March 31, 2015, Evolutionary Genomics, Inc., the majority shareholder of the Company as of March 31, 2015, advanced $17,531 in payment of expenses on behalf of the Company.

The Company uses the offices of its President for its mailing address and minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.

FONA, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2015 (Unaudited)

(5) Amended and Restated Agreement and Plan of Merger

On June 6, 2014, Evolutionary Genomics, EG I, Fona, Fona Merger Sub, Inc., and Fona Merger Sub, LLC entered into a merger agreement as amended by the Amended and Restated Agreement and Plan of Merger dated March 2, 2015, pursuant to which, subject to certain conditions, Fona Merger Sub, Inc. will merge with Evolutionary Genomics and Fona Merger Sub, LLC will merge with EG I, with each Evolutionary Genomics and EG I surviving as wholly-owned subsidiaries of Fona. Pursuant to the terms of the merger agreement, at the effective time of the Mergers, the Company shall cause to be paid or issued to stockholders of record of Evolutionary Genomics as of the effective time of the Mergers, 308,821,675 newly issued shares of Fona’s common stock and 47,323,188 shares of newly issued Fona common stock to the members of EG I. The closing of the Mergers shall occur on or before December 31, 2015, unless earlier terminated. Evolutionary Genomics and EG I may at any time mutually agree to change the method of effecting the Mergers, including entering into an appropriate amendment to the merger agreement.

The merger agreement contains customary representations and warranties of Evolutionary Genomics, EG I, Fona, and Fona’s subsidiaries. The merger agreement also contains customary covenants and agreements, including, without limitation, covenants relating to the conduct of Fona’s business between the date of signing of the merger agreement and closing date. Notwithstanding the limitations in the merger agreement, each of Evolutionary Genomics, EG I and Fona retain the right to engage in discussions or negotiations regarding alternative acquisition proposals to the extent necessary to fulfill the fiduciary duties of their respective boards of directors to their stockholders, subject to certain requirements. The Mergers are intended to be a transaction or transactions described in Section 351 of the Internal Revenue Code (the “Code”).

The completion of the Mergers are subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by the EG stockholders and EG I members of the merger agreement, (ii) the issuance of the Merger consideration in connection with the consummation of the Mergers, (iii) the effectiveness of a joint proxy statement/prospectus included in Fona’s registration statement on Form S-4, (iv) holders of either securities in Evolutionary Genomics and EG I shall not be entitled to dissenters’ or appraisal rights, (v) absence of certain orders or regulations prohibiting the consummation of the Mergers, (vi) the effectiveness of a one-for-60.8826565 reverse split of the Common Stock, and (vii) the approval or consent of any governmental authorities and third parties with respect to the transactions contemplated by the merger agreement.

(6) Subsequent Events

The Company has evaluated events subsequent to March 31, 2015 and through the date the financial statements were available to be issued, to assess the need for potential recognition or disclosure in this report. No events were noted that require recognition or disclosure in the financial statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Fona, Inc.

We have audited the accompanying balance sheets of Fona, Inc. as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ (deficit), and cash flows for the two years ended December 31, 2014 and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fona, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the two years ended December 31, 2014 and 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has no business operations and has negative working capital and stockholders’ deficits, which raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.

Certified Public Accountants

7931 S Broadway, #314

Littleton, CO   80122

March 2, 2015

FONA, INC.

BALANCE SHEETS

	December 31,
	2014	2013
ASSETS

Current Assets:
Cash	$—	$641
Prepaid Expenses	—	350
Total Current Assets	—	991

TOTAL ASSETS	$—	$991

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable	$—	$1,650
Accounts payable, related parties	13,672	76,512
Total Current Liabilities	13,672	78,162

TOTAL LIABILITIES	13,672	78,162

Commitments and contingencies (Notes 1, 2, 3, 4 and 6)

Stockholders' (Deficit)
Preferred stock, $.001 par value 20,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.001 par value 780,000,000 shares authorized, 7,894,111 issued and outstanding	7,894	7,894
Additional paid-in capital	1,312,323	1,221,685
Accumulated (deficit)	(1,333,889)	(1,306,750)

TOTAL STOCKHOLDERS' (DEFICIT)	(13,672)	(77,171)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$—	$991

The accompanying notes are an integral part of the financial statements.

FONA, INC.

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2014		2013

Revenues		$—		$—

Operating Expenses:
Accounting and audit fees		12,210		7,600
Attorney fees		2,228		1,105
Filing fees		6,698		3,307
General corporate fees		750		750
Printing and mailing costs		—		—
Transfer agent fees		2,576		1,745
Other		41		48
Total Expenses		24,503		14,555

Net Operating (Loss)		(24,503)		(14,555)

Other Expenses:
Interest Expense		2,636		4,705
Total Other Expenses		2,636		4,705

Net Other (Expense)		(2,636)		(4,705)

Net (Loss)		(27,139)		(19,260)

Per Share	$	Nil	$	Nil

Weighted Average Shares Outstanding		7,894,111		7,894,111

The accompanying notes are an integral part of the financial statements.

FONA, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)

For the years ended December 31, 2014 and 2013

				Additional
	Preferred	Common Stock		Paid In	Accumulated
	Stock	Shares	Amount	Capital	(Deficit)	Total

Balance at December 31, 2012	—	7,894,111	7,894	1,216,980	(1,287,490)	(62,616)

Imputed Interest	—	—	—	4,705	—	4,705
Net loss-year ended December 31, 2013	—	—	—	—	(19,260)	(19,260)
Balance at December 31, 2013	—	7,894,111	$7,894	1,221,685	(1,306,750)	(77,171)
Imputed Interest	—	—	—	2,636	—	2,636
Forgiveness of Debt	—	—	—	88,002	—	88,002
Net loss-year ended December 31, 2014	—	—	—	—	(27,139)	(27,139)
Balance at December 31, 2014	$—	7,894,111	$7,894	$1,312,323	$(1,333,889)	$(13,672)

The accompanying notes are an integral part of the financial statements.

FONA, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2014	2013

Cash Flows from Operating Activities:
Net (loss)	$(27,139)	$(19,260)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Non cash interest	2,636	4,705
(Decrease) increase in accounts payable and accrued expenses	(1,650)	1,200
Decrease in prepaid expenses	350	187

Net Cash (Used in) Operating Activities	(25,803)	(13,168)

Cash Flows from Investing Activities:
Net Cash Provided by Investing Activities	—	—

Cash Flows from Financing Activities:
Sale of common stock	—	—
Advances (net) from related parties	25,162	13,695

Net Cash Provided by Financing Activities	25,162	13,695

(Decrease) Increase in Cash	(641)	527

Cash, Beginning of Period	641	114

Cash, End of Period	$—	$641

Interest Paid	$—	$—
Income Taxes Paid	$—	$—

Supplemental Disclosure of Non-Cash Transactions:
Debt forgiveness	$88,002	$—

The accompanying notes are an integral part of the financial statements.

FONA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

(1) Summary of Accounting Policies, and Description of Business

This summary of significant accounting policies of Fona, Inc. (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

(a) Organization and Description of Business

The Company was incorporated as Fonahome Corporation in 1990 under the laws of the State of Minnesota. On March 3, 2009, the Company held a shareholder meeting approving a migratory merger to Nevada and a name change to Fona, Inc., which became effective March 24, 2010.

The Company initially developed and marketed an interactive information and advertising service, but ceased all major operations in December, 1999. Currently the Company plans to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

Effective August 1, 2008, the Company commenced activities to become a reporting company with the Securities and Exchange Commission (“SEC”) with the intention to become a publicly trading company.

On March 2, 2015, Evolutionary Genomics, Inc. (“EG”), EG I, LLC (“EG I”) and the Company, Fona Merger Sub, Inc. (“Sub”) and Fona Merger Sub, LLC (“Sub LLC”), entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to certain conditions, Sub will merge with EG and Sub LLC will merge with EG I, with each EG and EG I surviving as wholly-owned subsidiaries of the Company (the “Mergers”).

(b) Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(c) Per Share Information

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

(d) Basis of Presentation - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no business operations and has negative working capital and stockholders’ deficits, which raise substantial doubt about its ability to continue as a going concern.

FONA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

(1) Summary of Accounting Policies, Continued

In view of these matters, continued operations of the Company is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has financed its operations primarily through cash advances from related parties, which has advanced the Company a total of $11,674 for working capital on an “as needed” basis, including $25,162 during the year ended December 31, 2014. There is no assurance that these advances will continue in the future.

The Company has entered into an Agreement and Plan of Merger as amended by the Amended and Restated Agreement and Plan of Merger dated March 2, 2015 and believes that consummating this merger provides an opportunity for the Company to continue as a going concern.

(e) Recent Accounting Pronouncements

There were various accounting standards and interpretations issued during 2014 and 2013, none of which are expected to a have a material impact on the Company’s consolidated financial position, operations or cash flows.

The Financial Accounting Standards Board issued Accounting Standards Update No. 2014-15 in August 2014 regarding disclosure of uncertainties about an entity’s ability to continue as a going concern.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

The Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10 in June 2014 which eliminated certain financial reporting requirements for development stage companies.  This update was required to become effective for the Company as of the first annual period beginning after December 15, 2014 and early adoption is permitted.  The Company elected early adoption of this update.

(f) Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to complete a business combination.

(g) Revenue Recognition

It is the Company's policy that revenue is recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectability is reasonably assured.

(h) Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

(i) Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ASC Subtopic 825-10 ("ASC 825-10"), "Disclosures About Fair Value of Financial Instruments." ASC 825-10 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, cash equivalents, accounts payable, accrued expenses, and accounts payable-related party approximate their estimated fair values due to their short-term maturities.

FONA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

(1) Summary of Accounting Policies, Continued

(j) Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) ASC 740, “Accounting for Income Taxes”, which requires the use of assets and liability method of accounting for income taxes. The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

(k) Concentrations

Financial instruments that potentially subject the company to concentrations of credit risk consist principally of cash and cash equivalents. At December 31, 2014 and December 31, 2013, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

(l) Reclassification

Certain amounts previously reported have been reclassified to conform to current presentation.

(m) Other

The Company has selected December 31 as its fiscal year end.

The Company has paid no dividends.

No advertising expense has been incurred.

The Company consists of one reportable business segment.

The Company has not entered into any leases.

(2) Income Taxes

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carry forwards, limited by the value of the shell. The net operating loss carry forward if not used, will expire in various years through 2032, and is severely restricted as per the Internal Revenue code if there is a change in ownership. The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carry forwards may be further limited by other provisions of the tax laws. Our income tax returns are no longer subject to Federal tax examinations by tax authorities for years before December 31, 2011.

FONA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

(2) Income Taxes, Continued

The Company’s deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

Period Ending	Estimated NOL Carry- forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit

December 31, 2013	605,810	Various	112,075	(112,075)	(3,563)	—
December 31, 2014	354,403	Various	65,565	(65,565)	46,510	—

Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating loss carry forward	(15.0)%
State tax (benefit) net of Federal benefit	(3.5)%
Deferred income tax valuation allowance	18.5%
Actual tax rate	—

The change in valuation allowance for the year ended December 31, 2014 was primarily a result of the change in value of the Company resulting from the change of control under the Agreement and Plan of Merger dated June 6, 2014, partially offset by the net loss for the year ended December 31, 2014.

(3) Related Party Transactions

The Company’s officers and directors are also the officers and directors of Evolutionary Genomics, Inc. with whom the Company has entered into the Amended and Restated Agreement and Plan of Merger dated March 2, 2015. Mr. Warnecke is the Evolutionary Genomics, Inc.’s Chief Executive Officer and Chairman of the Board and owns, directly or indirectly, 782,539 shares, or 64.2% of the Series B-2 Preferred Stock outstanding and 1,104,596 shares or 28.7% of the Common Stock outstanding as of December 31, 2014.

Mr. Warnecke is also 100% owner of Sixty-Five Roses Ranch, Inc. which acts as the Managing Member of EG I, LLC, which is a party to the Amended and Restated Agreement and Plan of Merger dated March 2, 2015.  As of December 31, 2014, Mr. Warnecke’s ownership, either directly or indirectly of EG I, LLC  consisted of 495,772 of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778 of the 727,619 class B interests.

The Company maintains a mailing address at the offices of its chief executive officer, Steve B. Warnecke, located at 1026 Anaconda Drive, Castle Rock, CO  80108 at no cost to the Company.

At December 31, 2013, the Company owed $76,512 to related parties for expenses of the Company. As of June 30, 2014, the Company owed $88,002 to related parties for the expenses of the Company.  On June 30, 2014, Sanford Schwartz and Michael Friess, the former majority shareholders of both the related party and the Company as of June 30, 2014, released the Company of debt totaling $88,002 resulting in a reclassification of the related party debt to additional paid in capital.  For the six months ended December 31, 2014, Evolutionary Genomics, Inc., the majority shareholder of the Company as of December 31, 2014, advanced $13,672 in payment of expenses on behalf of the Company. The advances are uncollateralized, bear no interest and are due on demand.

(4) Amended and Restated Agreement and Plan of Merger

On June 6, 2014, the Company, Evolutionary Genomics, Inc. (“EG”), EG I, LLC (“EG I”), Fona Merger Sub, Inc., (“Sub”) and Fona Merger Sub, LLC (“Sub LLC”) entered into an Agreement and Plan of Merger as amended by the Amended and Restated Agreement and Plan of Merger dated March 2, 2015 (the “Merger Agreement”), pursuant to which, subject to certain conditions, Sub will merge with EG and Sub LLC will merge with EG I, with each EG and EG I surviving as wholly-owned subsidiaries of the Company.

FONA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

(4) Amended and Restated Agreement and Plan of Merger, Continued

Pursuant to the terms of the Merger Agreement, at the effective time of the Mergers, the Company shall cause to be paid or issued to stockholders of record of EG as of the effective time of the Mergers, 308,821,675 newly issued shares of common stock, par value $0.001 per share of the Company giving them 86.2% of the combined company and 47,323,188 shares of Common Stock to the members of EG I giving them 13.3% of the combined company. The original shareholders of the Company shall retain 1,960,688 shares, or .5% (or one-half of one percent) of the combined company.  The closing of the Mergers shall occur on or before December 31, 2015 (“Closing”).  EG and EG I may at any time mutually agree to change the method of effecting the business combination, including entering into an appropriate amendment to the Merger Agreement.  The Mergers are intended to be a transaction or transactions described in Section 351 of the Internal Revenue Code (the “Code”).

The completion of the Mergers are subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by the EG Stockholders and EG I Members of the Merger Agreement, (ii) the issuance of the Merger consideration in connection with the consummation of the Mergers, (iii) the effectiveness of a joint proxy statement/prospectus included in the Company’s registration statement on Form S-4, (iv) the effectiveness of a Registration Statement on Form S-1 to register certain shares held by certain shareholders of Company, (v) holders of either securities in EG and EG I shall not be entitled to dissenters’ or appraisal rights, (vi) absence of certain orders or regulations prohibiting the consummation of the Mergers, (vii) the effectiveness of a 1 for 60.8826565 shares reverse split of the Common Stock, and (vii) the approval or consent of any governmental authorities and third parties with respect to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for EG, EG I and the Company. The Merger Agreement may be terminated for reasons, including but not limited to, the following:  (i) the mutual consent of the parties upon a majority vote of the boards of directors of the Company and EG or the board of managers of EG I, (ii) by any party to the Merger Agreement if any required governmental approval is denied, (iii) by any party to the Merger Agreement if the Merger is not consummated on or before December 31, 2015, (iv) by the board of managers of EG I or board of directors of EG if the Company, Sub or Sub LLC enter into any binding agreement that is not contemplated by the Merger Agreement, or (v) the occurrence of a material adverse effect that individually has or could reasonably be expected to have a material adverse effect on the Company, Sub or Sub LLC.

On June 6, 2014, the Company entered into a Securities Purchase Agreement (the “First SPA”) whereby Michael Friess, the Chairman of the Board, President and Chief Executive of the Company and Sanford Schwartz, member of the Company’s Board of Directors, agreed to sell, and EG, agreed to purchase, 366,000 shares of common stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $145,000.  The First SPA further gave EG an option to purchase an additional 1,611,475 shares of common stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $10,000 (the “Friess-Schwartz Option”).

In conjunction with the First SPA, EG entered into a securities purchase agreement with Nick Boosalis, a shareholder of Company, Desfaire, Inc., a Minnesota corporation and affiliate of Nick Boosalis, and The Boosalis Group, Inc., a Minnesota corporation and also an affiliate of Nick Boosalis, for the purchase of an option to acquire an aggregate of 2,252,233 shares of common stock of the Company (the “Boosalis Option”).

On October 1, 2014, EG entered into a Securities Purchase Agreement (the “Second SPA”) with Michael Friess, Sanford Schwartz, Nick Boosalis, Desfaire, Inc. and The Boosalis Group, Inc., pursuant to which, in consideration of $110,000, EG purchased, in the aggregate, 5,201,423 shares of Company’s common stock.  As a result of the Second SPA, there was a change in control of Company.  EG currently owns 5,933,423 shares of Company’s common stock, or 75.16%.  The source of the funds for the purchase price for the shares of common stock was the working capital of EG. Simultaneously with the closing of the Second SPA, and in conjunction with the change in control, (i) Virginia Orndorff and Mark Boggess were appointed as directors of Company in addition to their roles as directors of EG and (ii) Messrs. Friess and Schwartz’s resigned as directors of Company.

FONA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

(5) Common Stock

Pursuant to the Articles of Incorporation of Fona, Inc., the Company is authorized to issue 780,000,000 common shares with $.001 par value. There were 7,894,111 shares of common stock issued and outstanding at December 31, 2014. There were no preferred shares outstanding as of December 31, 2014.

On March 3, 2009, the Board of Directors unanimously approved an Agreement and Plan of Merger effectively changing the name of the Company to Fona Inc., a Nevada corporation (“Re-incorporation Merger”) and simultaneously adopting the capital structure of Fona Inc., which includes total authorized capital stock of 800,000,000, of which 780,000,000 are common stock, with a par value of $.001 per share and 20,000,000 are blank check preferred stock, with a par value of $.001 per share.

(6) Subsequent Events

The Company has evaluated events subsequent to December 31, 2014 and through the date the financial statements were available to be issued, to assess the need for potential recognition or disclosure in this report. As discussed in Note 4, the Company entered into the Amended and Restated Agreement and Plan of Merger as of March 2, 2015.

Evolutionary Genomics, Inc. and Subsidiary

Consolidated Balance Sheets

	March 31,	December 31,
	2015	2014
	(Unaudited)	(Audited)
A S S E T S

Current assets
Cash	$280,659	$459,583
Accounts receivable	37,224	40,631
Trading securities	592,069	269,694
Prepaid expenses	12,618	16,041
Total current assets	922,570	785,949

Non-current assets
Property and equipment, net	157,957	164,334
Intangible assets, net	31,356	32,007
Equity investment in EG I, LLC	163,421	174,131
Investment in VetDC, Inc.	201,924	201,924
Total non-current assets	554,658	572,396

Total assets	$1,477,228	$1,358,345

L I A B I L I T I E S A N D S T O C K H O L D E R S ' E Q U I T Y

Current liabilities
Accounts payable and accrued expenses	$19,528	$59,500
Billings in excess of costs	116,965	116,965
Total current liabilities	136,493	176,465

Commitments and contingencies

Preferred Stock subject to possible redemption, $0.001 par value; 10,000,000 shares authorized:
Series B-2 Convertible Preferred Stock, $0.001 par value; 2,500,000 shares authorized, 1,219,244 shares issued and outstanding at March 31, 2015 and December 31, 2014; liquidation preference of $1,341,168	1,341,168	1,341,168

Stockholders' equity
Common Stock, $0.001 par value; 25,000,000 shares authorized, 3,853,164 shares issued and outstanding at March 31, 2015 and December 31, 2014	3,853	3,853
Additional paid-in capital	9,346,069	9,340,428
Accumulated deficit	(9,344,703)	(9,502,272)
Total Evolutionary Genomics, Inc. stockholders' equity	5,219	(157,991)
Non-controlling interest	(5,652)	(1,297)
Total equity	(433)	(159,288)

Total liabilities and equity	$1,477,228	$1,358,345

See notes to financial statements.

Evolutionary Genomics, Inc. and Subsidiary

Consolidated Statements of Operations

Three Months Ended March 31, 2015 and 2014

	2015	2014

Service revenue	$37,224	$56,140

Cost of services sold	79,225	69,372

Gross profit (loss)	(42,001)	(13,232)

Operating expenses
Research and development	20,003	3,017
Salaries and benefits	35,643	55,643
General and administrative	60,839	207,009
Total operating expenses	116,485	265,669

Operating (loss)	(158,486)	(278,901)

Other income (expenses):
Investment income	35	198
Unrealized gain on trading securities	322,375	-
Equity method investment (losses) of EG I, LLC	(10,710)	(4,476)
Total other income (expenses)	311,700	(4,278)

Net income (loss)	153,214	(283,179)
Net loss attributable to non-controlling interest	4,355	-

Net income (loss) attributable to Evolutionary Genomics, Inc.	$157,569	$(283,179)

See notes to financial statements.

Evolutionary Genomics, Inc. and Subsidiary

Consolidated Statement of Stockholders' Equity

March 31, 2015

			Additional		Non-	Stockholders'
	Common Stock		Paid-In	Accumulated	Controlling	Equity
	Shares	Amount	Capital	Deficit	Interest	(Deficit)

Balance, December 31, 2013	3,034,857	$3,035	$7,465,585	$(8,103,305)	$-	$(634,685)
Issuance of Common Stock	657,001	657	1,970,346	-	-	1,971,003
Common Stock issued on option exercise	120,000	120	65,880	-	-	66,000
Common Stock issued on warrant exercise	3,306	3	3,634	-	-	3,637
Common Stock issued to consultant	20,000	20	21,980	-	-	22,000
Stock compensation	18,000	18	68,003	-	-	68,021
Acquisition of Fona, Inc.	-	-	(255,000)	-	-	(255,000)
Net (loss)	-	-	-	(1,398,967)	(1,297)	(1,400,264)
Balance, December 31, 2014	3,853,164	3,853	9,340,428	(9,502,272)	(1,297)	(159,288)

Stock compensation	-	-	5,641	-	-	5,641
Net income (loss)	-	-	-	157,569	(4,355)	153,214
Balance, March 31, 2015	3,853,164	$3,853	$9,346,069	$(9,344,703)	$(5,652)	$(433)

See notes to financial statements.

Evolutionary Genomics, Inc. and Subsidiary

Unaudited Consolidated Statements of Cash Flows

Three Months Ended March 31, 2015 and 2014

	2015	2014
Cash flows from operating activities:
Net income (loss)	$153,214	$(283,179)
Adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation and amortization	7,028	1,183
Equity method investment losses of EG I, LLC	10,710	4,476
Stock-based compensation	5,641	32,593
Unrealized (gain) on trading securities	(322,375)	-
Changes in operating assets and liabilities:
Accounts receivable	3,407	113,680
Costs in excess of billings	-	(45,356)
Prepaid expenses	3,423	(3,962)
Accounts payable and accrued expenses	(39,972)	(27,311)
Billings in excess of costs	-	-
Cash flows from operating activities	(178,924)	(207,876)

Cash flows from investing activities:
Purchase of property and equipment	-	-
Payment of subscription payable	-	(201,924)
Cash flows from investing activities	-	(201,924)

Cash flows from financing activities:
Proceeds from issuance of Common Stock	-	1,439,701
Proceeds from exercise of Common Stock warrants	-	3,637
Proceeds from exercise of Common Stock options	-	66,000
Cash flows from financing activities	-	1,509,338

Net change in cash	(178,924)	1,099,538

Cash, beginning of period	459,583	573,681

Cash, end of period	$280,659	$1,673,219

Supplemental disclosure of non-cash investing and financing activities:
Subscription receivable for issuance of common stock	$-	$531,302

See notes to financial statements.

Evolutionary Genomics, Inc.

Unaudited Notes to Financial Statements

March 31, 2015

Note 1: Business Activity

Evolutionary Genomics, Inc. (the “Company”, “We” or “Our”) has developed a unique technology platform, the Adapted Traits Platform (“ATP”), to identify commercially valuable genes that control important traits in animals and plants. We are using the ATP to identify genes to improve crop plant traits such as yield, sugar content, biomass, drought tolerance and pest/disease resistance. Our platform identifies key genes which have changed successfully to impart new or improved traits.

The Company performs its research on behalf of governmental organizations, non-profit foundations and commercial entities, and receives revenue from grants and commercial research contracts. These grants/contracts contain fixed fee arrangements and may also have licensing provisions upon effective commercialization of research results. Successful commercialization may take many years to produce license royalty payments. Ownership of intellectual property developed in research projects varies from the Company retaining no rights to intellectual property, to joint ownership, to the Company retaining all rights.

All revenue for the three months ended March 31, 2015 and 2014 was from sources inside the United States. All service revenue for the three months ended March 31, 2015 and 2014 was from contractual research projects and there was no licensing revenue. The Company recorded no other revenue for the three months ended March 31, 2015 and 2014.

During the year ending December 31, 2014, the Company purchased 75.16% of the outstanding stock of Fona, Inc., a public shell company for $255,000. As a public shell company does not constitute a business and the purchase was done in contemplation of a reverse merger, the Company accounted for the payment as a distribution to Fona, Inc. shareholders. The Company also entered into an Agreement and Plan of Merger pursuant to which, subject to certain conditions, the Company and its subsidiaries will merge with Fona, Inc. and its subsidiaries. Further information about these transactions can be found in Note 11.

Note 2: Summary of Significant Accounting Policies

Principals of Consolidation: These consolidated financial statements include the accounts of Evolutionary Genomics, Inc. and its wholly owned and majority-owned subsidiaries. All material intercompany transactions and balances have been eliminated.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash: The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less when purchased to be cash.

Accounts Receivable: Accounts receivable are carried at cost less an allowance for doubtful accounts, if an allowance is deemed necessary. On a periodic basis the Company evaluates its accounts receivable and determines the requirement for an allowance for doubtful accounts based upon the history of past write-offs, collections, and current credit conditions. A receivable is written off when it is determined that all reasonable collection efforts have been exhausted and the potential for recovery is considered remote. The Company recorded no allowance for doubtful accounts as of March 31, 2015 and December 31, 2014. Recoveries of receivables previously written off are recorded when received. We do not charge interest on past due receivables.

Trading Securities: The Company’s short-term investments are comprised of equity securities, all of which are classified as trading securities and are carried at their fair value based on the quoted market prices of the securities at December 31, 2014 and 2013. Net realized and unrealized gains and losses on trading securities are included in net earnings. For purpose of determining realized gains and losses, the cost of securities sold is based on specific identification.

Evolutionary Genomics, Inc.

Unaudited Notes to Financial Statements

March 31, 2015

Property and Equipment: Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over three- to seven-year estimated useful lives of software, furniture and fixtures and equipment. Maintenance and repairs are expensed as incurred; major renewals and betterments that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

Long-Lived Assets: The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. An impairment is considered to exist if the total estimated undiscounted cash flows are less than the carrying amount of the asset. An impairment loss is measured and recorded to the extent that the carrying amount of the asset exceeds its estimated fair value. No asset impairment was recorded during the three months ended March 31, 2015 and 2014.

Intangible Assets: Intangible assets include patents on the Company’s core technology for gene identification, which are amortized over their expected useful life of twenty years using the straight-line method. Costs incurred to renew intangible assets are expensed in the period incurred, while costs incurred to extend the lives of intangible assets are capitalized and amortized over the remaining useful life of the asset.

Investment in EG I, LLC: EG I, LLC is related to the Company through common ownership and management. The Company accounts for its investment in EG I, LLC using the equity method. Accordingly, investments are capitalized, dividends received decrease the investment and the Company records its proportional interest in the earnings (losses) of the entity in other income (expense). During the three months ended March 31, 2015 and 2014, the Company did not make any additional investments in EG I, LLC, and recognized equity in net losses of EG I, LLC of $10,710 and $4,476, respectively. No dividends were received through March 31, 2015 and there were no unrealized profits or losses on intercompany transactions as of March 31, 2015 and December 31, 2014.

Investment in VetDC, Inc.: As of November 1, 2013, the Company committed to making a $201,924 investment for 201,924 shares of series A-2 preferred stock in VetDC, Inc., a Delaware C corporation, which is focused on developing pet therapeutic products. VetDC, Inc. is related to the Company through common ownership and management. The investment was made for purposes of capital appreciation and from the Company’s excess cash reserves. The Company accounts for its investment in VetDC, Inc. using the cost method and the carrying amount of the investment as of March 31, 2015 and December 31, 2014 is $201,924. VetDC, Inc. is the only cost method investment that the Company owns. The Company is exempt from estimating interim fair values because the investment does not meet the definition of a publicly traded company. The fair value of the investment was not measured as of March 31, 2015 or December 31, 2014 because no identified events or changes in circumstances have occurred that may have a significant adverse effect on the fair value of the investment.

Billings in Excess of Costs: The liability account, billings in excess of costs and estimated earnings on uncompleted contracts, represents billings in excess of revenues recognized and earned.

Revenue Recognition: The Company recognizes revenue where persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured. Service revenues are generally recognized as fees for services contracts including payments for Company personnel on a per day basis and reimbursement for subcontractors and supplies on a cost incurred basis.

Under our milestone based contracts, consideration associated with at-risk substantive performance milestones is recognized as revenue upon the achievement of the related milestone, as defined in the respective contracts. Advance project payments are recorded as customer deposits. There were no customer deposits as of March 31, 2015 or December 31, 2014.

Evolutionary Genomics, Inc.

Unaudited Notes to Financial Statements

March 31, 2015

In our Master Services Agreement with the Bill and Melinda Gates Foundation, we grant them a royalty free license for use of intellectual property developed in low-income economies and lower-middle-income economies according to the World Bank classification and expressly excludes all of North America and Europe. The Company retains all rights to the use of intellectual property outside of these regions. In our service contract with EG I, LLC, we grant them a royalty free license to the use of intellectual property developed within the field of soybeans and the company retains all rights outside of the field of soybeans. In our Agreement for Contract Services with SmithBucklin Corporation on behalf of the United Soybean Board, we have agreed to provide royalty payments of 10% of product and/or licensing revenue that we receive not to exceed 150% of the grant amount. The maximum that we would be required to pay under these provisions is $393,714.

Income Taxes: Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Management regularly assesses the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent management believes that it is more likely than not that a deferred tax asset will not be realized, a valuation allowance is established. When a valuation allowance is established, increased or decreased, an income tax charge or benefit is included in the financial statements and net deferred tax assets are adjusted accordingly. As of March 31, 2015 and December 31, 2014, a full valuation allowance has been established on the net deferred tax asset.

Under the Income Tax topic of the ASC, in order to recognize an uncertain tax benefit, the taxpayer must be more likely than not of sustaining the position, and the measurement of the benefit is calculated as the largest amount that is more than 50% likely to be realized upon resolution of the benefit. The Company has no accruals for uncertain tax benefits.

Stock-Based Compensation: The Company accounts for stock option awards in accordance with ASC 718. The estimated grant date fair value of stock based awards, adjusted for those awards that are not expected to vest (forfeitures), is expensed over the requisite service period, which is typically equivalent to the vesting term of the award.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services received follows the provisions of ASC Topic 505-50. Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Research and Development: Research and development costs are expensed as incurred. In instances where we enter into agreements with third parties for research and development activities we may prepay for services at the initiation of the contract. We record the prepayment as a prepaid asset and amortize the asset into research and development expense over the period of time the contracted research and development services are performed.

Subsequent Events: The Company has evaluated all subsequent events through the date of these consolidated financial statements.

Evolutionary Genomics, Inc.

Unaudited Notes to Financial Statements

March 31, 2015

Note 3: Property and Equipment

Property and equipment is comprised of the following as of March 31, 2015 and December 31, 2014:

	March 31,	December 31,
	2015	2014
Equipment	$329,304	$329,304
Software	63,179	63,179
Furniture and fixtures	7,987	7,987
	400,470	400,470
Accumulated depreciation	(242,513)	(236,136)
Property and equipment, net	$157,957	$164,334

Depreciation expense for the three months ended March 31, 2015 and 2014 was $1,065 and $3,208, respectively.

Note 4: Intangible Assets

Intangible assets are comprised of the following as of March 31, 2015 and December 31, 2014:

	March 31,	December 31,
	2015	2014
Patents	$52,045	$52,045
Accumulated amortization	(20,688)	(20,038)
Intangible assets, net	$31,357	$32,007

The Company expects to recognize $2,602 of amortization expense related to its patents during each of the next five years and the remaining $21,599 thereafter. Amortization expense for the patents during the three months ended March 31, 2015 and 2014 was $651 and $651, respectively.

Note 5: Income Taxes

The components of the provision for income taxes were as follows:

Three Months Ended March 31,
	2015	2014
Current federal income taxes	$-	$-
Current state income taxes	-	-
Total current income taxes	-	-

Deferred income taxes	-	-
Total provision for income taxes	$-	$-

Evolutionary Genomics, Inc.

Unaudited Notes to Financial Statements

March 31, 2015

Items accounting for the differences between income taxes at statutory income tax rates and the actual effective rate are as follows:

	Three Months Ended March 31,
	2014	2013
Federal statutory rate	35.00%	35.00%
Effective state rate	3.35%	3.35%
Permanent differences:
Incentive stock options	1.37%	-4.41%
Meals and entertainment	0.00%	-0.06%
Temporary differences
Unrealized gain on marketable securities	-78.46%	-
Valuation allowance	38.74%	-33.88%
Effective rate	0.00%	0.00%

The components of deferred income tax assets and liabilities were as follows:

	Three Months Ended March 31,
	2015	2014
Deferred tax assets
Loss carryforwards	$1,399,000	$1,062,000
Less valuation allowance	(1,395,000)	(1,058,000)
Deferred tax assets	$4,000	$4,000

Deferred tax liabilities
Depreciation and amortization	$(4,000)	$(4,000)
Marketable securities	-	-
Net deferred tax assets	$(4,000)	$(4,000)

The Company records a valuation allowance for certain temporary differences for which it is more likely than not that it will not receive future tax benefits. The Company assesses its past earnings history and trends, sales backlogs, and projections of future net income. The Company recorded a valuation allowance for the entire amount of the net deferred tax asset at March 31, 2015 and December 31, 2014 as the Company’s history of net losses outweighed the net income earned during the last two years in the Company’s decision that it is unlikely to recognize sufficient net income to realize the benefit of these assets over time until such time that the Company has had a reasonable history of net income. The change in the valuation allowance during the three months ended March 31, 2015 and 2014 was a decrease of $61,000 and an increase of $96,000, respectively. The Company will continue to review this valuation allowance and make adjustments as appropriate.

As of March 31, 2015 and 2014, the Company maintained federal net operating loss (“NOL”) carry-forwards of $3,647,000 and $2,791,000. Use of NOL carry-forwards are limited by the provisions of section 382 of the Internal Revenue Code. As of March 31, 2015, the Company also maintained a general business tax credit carryover of $191,000 related to its qualifying research and development activities. The NOL carry-forwards and tax credits expire in the years 2027 through 2033.

The tax years of 2011 through 2014 remain open to examination by the Internal Revenue Service of the United States. The tax years of 2010 through 2014 remain open to examination by the Colorado Department of Revenue.

Evolutionary Genomics, Inc.

Unaudited Notes to Financial Statements

March 31, 2015

Note 6: Convertible Preferred Stock

The Third Amended and Restated Certificate of Incorporation of the Company dated May 23, 2012 authorized the issuance of 35,000,000 shares of all classes of stock including 25,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Convertible Preferred Stock having a par value of $0.001 per share, 2,500,000 of which were designated as Series B-2 Convertible Preferred Stock (“Series B-2”). The Board of Directors is authorized to issue additional shares of Preferred Stock in series and to establish the characteristics thereof.

Liquidation: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B-2 shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock, an amount per share equal to $1.10 (subject to adjustment) (“Series B-2 Initial Purchase Price”) for each outstanding share of Series B-2 plus declared but unpaid cash dividends thereon. After payment of preferences, all classes of stock share in distributions on an as-if-converted to Common Stock basis. An event of liquidation is defined to include any consolidation or merger of the Company with or into any other corporation or entity in which the stockholders of the Company immediately prior to such transaction own less than 50% of the Company or the surviving entity’s control power following the transaction. As the Company cannot control whether a merger or acquisition occurs, this is considered a contingent redemption feature.

Conversion: The holders of Series B-2 may convert their shares of Preferred Stock into shares of Common Stock, at the option of the holder, as determined by multiplying the number of shares that they are converting by a ratio determined by dividing the Series B-2 Initial Purchase Price by the Series B-2 Conversion Rate. The Series B-2 Conversion Rate shall initially be equal to the Series B-2 Initial Purchase Price, and shall be subject to certain adjustments.

The Series B-2 shall automatically be converted to Common Stock upon written consent of the holders of a majority of such series of Preferred Stock or upon the Closing of a Qualified Initial Public Offering, defined as a firm commitment underwritten public offering pursuant to a registration statement. As the conversion feature is considered clearly and closely related to the equity host contract, the embedded derivative is not required to be bifurcated and recorded at fair value.

Dividends: The holders of the Series B-2 are entitled to receive dividends when and if declared by the Board of Directors on the Company’s Common Stock or Convertible Preferred Stock on an as-if-converted to common stock basis. No dividends have been declared at any time through March 31, 2015.

Voting: The holders of the Series B-2 are entitled to vote on all matters submitted to the stockholders for a vote on an as-if-converted to Common Stock basis, with all stockholders voting as a single class.

Warrants: As of March 31, 2015 and December 31, 2014, the Company has outstanding warrants to purchase 127,115 shares of the Company’s Common Stock. As of March 31, 2015, the exercise price and remaining contractual life for these warrants is as follows:

			Weighted
			Average
		Exercise	Remaining
	Number	Price	Life (Years)

Warrants expiring from October 2015 to November 2020	127,115	$6.60	5.50
Total warrants outstanding	127,115

Evolutionary Genomics, Inc.

Unaudited Notes to Financial Statements

March 31, 2015

Note 7: Stock Based Compensation

The Company grants stock-based instruments under the 2007 Stock Incentive Plan (“Stock Incentive Plan”) for which 1,400,000 shares of the Company’s Common Stock has been reserved. The Plan allows for the issuance of incentive stock options and non-qualified stock options with a maximum contractual term of 10 years. Shares and options that are cancelled reload in the Plan for future issuance. For the three months ended March 31, 2015 and 2014, the Company recorded compensation costs for incentive stock options of $5,643 and $5,643, respectively. Stock options are generally issued with an exercise price at or above the estimated per share value of the Company’s Common Stock. The Company granted no options during the three months ended March 31, 2015 and 2014, respectively. Additionally, during the three months ended March 31, 2014, the Company granted unrestricted Common Stock to the Company’s Board of Directors. The value of the grant was $4,950 and was recorded as stock-based compensation.

Management has valued the options at their date of grant utilizing the Black Scholes option pricing model. As of the issuance of these financial statements, there was not a public market for the Company shares. Accordingly, the Company utilized the value obtained in equity transactions with unrelated parties to estimate the fair value of the Company’s Common Stock on the date of grant. Volatility of the underlying common shares was determined based on the historical volatility for similar companies that are actively traded in the public markets for a term consistent with the expected life of the options. The risk-free interest rate used in the calculations is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options on the date of the grant. Due to the lack of sufficient historical activity, the expected life of the options was estimated using the formula set forth in Securities and Exchange Commission SAB 107 and the forfeiture rate was set at 0%.

The fair value of options granted was determined using the following assumptions:

Volatility	42.00%
Expected term	5.5 - 6.0 years
Dividend rate	0%
Risk free rate	.84% - .95%
Forfeiture rate	0%

The following table summarizes the status of the Company’s aggregate stock options granted:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Term(Years)

Balance, January 1, 2014	340,000	$0.55	8.40
Granted	-	-	-
Exercised	(120,000)	-	-
Cancelled	-	-	-
Balance, December 31, 2014	220,000	$0.55	7.40
Exercisable at December 31, 2014	120,000	$0.55	7.40

Balance, January 1, 2015	220,000	$0.55	7.40
Granted	-	-	-
Exercised	-	0.55	-
Cancelled	-	-	-
Balance, March 31, 2015	220,000	$0.55	7.15
Exercisable at March 31, 2015	120,000	$0.55	7.15

Evolutionary Genomics, Inc.

Unaudited Notes to Financial Statements

March 31, 2015

There were no options granted during the three months ended March 31, 2015 and 2014. There were no options vested during the three months ended March 31, 2015 and 2014. As of March 31, 2015, the unrecognized compensation cost related to share based compensation arrangements granted under the Company’s Stock Incentive Plan was $3,286; this amount will be recognized over the next two months.

A deduction is not allowed for income tax purposes for incentive stock options.

Note 8: Commitments and Contingencies

Officer Indemnification: Under the Company’s organizational documents, the Company’s officers, employees, and directors are indemnified against certain liabilities arising out of the performance of their duties. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects any risk of loss to be remote. The Company also has an insurance policy for its directors and officers to insure them against liabilities arising from their performance in their positions with the Company.

Lease Commitments: The Company leases its operating facility and prepaid twelve months of rent on June 16, 2014 for the period of July 1, 2014 through June 30, 2015. The lease expires at the end of the second year and the second year rent of $27,500 is in monthly installments of $2,291 per month during the second year. Renewals are by mutual agreement. The Company recorded $6,875 and $13,750 of prepaid rent as of March 31, 2015 and December 31, 2014, respectively. The Company’s rent expense for the three months ended March 31, 2015 and 2014 was $6,875 and $5,500, respectively.

Royalty: Effective March 1, 2012, the Company entered into an Agreement for Contract Services with Smith Bucklin Corporation (the “Contractor”) on behalf of the United Soybean Board. The contract includes the payment of certain royalties, as defined in the Agreement.

The Company is obligated to pay royalties to the United Soybean Board of ten percent (10%) of the sale of products derived from the soybean genes that were the subject of the research performed by the Contractor or from royalties received by the Company from the sale of products by a third party not to exceed 150% of the total amount paid to the Contractor under this Agreement. The Company has recognized to date revenue of $262,400 as of March 31, 2015, thus limiting any future royalties as of March 31, 2015 to a total of $393,600. It is unlikely that any product revenue will be received by the Company for several years while the genes undergo additional research and testing. The Company has not accrued or paid any royalties under the terms of the Agreement as of and during the three months ended March 31, 2015 and 2014.

Note 9: Related Party Transactions

EG I, LLC: EG I, LLC is a Colorado Limited Liability Company formed on September 1, 2010. The Company invested $75,000 for 120,000 class A interests at inception, $42,000 for 67,200 class A interests as of January 1, 2012, $25,435 for 40,695 class A interests as of December 23, 2013 and $249,279 for 398,847 class A interests as of November 1, 2014. In addition, the Company received 131,429 class B interests at inception, another 28,572 class B interests as of December 23, 2013 and 82,540 class B interests as of November 1, 2014. Combining both class A and class B interests, the Company has 22.97% of the total 3,783,619 interests. The class A interests are entitled to receive 100% return of capital prior to any distribution to class B interests.

EG I, LLC was formed to engage in research and commercialization of agricultural genetics and to engage in any related lawful business permitted by the Colorado LLC Act. The Company entered into a License and Service Agreement on October 14, 2010 with EG I, LLC under which the Company will license certain patents, provide intellectual property and perform research services with the goal of identifying genes for the breeding, improvement and development of soybean plants.

Evolutionary Genomics, Inc.

Unaudited Notes to Financial Statements

March 31, 2015

For the three months ended March 31, 2015 and 2014, the Company recognized revenue from this contract of $37,224 and $45,356, respectively. For the three months ended March 31, 2015 and 2014, the revenue from this contract represented 100% and 80.8% of total gross service revenue.

Steve B. Warnecke: Mr. Warnecke is the Company’s Chief Executive Officer and Chairman of the Board and owns, directly or indirectly, 782,539 shares, or 64.2% of the Series B-2 Preferred Stock outstanding and 1,104,596 shares or 28.7% of the Common Stock outstanding as of March 31, 2015. Mr. Warnecke is also 100% owner of Sixty-Five Roses Ranch, Inc. which acts as the Managing Member of EG I, LLC and receives a $5,000 per month guaranteed payment from EG I, LLC. As of March 31, 2015, Mr. Warnecke’s ownership, either directly or indirectly of EG I, LLC consisted of 495,772 of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778 of the 727,619 class B interests.

VetDC, Inc.: As of November 1, 2013, the Company committed to making a $201,924 investment for 201,924 shares of Series A-2 preferred stock in VetDC, Inc., a Delaware C corporation, that is focused on developing pet therapeutic products. VetDC, Inc. is related to the Company through common ownership and management. The investment was made for purposes of capital appreciation and from the Company’s excess cash reserves.

Note 10: Concentrations

Revenue and Account Receivable Concentrations: The Company is dependent on a relatively few sources of revenue from grants and commercial research contracts. For the three months ended March 31, 2015 and 2014, the Company had one and two customers, respectively, that represented all gross service revenue. As of March 31, 2015 and December 31, 2014, 100% of the Company’s accounts receivable were due from one and one customer, respectively. As of March 31, 2015 and December 31, 2014, the maximum exposure to credit losses for these customers was $37,224 and $40,631, respectively. Loss of one or more of these customers without acquisition of additional customers could significantly impact the Company’s revenue.

Considerations of Credit Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company maintains its cash balances at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. The Company routinely monitors the credit quality of its customers.

Note 11: Agreement and Plan of Merger

On June 6, 2014, Evolutionary Genomics, Inc., EG I, LLC (“EG I”) and Fona, Inc., a Nevada corporation (“Fona”), Fona Merger Sub, Inc., a Delaware corporation (“Sub”) and Fona Merger Sub, LLC, a Colorado limited liability company (“Sub LLC”), entered into an Agreement and Plan of Merger as amended by the Amended and Restated Agreement and Plan of Merger dated March 2, 2015 (the “Merger Agreement”), pursuant to which, subject to certain conditions, Sub will merge with EG and Sub LLC will merge with EG I, with each EG and EG I surviving as wholly owned subsidiaries of Fona.

Pursuant to the terms of the Merger Agreement, at the effective time of the Mergers, Fona shall cause to be paid or issued to stockholders of record of EG as of the effective time of the Mergers, 308,821,675 newly issued shares of common stock, par value $0.001 per share of Fona, giving them 86.2% of the combined company and 47,323,188 shares of Common Stock to the members of EG I, giving them 13.3% of the combined company. The original shareholders of Fona shall retain 1,960,688 shares, or 0.5% of the combined company. The closing of the Mergers shall occur on or before December 31, 2015 (“Closing”). EG and EG I may at any time mutually agree to change the method of effecting the business combination, including entering into an appropriate amendment to the Merger Agreement. The Mergers are intended to be a transaction or transactions described in Section 351 of the Internal Revenue Code (the “Code”).

Evolutionary Genomics, Inc.

Unaudited Notes to Financial Statements

March 31, 2015

The completion of the Mergers are subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by the EG Stockholders and EG I Members of the Merger Agreement, (ii) the issuance of the Merger consideration in connection with the consummation of the Mergers, (iii) the effectiveness of a joint proxy statement/prospectus included in Fona’s registration statement on Form S-4, (iv) the effectiveness of a Registration Statement on Form S-1 to register certain shares held by certain shareholders of Fona, (v) holders of either securities in EG and EG I shall not be entitled to dissenters’ or appraisal rights, (vi) absence of certain orders or regulations prohibiting the consummation of the Mergers, (vii) the effectiveness of a 1 for 60.8826565 shares reverse split of the Common Stock, and (vii) the approval or consent of any governmental authorities and third parties with respect to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for EG, EG I and Fona. The Merger Agreement may be terminated for reasons, including but not limited to the following: (i) the mutual consent of the parties upon a majority vote of the boards of directors of Fona and EG or the board of managers of EG I, (ii) by any party to the Merger Agreement if any required governmental approval is denied, (iii) by any party to the Merger Agreement if the Merger is not consummated on or before December 31, 2015, (iv) by the board of managers of EG I or board of directors of EG if Fona, Sub or Sub LLC enter into any binding agreement that is not contemplated by the Merger Agreement, or (v) the occurrence of a material adverse effect that individually has or could reasonably be expected to have a material adverse effect on Fona, Sub or Sub LLC.

Fona, EG, EG I and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning Fona’s executive officers and directors is set forth in its annual report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on April 16, 2014. Additional information regarding the interests of participants in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement when it becomes available.

On June 6, 2014, the Company entered into a Securities Purchase Agreement (the “First SPA”) whereby Michael Friess, the Chairman of the Board, President and Chief Executive of Fona and Sanford Schwartz, member of the Fona’s Board of Directors, agreed to sell, and EG, agreed to purchase, 366,000 shares of common stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $145,000. The First SPA further gave EG an option to purchase an additional 1,611,475 shares of common stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $10,000 (the “Friess-Schwartz Option”).

In conjunction with the First SPA, EG entered into a securities purchase agreement with Nick Boosalis, a shareholder of Fona, Desfaire, Inc.; a Minnesota corporation and affiliate of Nick Boosalis; and The Boosalis Group, Inc., a Minnesota corporation and also an affiliate of Nick Boosalis, for the purchase of an option to acquire an aggregate of 2,252,233 shares of common stock of Fona (the “Boosalis Option”).

On October 1, 2014, EG entered into a Securities Purchase Agreement (the “Second SPA”) with Michael Friess, Sanford Schwartz, Nick Boosalis, Desfaire, Inc. and The Boosalis Group, Inc., pursuant to which, in consideration of $110,000, EG purchased, in the aggregate, 5,201,423 shares of Fona’s common stock. Mr. Warnecke, Fona’s Chief Financial Officer, Treasurer, Secretary and a Director prior to the Second SPA, is the Chief Executive Officer of EG and holder of 782,539 shares of the Series B-2 Preferred Stock, representing 64.2% of the issued and outstanding shares of Preferred Stock of EG, and 1,104,596 shares of Common Stock, or 28.7% of the issued and outstanding Common Stock of EG.

As a result of the Second SPA, there was a change in control of Fona. EG currently owns 5,933,423 shares of Fona’s common stock, or 75.16%. The source of the funds for the purchase price for the shares of common stock was the working capital of EG. Simultaneously with the closing of the Second SPA, and in conjunction with the change in control, (i) Virginia Orndorff and Mark Boggess were appointed as directors of Fona in addition to their roles as directors of EG and (ii) Messrs. Friess and Schwartz’s resigned as directors of Fona.

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

Evolutionary Genomics, Inc. and Subsidiary

Lafayette, Colorado

We have audited the accompanying consolidated financial statements of Evolutionary Genomics, Inc. and Subsidiary (the “Company”), which are comprised of the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

MANAGEMENT’S RESPONSIBILITY FOR THE CONSOLIDATED FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Board of Directors and Stockholders

Evolutionary Genomics, Inc. and subsidiary

OPINION

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Evolutionary Genomics, Inc. and Subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

OTHER MATTER

As discussed in Note 3 to the consolidated financial statements, the Company has restated its 2014 consolidated financial statements to correct an error.

EKS&H LLLP

March 2, 2015 (except for Note 3, as to which the date is June 16, 2015)

Boulder, Colorado

Evolutionary Genomics, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2014 and 2013

	2014	2013
	(Restated)
A S S E T S

Current assets
Cash	$459,583	$573,681
Accounts receivable	40,631	124,464
Trading securities	269,694	-
Prepaid expenses	16,041	5,500
Total current assets	785,949	703,645

Non-current assets
Property and equipment, net	164,334	8,879
Intangible assets, net	32,007	34,609
Equity investment in EG I, LLC	174,131	7,334
Investment in VetDC, Inc.	201,924	201,924
Total non-current assets	572,396	252,746

Total assets	$1,358,345	$956,391

L I A B I L I T I E S A N D S T O C K H O L D E R S ' E Q U I T Y (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$59,500	$47,984
Billings in excess of costs	116,965	-
Subscription payable to VetDC, Inc.	-	201,924
Total current liabilities	176,465	249,908

Commitments and contingencies

Preferred Stock subject to possible redemption, $0.001 par value; 10,000,000 shares authorized:
Series B-2 Convertible Preferred Stock, $0.001 par value; 2,500,000 shares authorized, 1,219,244 shares issued and outstanding at December 31, 2014 and 2013; liquidation preference of $1,341,168	1,341,168	1,341,168

Stockholders' equity
Common Stock, $0.001 par value; 25,000,000 shares authorized, 3,853,164 and 3,034,857 shares issued and outstanding at December 31, 2014 and 2013, respectively	3,853	3,035
Additional paid-in capital	9,340,428	7,465,585
Accumulated deficit	(9,502,272)	(8,103,305)
Total Evolutionary Genomics, Inc. stockholders' deficit	(157,991)	(634,685)
Non-controlling interest	(1,297)	-
Total deficit	(159,288)	(634,685)

Total liabilities and equity	$1,358,345	$956,391

See notes to consolidated financial statements.

Evolutionary Genomics, Inc. and Subsidiary

Consolidated Statements of Operations

December 31, 2014 and 2013

	2014	2013
	(Restated)
Service revenue	$348,031	$799,022

Cost of services sold	540,133	452,583

Gross profit	(192,102)	346,439

Operating expenses
Research and development	115,725	13,879
Salaries and benefits	212,021	157,601
General and administrative	470,569	46,351
Total operating expenses	798,315	217,831

Operating (loss) income	(990,417)	128,608

Other income (expenses):
Investment income	775	162
Unrealized loss on trading securities	(328,139)	-
Equity method investment losses of EG I, LLC	(82,483)	(21,164)
Total other income (expenses)	(409,847)	(21,002)

Net (loss) income	(1,400,264)	107,606
Net loss attributable to non-controlling interest	1,297	-

Net (loss) income attributable to Evolutionary Genomics, Inc.	$(1,398,967)	$107,606

See notes to consolidated financial statements.

Evolutionary Genomics, Inc. and Subsidiary

Consolidated Statement of Stockholders’ Equity

December 31, 2014 and 2013

			Additional		Non-	Stockholders'
	Common Stock		Paid-In	Accumulated	Controlling	Equity
	Shares	Amount	Capital	Deficit	Interest	(Deficit)

Balance, December 31, 2012	3,043,633	$3,044	$7,439,593	$(8,210,911)	$-	$(768,274)

Common Stock cancelled	(8,776)	(9)	9	-	-	-
Stock compensation	-	-	25,983	-	-	25,983
Net income	-	-	-	107,606	-	107,606
Balance, December 31, 2013	3,034,857	3,035	7,465,585	(8,103,305)	-	(634,685)

Issuance of Common Stock	657,001	657	1,970,346	-	-	1,971,003
Common Stock issued on option exercise	120,000	120	65,880	-	-	66,000
Common Stock issued on warrant exercise	3,306	3	3,634	-	-	3,637
Common Stock issued to consultant	20,000	20	21,980	-	-	22,000
Stock compensation	18,000	18	68,003	-	-	68,021
Distributions to Fona shareholders in connection with purchase of Fona, Inc. common stock	-	-	(255,000)	-	-	(255,000)
Net loss	-	-	-	(1,398,967)	(1,297)	(1,400,264)
Balance, December 31, 2014 (Restated)	3,853,164	$3,853	$9,340,428	$(9,502,272)	$(1,297)	$(159,288)

See notes to consolidated financial statements.

Evolutionary Genomics, Inc. and Subsidiary

Consolidated Statements of Cash Flows

December 31, 2014 and 2013

	2014	2013
Cash flows from operating activities:	(Restated)
Net (loss) income	$(1,400,264)	$107,606
Adjustments to reconcile net (loss) income to net cash flows from operating activities
Depreciation and amortization	10,788	9,669
Equity method investment losses of EG I, LLC	82,483	21,164
Stock-based compensation	90,021	25,983
Unrealized loss on trading securities	328,139	-
Changes in operating assets and liabilities:
Accounts receivable	83,833	48,962
Prepaid expenses	(10,541)	15,005
Accounts payable and accrued expenses	11,516	25,809
Billings in excess of costs	116,965	-
Other assets	-	5,000
Customer deposits	-	(61,401)
Cash flows from operating activities	(687,060)	197,797

Cash flows from investing activities:
Purchase of property and equipment	(163,641)	(10,655)
Payment of subscription payable	(201,924)	-
Investment in EG I, LLC	(249,280)	(25,434)
Purchase of trading securities	(597,833)	-
Distributions to Fona shareholders in connection with purchase of Fona, Inc. common stock	(255,000)	-
Cash flows from investing activities	(1,467,678)	(36,089)

Cash flows from financing activities:
Proceeds from issuance of Common Stock	1,971,003	-
Proceeds from exercise of Common Stock warrants	3,637	-
Proceeds from exercise of Common Stock options	66,000	-
Cash flows from financing activities	2,040,640	-

Net change in cash	(114,098)	161,708

Cash, beginning of period	573,681	411,973

Cash, end of period	$459,583	$573,681

Supplemental disclosure of non-cash investing and financing activities:
Subscription payable for purchase of VetDC, Inc. equity method investment	$-	$201,924
Cancellation of Common Stock	$-	$9

See notes to consolidated financial statements.

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1: Business Activity

Evolutionary Genomics, Inc. (the “Company,” “EG,” “We” or “Our”) has developed a unique technology platform, the Adapted Traits Platform (“ATP”), to identify commercially valuable genes that control important traits in animals and plants. We are using the ATP to identify genes to improve crop plant traits, such as yield, sugar content, biomass, drought tolerance and pest/disease resistance. Our platform identifies key genes, which have changed successfully to impart new or improved traits.

The Company performs its research on behalf of governmental organizations, non-profit foundations and commercial entities and receives revenue from grants and commercial research contracts. These grants/contracts contain fixed fee arrangements and may also have licensing provisions upon effective commercialization of research results. Successful commercialization may take many years to produce license royalty payments. Ownership of intellectual property developed in research projects varies from the Company retaining no rights to intellectual property, to joint ownership, to the Company retaining all rights.

All revenue for the years ended December 31, 2014 and 2013 was from sources inside the United States. All service revenue for the years ended December 31, 2014 and 2013 was from contractual research projects and there was no licensing revenue. The Company recorded no other revenue for the years ended December 31, 2014 and 2013.

During the year ended December 31, 2014, the Company purchased 75.16% of the outstanding stock of Fona, Inc., a public shell company, for $255,000. As a public shell company does not constitute a business and the purchase was done in contemplation of a reverse merger, the Company accounted for the payment as a distribution to Fona, Inc. shareholders. The Company also entered into an Agreement and Plan of Merger pursuant to which, subject to certain conditions, the Company and its subsidiaries will merge with Fona, Inc. and its subsidiaries. Further information about these transactions can be found in Note 13.

Note 2: Summary of Significant Accounting Policies

Principals of Consolidation: These consolidated financial statements include the accounts of Evolutionary Genomics, Inc. and its wholly owned and majority-owned subsidiaries. All material intercompany transactions and balances have been eliminated.

Use of Estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash: The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less when purchased to be cash.

Accounts Receivable: Accounts receivable are carried at cost less an allowance for doubtful accounts, if an allowance is deemed necessary. On a periodic basis the Company evaluates its accounts receivable and determines the requirement for an allowance for doubtful accounts based upon the history of past write-offs, collections and current credit conditions. A receivable is written off when it is determined that all reasonable collection efforts have been exhausted and the potential for recovery is considered remote. The Company recorded no allowance for doubtful accounts as of December 31, 2014 and 2013. Recoveries of receivables previously written off are recorded when received. We do not charge interest on past due receivables.

Trading Securities: The Company’s short-term investments are comprised of equity securities, all of which are classified as trading securities and are carried at their fair value based on the quoted market prices of the securities at December 31, 2014 and 2013. Net realized and unrealized gains and losses on trading securities are included in net earnings. For the purpose of determining realized gains and losses, the cost of securities sold is based on specific identification.

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Property and Equipment: Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over three- to seven-year estimated useful lives of software, furniture and fixtures and equipment. Maintenance and repairs are expensed as incurred; major renewals and betterments that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

Long-Lived Assets: The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. An impairment is considered to exist if the total estimated undiscounted cash flows are less than the carrying amount of the asset. An impairment loss is measured and recorded to the extent that the carrying amount of the asset exceeds its estimated fair value. No asset impairment was recorded during the years ended December 31, 2014 and 2013.

Intangible Assets: Intangible assets include patents on the Company’s core technology for gene identification, which are amortized over their expected useful life of twenty years using the straight-line method. Costs incurred to renew intangible assets are expensed in the period incurred, while costs incurred to extend the lives of intangible assets are capitalized and amortized over the remaining useful life of the asset.

As described in Note 13, on October 1, 2014, the Company purchased 75.16% of the outstanding stock of Fona, Inc., a public shell company, for $255,000. As this was in contemplation of a reverse merger with a public shell and the public shell did not qualify as a business under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, the amounts paid were recorded as a distribution to stockholders. Commission payments related to the transaction of $25,000 were expensed.

Investment in EG I, LLC: EG I, LLC is related to the Company through common ownership and management. The Company accounts for its investment in EG I, LLC using the equity method. Accordingly, investments are capitalized, dividends received decrease the investment and the Company records its proportional interest in the earnings (losses) of the entity in other income (expense). During the years ended December 31, 2014 and 2013, the Company made additional investments in EG I, LLC in the amounts of $249,280 and $25,434, respectively, and recognized equity in net losses of EG I, LLC of $82,483 and $21,164, respectively. No dividends were received during 2014 and 2013 and there were no unrealized profits or losses on intercompany transactions as of December 31, 2014 and 2013.

Investment in VetDC, Inc.: As of November 1, 2013, the Company committed to making a $201,924 investment for 201,924 shares of series A-2 preferred stock in VetDC, Inc., a Delaware C corporation, which is focused on developing pet therapeutic products. VetDC, Inc. is related to the Company through common ownership and management. The investment was made for purposes of capital appreciation and from the Company’s excess cash reserves. The Company accounts for its investment in VetDC, Inc. using the cost method, and the carrying amount of the investment as of December 31, 2014 and 2013 was $201,924. VetDC, Inc. is the only cost method investment that the Company owns. The Company is exempt from estimating interim fair values because the investment does not meet the definition of a publicly traded company. The fair value of the investment was not measured as of December 31, 2014 or 2013, because no identified events or changes in circumstances have occurred that may have a significant adverse effect on the fair value of the investment.

Billings in Excess of Costs: The liability account, billings in excess of costs, represents billings in excess of revenues recognized and earned.

Revenue Recognition: The Company recognizes revenue where persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured. Service revenues are generally recognized as fees for services contracts including payments for Company personnel on a per day basis and reimbursement for subcontractors and supplies on a cost-incurred basis.

Under our milestone-based contracts, consideration associated with at-risk substantive performance milestones is recognized as revenue upon the achievement of the related milestone, as defined in the respective contracts. Advance project payments are recorded as customer deposits. There were no customer deposits as of December 31, 2014 or 2013.

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

In our Master Services Agreement with the Bill and Melinda Gates Foundation, we grant them a royalty-free license for use of intellectual property developed in low-income economies and lower-middle-income economies according to the World Bank classification and expressly exclude all of North America and Europe. The Company retains all rights to the use of intellectual property outside of these regions. In our service contract with EG I, LLC, we grant them a royalty-free license to the use of intellectual property developed within the field of soybeans and the company retains all rights outside of the field of soybeans. In our Agreement for Contract Services with SmithBucklin Corporation on behalf of the United Soybean Board, we have agreed to provide royalty payments of 10% of product and/or licensing revenue that we receive, not to exceed 150% of the grant amount. The maximum that we would be required to pay under these provisions is $393,714.

Income Taxes: Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Management regularly assesses the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent management believes that it is more likely than not that a deferred tax asset will not be realized, a valuation allowance is established. When a valuation allowance is established, increased or decreased, an income tax charge or benefit is included in the consolidated financial statements and net deferred tax assets are adjusted accordingly. As of December 31, 2014 and 2013, a full valuation allowance has been established on the net deferred tax asset.

Under the Income Tax topic of the ASC, in order to recognize an uncertain tax benefit, the taxpayer must be more likely than not of sustaining the position, and the measurement of the benefit is calculated as the largest amount that is more than 50% likely to be realized upon resolution of the benefit. The Company has no accruals for uncertain tax benefits.

Stock-Based Compensation: The Company accounts for stock option awards in accordance with ASC 718. The estimated grant date fair value of stock-based awards, adjusted for those awards that are not expected to vest (forfeitures), is expensed over the requisite service period, which is typically equivalent to the vesting term of the award.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services received follows the provisions of ASC 505-50. Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Research and Development: Research and development costs are expensed as incurred. In instances where we enter into agreements with third parties for research and development activities we may prepay for services at the initiation of the contract. We record the prepayment as a prepaid asset and amortize the asset into research and development expense over the period of time the contracted research and development services are performed.

Subsequent Events: The Company has evaluated all subsequent events through the date of the auditors’ report, which is the date the consolidated financial statements were available for issuance.

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 3: Restatement of Balances – Correction of an Error

Subsequent to issuing the Company’s 2014 consolidated financial statements, the Company identified an error in previously reported consolidated financial statements related to accounting for the acquisition of Fona, Inc. Prior to identification of this error, the Company had accounted for the acquisition as a business combination under ASC 805 but should have accounted for the transaction as an asset acquisition as Fona, Inc. did not meet the definition of a business. As a result, the Company has restated its December 31, 2014 consolidated financial statements as indicated below.

	As Originally	Error
	Reported	Corrections	As Restated
Consolidated balance sheet
Intangible assets, net	$415,790	$(383,783)	$32,007
Additional paid-in capital	$9,595,427	$(254,999)	$9,340,428
Accumulated deficit	$(9,468,820)	$(33,452)	$(9,502,272)
Non-controlling interest	$94,035	$(95,332)	$(1,297)
Consolidated income statement
General and administrative expenses	$437,117	$33,452	$470,569

Note 4: Trading Securities

On December 31, 2014, the Company held common stock with a cost of $597,833 and a fair market value of $269,694, classified as current assets in the accompanying consolidated balance sheet. During the year ended December 31, 2014, the Company recognized an unrealized loss on these securities of $328,139, no realized gains or losses and $775 of interest income. The Company had no activity in trading securities during the year ended December 31, 2013.

Note 5: Property and Equipment

Property and equipment is comprised of the following as of December 31, 2014 and 2013:

	2014	2013
Equipment	$329,304	$165,663
Software	63,179	63,179
Furniture and fixtures	7,987	7,987
	400,470	236,829
Accumulated depreciation	(236,136)	(227,950)
Property and equipment, net	$164,334	$8,879

Depreciation expense for the years ended December 31, 2014 and 2013 was $8,186 and $7,067, respectively.

Note 6: Intangible Assets

Intangible assets are comprised of the following as of December 31, 2014 and 2013:

	2014	2013
Patents	$52,045	$52,045
Accumulated amortization	(20,038)	(17,436)
Intangible assets, net	$32,007	$34,609

The Company expects to recognize $2,602 of amortization expense related to its patents during each of the next five years and the remaining $18,997 thereafter. Amortization expense for the patents during the years ended December 31, 2014 and 2013 was $2,602 and 2,602, respectively.

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 7: Income Taxes

The components of the provision for income taxes were as follows:

Year Ended December 31,
	2014	2013
Current federal income taxes	$-	$-
Current state income taxes	-	-
Total current income taxes	-	-

Deferred income taxes	-	-
Total provision for income taxes	$-	$-

Items accounting for the differences between income taxes at statutory income tax rates and the actual effective rate are as follows:

	Year Ended December 31,
	2014	2013
Federal statutory rate	35.00%	35.00%
Effective state rate	3.35%	3.35%
Permanent differences:
Incentive stock options	-2.47%	9.26%
Meals and entertainment	-0.02%	0.04%
Temporary differences
Unrealized gain on marketable securities	-9.00%	-
Valuation allowance	-26.86%	-47.65%
Effective rate	0.00%	0.00%

The components of deferred income tax assets and liabilities were as follows:

	Year Ended December 31,
	2014	2013
Deferred tax assets
Loss carryforwards	$1,338,000	$966,000
Less valuation allowance	(1,334,000)	(962,000)
Deferred tax assets	$4,000	$4,000

Deferred tax liabilities
Depreciation and amortization	$(4,000)	$(4,000)
Marketable securities	-	-
Net deferred tax assets	$(4,000)	$(4,000)

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

The Company records a valuation allowance for certain temporary differences for which it is more likely than not that it will not receive future tax benefits. The Company assesses its past earnings history and trends, sales backlogs and projections of future net income. The Company recorded a valuation allowance for the entire amount of the net deferred tax asset in 2014 and 2013 based primarily on the Company’s history of net losses and its decision that it is unlikely to recognize sufficient net income to realize the benefit of these assets over time until such time that the Company has had a reasonable history of net income. The change in the valuation allowance during the years ended December 31, 2014 and 2013 was an increase of $372,000 and a decrease of $51,000, respectively. The Company will continue to review this valuation allowance and make adjustments as appropriate.

As of December 31, 2014 and 2013, the Company maintained federal net operating loss (“NOL”) carry-forwards of $3,489,000 and $2,508,000, respectively. Use of NOL carry-forwards are limited by the provisions of section 382 of the Internal Revenue Code. As of December 31, 2014, the Company also maintained a general business tax credit carryover of $191,000 related to its qualifying research and development activities. The NOL carry-forwards and tax credits expire in the years 2027 through 2032.

The tax years of 2011 through 2014 remain open to examination by the Internal Revenue Service of the United States. The tax years of 2010 through 2014 remain open to examination by the Colorado Department of Revenue.

Note 8: Convertible Preferred Stock

The Third Amended and Restated Certificate of Incorporation of the Company dated May 23, 2012 authorized the issuance of 35,000,000 shares of all classes of stock, including 25,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Convertible Preferred Stock having a par value of $0.001 per share, 2,500,000 of which were designated as Series B-2 Convertible Preferred Stock (“Series B-2”). The Board is authorized to issue additional shares of Preferred Stock in series and to establish the characteristics thereof.

Liquidation: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B-2 shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock, an amount per share equal to $1.10 (subject to adjustment) (“Series B-2 Initial Purchase Price”) for each outstanding share of Series B-2 plus declared but unpaid cash dividends thereon. After payment of preferences, all classes of stock share in distributions on an as-if-converted to Common Stock basis. An event of liquidation is defined to include any consolidation or merger of the Company with or into any other corporation or entity in which the stockholders of the Company immediately prior to such transaction own less than 50% of the Company or the surviving entity’s control power following the transaction. As the Company cannot control whether a merger or acquisition occurs, this is considered a contingent redemption feature.

Conversion: The holders of Series B-2 may convert their shares of Preferred Stock into shares of Common Stock, at the option of the holder, as determined by multiplying the number of shares that they are converting by a ratio determined by dividing the Series B-2 Initial Purchase Price by the Series B-2 Conversion Rate. The Series B-2 Conversion Rate shall initially be equal to the Series B-2 Initial Purchase Price and shall be subject to certain adjustments.

The Series B-2 shall automatically be converted to Common Stock upon written consent of the holders of a majority of such series of Preferred Stock or upon the Closing of a Qualified Initial Public Offering, defined as a firm commitment underwritten public offering pursuant to a registration statement. As the conversion feature is considered clearly and closely related to the equity host contract, the embedded derivative is not required to be bifurcated and recorded at fair value.

Dividends: The holders of the Series B-2 are entitled to receive dividends when and if declared by the Board of Directors on the Company’s Common Stock or Convertible Preferred Stock on an as-if-converted to Common Stock basis. No dividends have been declared at any time through December 31, 2014.

Voting: The holders of the Series B-2 are entitled to vote on all matters submitted to the stockholders for a vote on an as-if-converted to Common Stock basis, with all stockholders voting as a single class.

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Warrants: As of December 31, 2014 and 2013, the Company has outstanding warrants to purchase 127,115 and 141,305 shares of the Company’s Common Stock, respectively. As of December 31, 2014, the exercise price and remaining contractual life for these warrants is as follows:

			Weighted
			Average
		Exercise	Remaining
	Number	Price	Life (Years)

Warrants expiring from January 2015 to November 2020	127,115	$6.60	5.75
Total warrants outstanding	127,115

During the year ended December 31, 2014, warrants for 3,306 shares were exercised at $1.10 per common share for gross proceeds to the Company of $3,637.

Note 9: Stock-Based Compensation

The Company grants stock-based instruments under the 2007 Stock Incentive Plan (“Stock Incentive Plan”) for which 1,400,000 shares of the Company’s Common Stock have been reserved. The Stock Incentive Plan allows for the issuance of incentive stock options and non-qualified stock options with a maximum contractual term of 10 years. Shares and options that are cancelled reload in the Stock Incentive Plan for future issuance. For the years ended December 31, 2014 and 2013, the Company recorded compensation costs for incentive stock options of $22,571 and $25,983, respectively. Stock options are generally issued with an exercise price at or above the estimated per share value of the Company’s Common Stock. The Company granted no options during the years ended December 31, 2014 and 2013. Additionally, during 2014 the Company granted unrestricted Common Stock to the Company’s Board of Directors. The value of the grant was $45,450 and is recorded as stock-based compensation.

Management has valued the options at their date of grant utilizing the Black-Scholes option pricing model. As of the issuance of these consolidated financial statements, there was not a public market for the Company shares. Accordingly, the Company utilized the value obtained in equity transactions with unrelated parties to estimate the fair value of the Company’s Common Stock on the date of grant. Volatility of the underlying common shares was determined based on the historical volatility for similar companies that are actively traded in the public markets for a term consistent with the expected life of the options. The risk-free interest rate used in the calculations is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options on the date of the grant. Due to the lack of sufficient historical activity, the expected life of the options was estimated using the formula set forth in Securities and Exchange Commission SAB 107 and the forfeiture rate was set at 0%.

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

The following table summarizes the status of the Company’s aggregate stock options granted:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Term (Years)

Balance, January 1, 2013	340,000	$0.55	9.40
Granted	-	-	-
Exercised	-	-	-
Cancelled	-	-	-
Balance, December 31, 2013	340,000	$0.55	8.40
Exercisable at December 31, 2013	120,000	$0.55	8.40

Balance, January 1, 2014	340,000	$0.55	8.40
Granted	-	-	-
Exercised	(120,000)	0.55	-
Cancelled	-	-	-
Balance, December 31, 2014	220,000	$0.55	7.40
Exercisable at December 31, 2014	120,000	$0.55	7.40

There were no options granted during the years ended December 31, 2014 and 2013. The total fair value of stock options that vested during the years ended December 31, 2014 and 2013 was $22,571 and $31,196, respectively. As of December 31, 2014, there were non-vested options for 100,000 shares outstanding. At December 31, 2014, the unrecognized compensation cost related to stock-based compensation arrangements granted under the Company’s Stock Incentive Plan was $8,929; this amount will be recognized over the next five months.

A deduction is not allowed for income tax purposes for incentive stock options.

Note 10: Commitments and Contingencies

Officer Indemnification: Under the Company’s organizational documents, the Company’s officers, employees and directors are indemnified against certain liabilities arising out of the performance of their duties. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects any risk of loss to be remote. The Company also has an insurance policy for its directors and officers to insure them against liabilities arising from their performance in their positions with the Company.

Lease Commitments: The Company leases its operating facility and prepaid twelve months of rent on June 16, 2014 for the period of July 1, 2014 through June 30, 2015. The lease expires at the end of the second year and the second year rent of $27,500 is in monthly installments of $2,291. Renewals are by mutual agreement. The Company recorded $13,750 and $5,500 of prepaid rent as of December 31, 2014 and 2013, respectively. The Company’s rent expense for the years ended December 31, 2014 and 2013 was $24,750 and $21,000, respectively.

Royalty: Effective March 1, 2012, the Company entered into an Agreement for Contract Services with Smith Bucklin Corporation (the “Contractor”) on behalf of the United Soybean Board. The contract includes the payment of certain royalties, as defined in the Agreement.

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

The Company is obligated to pay royalties to the United Soybean Board of ten percent (10%) of the sale of products derived from the soybean genes that were the subject of the research performed by the Contractor or from royalties received by the Company from the sale of products by a third party not to exceed 150% of the total amount paid to the Contractor under this Agreement. The Company has recognized to date revenue of $262,400 as of December 31, 2014, thus limiting any future royalties as of December 31, 2014 to a total of $393,600. It is unlikely that any product revenue will be received by the Company for several years while the genes undergo additional research and testing. The Company has not accrued or paid any royalties under the terms of the Agreement as of or during the years ended December 31, 2014 and 2013.

Note 11: Related Party Transactions

EG I, LLC: EG I, LLC is a Colorado Limited Liability Company formed on September 1, 2010. The Company invested $75,000 for 120,000 class A interests at inception, $42,000 for 67,200 class A interests as of January 1, 2012, $25,435 for 40,695 class A interests as of December 23, 2013 and $249,279 for 398,847 class A interests as of November 1, 2014. In addition, the Company received 131,429 class B interests at inception, another 28,572 class B interests as of December 23, 2013 and 82,540 class B interests as of November 1, 2014. Combining both class A and class B interests, the Company has 22.97% of the total 3,783,619 interests. The class A interests are entitled to receive 100% return of capital prior to any distribution to class B interests.

EG I, LLC was formed to engage in research and commercialization of agricultural genetics and to engage in any related lawful business permitted by the Colorado LLC Act. The Company entered into a License and Service Agreement on October 14, 2010 with EG I, LLC, under which the Company will license certain patents, provide intellectual property and perform research services with the goal of identifying genes for the breeding, improvement and development of soybean plants.

For the years ended December 31, 2014 and 2013, the Company recognized revenue from this contract of $346,387 and $152,699, respectively. For the years ended December 31, 2014 and 2013, the revenue from this contract represented 99.5% and 19.1%, respectively, of total gross service revenue. The Company had a receivable from EG I, LLC of $0 and $864 as of December 31, 2014 and 2013, respectively.

Steve B. Warnecke: Mr. Warnecke is the Company’s Chief Executive Officer and Chairman of the Board and owns, directly or indirectly, 782,539 shares or 64.2% of the Series B-2 Preferred Stock outstanding and 1,104,596 shares or 28.7% of the Common Stock outstanding as of December 31, 2014. Mr. Warnecke is also 100% owner of Sixty-Five Roses Ranch, Inc., which acts as the Managing Member of EG I, LLC and receives a $5,000 per month guaranteed payment from EG I, LLC. As of December 31, 2014, Mr. Warnecke’s ownership, either directly or indirectly, of EG I, LLC consisted of 495,772 of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778 of the 727,619 class B interests.

VetDC, Inc.: As of November 1, 2013, the Company committed to making a $201,924 investment for 201,924 shares of series A-2 preferred stock in VetDC, Inc., a Delaware C corporation, which is focused on developing pet therapeutic products. VetDC, Inc. is related to the Company through common ownership and management. The investment was made for purposes of capital appreciation and from the Company’s excess cash reserves. The Company did not make any additional investments in VetDC, Inc. during the year ended December 31, 2014.

Note 12: Concentrations

Revenue and Accounts Receivable Concentrations: The Company is dependent on relatively few sources of revenue from grants and commercial research contracts. For the years ended December 31, 2014 and 2013, the Company had three customers that represented all gross service revenue. As of December 31, 2014 and 2013, 100% and 99.3% of the Company’s accounts receivable were due from two customers, respectively. As of December 31, 2014 and 2013, the maximum exposure to credit losses for these customers was $40,630 and $123,600, respectively. Loss of one or more of these customers without acquisition of additional customers could significantly impact the Company’s revenue.

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Considerations of Credit Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company maintains its cash balances at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. The Company routinely monitors the credit quality of its customers.

Note 13: Agreement and Plan of Merger

On June 6, 2014, Evolutionary Genomics, Inc., EG I, LLC (“EG I”) and Fona, Inc., a Nevada corporation (“Fona”), Fona Merger Sub, Inc., a Delaware corporation (“Sub”) and Fona Merger Sub, LLC, a Colorado limited liability company (“Sub LLC”), entered into an Agreement and Plan of Merger as amended by the Amended and Restated Agreement and Plan of Merger dated March 2, 2015 (the “Merger Agreement”), pursuant to which, subject to certain conditions, Sub will merge with EG and Sub LLC will merge with EG I, with each EG and EG I surviving as wholly owned subsidiaries of Fona.

Pursuant to the terms of the Merger Agreement, at the effective time of the Mergers, Fona shall cause to be paid or issued to stockholders of record of EG as of the effective time of the Mergers, 308,821,675 newly issued shares of common stock, par value $0.001 per share of Fona, giving them 86.2% of the combined company and 47,323,188 shares of Common Stock to the members of EG I, giving them 13.3% of the combined company. The original shareholders of Fona shall retain 1,960,688 shares or 0.5% of the combined company. The closing of the Mergers shall occur on or before December 31, 2015 (“Closing”). EG and EG I may at any time mutually agree to change the method of effecting the business combination, including entering into an appropriate amendment to the Merger Agreement. The Mergers are intended to be a transaction or transactions described in Section 351 of the Internal Revenue Code (the “Code”).

The completion of the Mergers are subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by the EG Stockholders and EG I Members of the Merger Agreement, (ii) the issuance of the Merger consideration in connection with the consummation of the Mergers, (iii) the effectiveness of a joint proxy statement/prospectus included in Fona’s registration statement on Form S-4, (iv) the effectiveness of a Registration Statement on Form S-1 to register certain shares held by certain shareholders of Fona, (v) holders of either securities in EG and EG I shall not be entitled to dissenters’ or appraisal rights, (vi) absence of certain orders or regulations prohibiting the consummation of the Mergers, (vii) the effectiveness of a 1 for 60.8826565 shares reverse split of the Common Stock, and (vii) the approval or consent of any governmental authorities and third parties with respect to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for EG, EG I and Fona. The Merger Agreement may be terminated for reasons, including but not limited to the following: (i) the mutual consent of the parties upon a majority vote of the boards of directors of Fona and EG or the board of managers of EG I, (ii) by any party to the Merger Agreement if any required governmental approval is denied, (iii) by any party to the Merger Agreement if the Merger is not consummated on or before December 31, 2015, (iv) by the board of managers of EG I or board of directors of EG if Fona, Sub or Sub LLC enter into any binding agreement that is not contemplated by the Merger Agreement, or (v) the occurrence of a material adverse effect that individually has or could reasonably be expected to have a material adverse effect on Fona, Sub or Sub LLC.

Fona, EG, EG I and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning Fona’s executive officers and directors is set forth in its annual report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on April 16, 2014. Additional information regarding the interests of participants in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement when it becomes available.

On June 6, 2014, the Company entered into a Securities Purchase Agreement (the “First SPA”) whereby Michael Friess, the Chairman of the Board, President and Chief Executive of Fona, and Sanford Schwartz, member of Fona’s Board of Directors, agreed to sell, and EG, agreed to purchase, 366,000 shares of common stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $145,000. The First SPA further gave EG an option to purchase an additional 1,611,475 shares of common stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $10,000 (the “Friess-Schwartz Option”).

Evolutionary Genomics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

In conjunction with the First SPA, EG entered into a securities purchase agreement with Nick Boosalis, a shareholder of Fona, Desfaire, Inc.; a Minnesota corporation and affiliate of Nick Boosalis; and The Boosalis Group, Inc., a Minnesota corporation and also an affiliate of Nick Boosalis, for the purchase of an option to acquire an aggregate of 2,252,233 shares of common stock of Fona (the “Boosalis Option”).

On October 1, 2014, EG entered into a Securities Purchase Agreement (the “Second SPA”) with Michael Friess, Sanford Schwartz, Nick Boosalis, Desfaire, Inc. and The Boosalis Group, Inc., pursuant to which, in consideration of $110,000, EG purchased, in the aggregate, 5,201,423 shares of Fona’s common stock. Mr. Warnecke, Fona’s Chief Financial Officer, Treasurer, Secretary and a Director prior to the Second SPA, is the Chief Executive Officer of EG and holder of 782,539 shares of the Series B-2 Preferred Stock, representing 64.2% of the issued and outstanding shares of Preferred Stock of EG, and 1,104,596 shares of Common Stock, or 28.7% of the issued and outstanding Common Stock of EG.

As a result of the Second SPA, there was a change in control of Fona. EG currently owns 5,933,423 shares of Fona’s common stock, or 75.16%. The source of the funds for the purchase price for the shares of common stock was the working capital of EG. Simultaneously with the closing of the Second SPA, and in conjunction with the change in control, (i) Virginia Orndorff and Mark Boggess were appointed as directors of Fona in addition to their roles as directors of EG and (ii) Messrs. Friess and Schwartz resigned as directors of Fona.

EG I, LLC

Unaudited Balance Sheets

	March 31,	December 31,
	2015	2014

A S S E T S

Current assets
Cash	$231,359	$283,583
Total current assets	231,359	283,583

Total assets	$231,359	$283,583

L I A B I L I T I E S A N D M E M B E R S' C A P I T A L

Liabilities
Total liabilities	-	-
Members' capital
Members' capital	1,910,000	1,910,000
Accumulated deficit	(1,678,641)	(1,626,417)
Total members capital	231,359	283,583

Total liabilities and members' capital	$231,359	$283,583

See notes to financial statements

EG I, LLC

Unaudited Statements of Operations

For the Three Months Ended March 31, 2015 and 2014

	2015	2014

Operating expenses
Research and development	37,224	67,774
General and administrative	15,000	16,313
Total operating expenses	52,224	84,087

Operating (loss)	(52,224)	(84,087)

Net (loss)	(52,224)	(84,087)

See notes to financial statements

EG I, LLC

Unaudited Statement of Members' Capital

March 31, 2015

	Class A		Class B		Accumulated	Members'
	Shares	Amount	Shares	Amount	Deficit	Capital

Balance, December 31, 2013	2,016,000	$1,260,000	480,000	-	$(1,195,971)	$64,029
Issuance of new interests	1,040,000	650,000	247,619	-	-	650,000
Net (loss)	-	-	-	-	(430,446)	(430,446)
Balance, December 31, 2014	3,056,000	$1,910,000	727,619	$-	$(1,626,417)	$283,583

Net (loss)	-	-	-	-	(52,224)	(52,224)
Balance, March 31, 2015	3,056,000	$1,910,000	727,619	$-	$(1,678,641)	$231,359

See notes to financial statements

EG I, LLC

Unaudited Statements of Cash Flows

For the Three Months Ended March 31, 2015 and 2014

	2015	2014
Cash flows from operating activities:
Net (loss)	$(52,224)	$(84,087)
Adjustments to reconcile net (loss) to net cash flows from operating activities
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	-	44,492
Cash flows from operating activities	(52,224)	(39,595)
Cash flows from investing activities	-	-
Cash flows from financing activities	-	-
Net change in cash	(52,224)	(39,595)

Cash, beginning of period	283,583	64,893

Cash, end of period	$231,359	$25,298

See notes to financial statements

EG I, LLC

Unaudited Notes to Financial Statements

March 31, 2015

Note 1: Business Activity

EG I, LLC (the “Company”, “We” or “Our”) is a Colorado limited liability company formed on September 1, 2010. The Company was formed to engage in research and commercialization of agricultural genetics and to engage in any related lawful business permitted by the Colorado Limited Liability Act. The Company entered into a License and Service Agreement on October 14, 2010 with Evolutionary Genomics, Inc. under which Evolutionary Genomics, Inc. will license certain patents, provide intellectual property and perform research services with the goal of identifying genes for the breeding, improvement and development of soybean plants. Combining both class A and class B interests, Evolutionary Genomics, Inc. has 22.97% of the total 3,783,619 interests of the Company. The class A interests are entitled to receive 100% return of capital prior to any distribution to class B interests.

The Company has had no revenue to date and continues its research activities to develop the soybean genes. The Company continues our research work with our independent lab toward validation of our soybean genes. If successful, we intend to engage in discussions with seed companies toward a goal of a research and licensing agreement for the use of the soybean genes that we develop.

Note 2: Summary of Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash: The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less when purchased to be cash.

Revenue Recognition: The Company has not recognized any revenue through March 31, 2015. The Company recognizes revenue where persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured.

Research and Development: Research and development costs are expensed as incurred.

Subsequent Events: The Company has evaluated all subsequent events through June 6, 2015.

Note 3: Operating Agreement

The Operating Agreement, entered into as of September 1, 2010 and as amended through the date of these financial statements, includes two classes of membership interests. Cash available or property available to be distributed in-kind by the Company to the Members may be determined, in the discretion of the Board of Managers. Distributions shall be made to the Members as follows: (i) first, to the Class A Members with positive Adjusted Contribution Balances on the date of such Distribution (in proportion to such Adjusted Contribution Balances), until the amount of the respective Adjusted Contribution Balances is reduced to zero; and (ii) second, to all Class A and Class B Members in proportion to their Percentage Interests at the time of such Distribution.

Management of the Company is by the Board of Managers. The Board of Managers shall be elected by the affirmative vote of a majority of the members and may be removed, with or without cause, by the affirmative vote of a majority of the members. A vote of the majority of members is required to approved certain major decisions including the incurrence of indebtedness in excess of $100,000; entering into guarantees of third party debt in excess of $100,000; entering a new line of business; entering into a merger, consolidation or sale of substantially all of the assets; redemption of membership interests; making any new tax election; making advances to any member; amendments to the operating agreement or changes in compensation of the Board of Managers.

EG I, LLC

Unaudited Notes to Financial Statements

March 31, 2015

Note 4: Commitments and Contingencies

Officer Indemnification: Under the Company’s organizational documents, the Company’s members, board members and officers are indemnified against certain liabilities arising out of the performance of their duties. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects any risk of loss to be remote.

License and Services Agreement: The Company is funding soybean pest resistance research conceptualized and performed by Evolutionary Genomics, Inc. under the License and Services Agreement dated October 14, 2010 and as amended through the date of these financial statements. Evolutionary Genomics, Inc. performs and is reimbursed for all services provided and retains an ownership interest in the Company. Evolutionary Genomics, Inc. owns the patents on the soybean genes and licenses that intellectual property exclusively to the Company for use in the field of soybeans. Any license revenue generated by the agreements with the seed companies would go to the Company. Evolutionary Genomics, Inc. retains all rights to use the intellectual property developed in the soybean project outside the field of soybeans. For the three months ended March 31, 2015 and 2014, the Company recognized research and development expenses on this contract of $37,224 and $45,356, respectively.

Note 5: Related Party Transactions

Evolutionary Genomics, Inc.: EG I, LLC is a Colorado Limited Liability Company formed on September 1, 2010. Evolutionary Genomics, Inc. invested $75,000 for 120,000 class A interests at inception, $42,000 for 67,200 class A interests as of January 1, 2012, $25,435 for 40,695 class A interests as of December 23, 2013 and $249,279 for 398,847 class A interests as of November 1, 2014. In addition, Evolutionary Genomics, Inc. received 131,429 class B interests at inception, another 28,572 class B interests as of December 23, 2013 and 82,540 class B interests as of November 1, 2014. Combining both class A and class B interests, Evolutionary Genomics, Inc. has 22.97% of the total 3,783,619 interests. For the three months ended March 31, 2015 and 2014, the Company recognized research and development expenses on this contract of $37,224 and $45,356, respectively.

Steve B. Warnecke: Mr. Warnecke is the Evolutionary Genomics, Inc.’s Chief Executive Officer and Chairman of the Board and owns, directly or indirectly, 782,539 shares, or 64.2% of the Series B-2 Preferred Stock outstanding and 1,104,596 shares or 28.7% of the Common Stock outstanding as of March 31, 2015 of Evolutionary Genomics, Inc.. Mr. Warnecke is also 100% owner of Sixty-Five Roses Ranch, Inc. which acts as the Managing Member of the EG I, LLC and receives a $5,000 per month guaranteed payment from the Company. As of March 31, 2015, Mr. Warnecke’s ownership, either directly or indirectly of EG I, LLC consisted of 495,772 of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778 of the 727,619 class B interests.

Note 6: Agreement and Plan of Merger

On June 6, 2014, the Company, Evolutionary Genomics, Inc. (“EG”), and Fona, Inc., a Nevada corporation (“Fona”), Fona Merger Sub, Inc., a Delaware corporation (“Sub”) and Fona Merger Sub, LLC, a Colorado limited liability company (“Sub LLC”), entered into an Agreement and Plan of Merger as amended by the Amended and Restated Agreement and Plan of Merger dated March 2, 2015 (the “Merger Agreement”), pursuant to which, subject to certain conditions, Sub will merge with EG and Sub LLC will merge with the Company, with each EG and the Company surviving as wholly owned subsidiaries of Fona.

Pursuant to the terms of the Merger Agreement, at the effective time of the Mergers, Fona shall cause to be paid or issued to stockholders of record of EG as of the effective time of the Mergers, 308,821,675 newly issued shares of common stock, par value $0.001 per share of Fona, giving them 86.2% of the combined company and 47,323,188 shares of Common Stock to the members of the Company, giving them 13.3% of the combined company. The original shareholders of Fona shall retain 1,960,688 shares, or 0.5% of the combined company. The closing of the Mergers shall occur on or before December 31, 2015 (“Closing”). EG and the Company may at any time mutually agree to change the method of effecting the business combination, including entering into an appropriate amendment to the Merger Agreement. The Mergers are intended to be a transaction or transactions described in Section 351 of the Internal Revenue Code (the “Code”).

EG I, LLC

Unaudited Notes to Financial Statements

March 31, 2015

The completion of the Mergers are subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by the EG Stockholders and the Company’s Members of the Merger Agreement, (ii) the issuance of the Merger consideration in connection with the consummation of the Mergers, (iii) the effectiveness of a joint proxy statement/prospectus included in Fona’s registration statement on Form S-4, (iv) the effectiveness of a Registration Statement on Form S-1 to register certain shares held by certain shareholders of Fona, (v) holders of either securities in EG and the Company shall not be entitled to dissenters’ or appraisal rights, (vi) absence of certain orders or regulations prohibiting the consummation of the Mergers, (vii) the effectiveness of a 1 for 60.8826565 shares reverse split of the Common Stock, and (vii) the approval or consent of any governmental authorities and third parties with respect to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for EG, the Company and Fona. The Merger Agreement may be terminated for reasons, including but not limited to the following: (i) the mutual consent of the parties upon a majority vote of the boards of directors of Fona and EG or the board of managers of the Company, (ii) by any party to the Merger Agreement if any required governmental approval is denied, (iii) by any party to the Merger Agreement if the Merger is not consummated on or before December 31, 2015, (iv) by the board of managers of the Company or board of directors of EG if Fona, Sub or Sub LLC enter into any binding agreement that is not contemplated by the Merger Agreement, or (v) the occurrence of a material adverse effect that individually has or could reasonably be expected to have a material adverse effect on Fona, Sub or Sub LLC.

Fona, EG, the Company and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning Fona’s executive officers and directors is set forth in its annual report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 5, 2015. Additional information regarding the interests of participants in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement when it becomes available.

On June 6, 2014, EG entered into a Securities Purchase Agreement (the “First SPA”) whereby Michael Friess, the Chairman of the Board, President and Chief Executive of Fona and Sanford Schwartz, member of the Fona’s Board of Directors, agreed to sell, and EG, agreed to purchase, 366,000 shares of common stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $145,000. The First SPA further gave EG an option to purchase an additional 1,611,475 shares of common stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $10,000 (the “Friess-Schwartz Option”).

In conjunction with the First SPA, EG entered into a securities purchase agreement with Nick Boosalis, a shareholder of Fona, Desfaire, Inc.; a Minnesota corporation and affiliate of Nick Boosalis; and The Boosalis Group, Inc., a Minnesota corporation and also an affiliate of Nick Boosalis, for the purchase of an option to acquire an aggregate of 2,252,233 shares of common stock of Fona (the “Boosalis Option”).

On October 1, 2014, EG entered into a Securities Purchase Agreement (the “Second SPA”) with Michael Friess, Sanford Schwartz, Nick Boosalis, Desfaire, Inc. and The Boosalis Group, Inc., pursuant to which, in consideration of $110,000, EG purchased, in the aggregate, 5,201,423 shares of Fona’s common stock. Mr. Warnecke, Fona’s Chief Financial Officer, Treasurer, Secretary and a Director prior to the Second SPA, is the Chief Executive Officer of EG and holder of 782,539 shares of the Series B-2 Preferred Stock, representing 64.2% of the issued and outstanding shares of Preferred Stock of EG, and 1,104,596 shares of Common Stock, or 28.7% of the issued and outstanding Common Stock of EG.

As a result of the Second SPA, there was a change in control of Fona. EG currently owns 5,933,423 shares of Fona’s common stock, or 75.16%. The source of the funds for the purchase price for the shares of common stock was the working capital of EG. Simultaneously with the closing of the Second SPA, and in conjunction with the change in control, (i) Virginia Orndorff and Mark Boggess were appointed as directors of Fona in addition to their roles as directors of EG and (ii) Messrs. Friess and Schwartz’s resigned as directors of Fona.

EG I, LLC

Unaudited Balance Sheets

	December 31,	December 31,
	2014	2013

A S S E T S

Current assets
Cash	$283,583	$64,893
Total current assets	283,583	64,893

Total assets	$283,583	$64,893

L I A B I L I T I E S A N D M E M B E R S' C A P I T A L

Liabilities
Accounts payable	-	864
Total liabilities	-	864
Members' capital
Members' capital	1,910,000	1,260,000
Accumulated deficit	(1,626,417)	(1,195,971)
Total members capital	283,583	64,029

Total liabilities and members' capital	$283,583	$64,893

See notes to financial statements

EG I, LLC

Unaudited Statements of Operations

For the Years Ended December 31, 2014 and 2013

	2014	2013

Operating expenses
Research and development	368,805	192,651
General and administrative	61,641	63,287
Total operating expenses	430,446	255,938

Operating (loss)	(430,446)	(255,938)

Net (loss)	(430,446)	(255,938)

See notes to financial statements

EG I, LLC

Unaudited Statement of Members' Capital

December 31, 2014

						Members'
	Class A		Class B		Accumulated	Equity
	Shares	Amount	Shares	Amount	Deficit	(Deficit)

Balance, December 31, 2012	1,656,000	$1,035,000	394,286	-	$(940,033)	$94,967
Issuance of new interests	360,000	225,000	85,714	-	-	225,000
Net (loss)	-	-	-	-	(255,938)	(255,938)
Balance, December 31, 2013	2,016,000	1,260,000	480,000	-	(1,195,971)	64,029

Issuance of new interests	1,040,000	650,000	247,619	-	-	650,000
Net (loss)	-	-	-	-	(430,446)	(430,446)
Balance, December 31, 2014	3,056,000	$1,910,000	727,619	$-	$(1,626,417)	$283,583

See notes to financial statements

EG I, LLC

Unaudited Statements of Cash Flows

For the Years Ended December 31, 2014 and 2013

	2014	2013
Cash flows from operating activities:
Net (loss)	$(430,446)	$(255,938)
Adjustments to reconcile net (loss) to net cash flows from operating activities
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(864)	62,265
Cash flows from operating activities	(431,310)	(193,673)
Cash flows from investing activities	-	-
Cash flows from financing activities	650,000	225,000
Net change in cash	218,690	31,327

Cash, beginning of period	64,893	33,566

Cash, end of period	$283,583	$64,893

See notes to financial statements

EG I, LLC

Unaudited Notes to Financial Statements

December 31, 2014

Note 1: Business Activity

EG I, LLC (the “Company”, “We” or “Our”) is a Colorado limited liability company formed on September 1, 2010. The Company was formed to engage in research and commercialization of agricultural genetics and to engage in any related lawful business permitted by the Colorado Limited Liability Act. The Company entered into a License and Service Agreement on October 14, 2010 with Evolutionary Genomics, Inc. under which Evolutionary Genomics, Inc. will license certain patents, provide intellectual property and perform research services with the goal of identifying genes for the breeding, improvement and development of soybean plants. Combining both class A and class B interests, Evolutionary Genomics, Inc. has 22.97% of the total 3,783,619 interests of the Company. The class A interests are entitled to receive 100% return of capital prior to any distribution to class B interests.

The Company has had no revenue to date and continues its research activities to develop the soybean genes. The Company continues our research work with our independent lab toward validation of our soybean genes. If successful, we intend to engage in discussions with seed companies toward a goal of a research and licensing agreement for the use of the soybean genes that we develop.

Note 2: Summary of Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash: The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less when purchased to be cash.

Revenue Recognition: The Company has not recognized any revenue through December 31, 2014. The Company recognizes revenue where persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured.

Research and Development: Research and development costs are expensed as incurred.

Subsequent Events: The Company has evaluated all subsequent events through June 6, 2015.

Note 3: Operating Agreement

The Operating Agreement, entered into as of September 1, 2010 and as amended through the date of these financial statements, includes two classes of membership interests. Cash available or property available to be distributed in-kind by the Company to the Members may be determined, in the discretion of the Board of Managers. Distributions shall be made to the Members as follows: (i) first, to the Class A Members with positive Adjusted Contribution Balances on the date of such Distribution (in proportion to such Adjusted Contribution Balances), until the amount of the respective Adjusted Contribution Balances is reduced to zero; and (ii) second, to all Class A and Class B Members in proportion to their Percentage Interests at the time of such Distribution.

Management of the Company is by the Board of Managers. The Board of Managers shall be elected by the affirmative vote of a majority of the members and may be removed, with or without cause, by the affirmative vote of a majority of the members. A vote of the majority of members is required to approved certain major decisions including the incurrence of indebtedness in excess of $100,000; entering into guarantees of third party debt in excess of $100,000; entering a new line of business; entering into a merger, consolidation or sale of substantially all of the assets; redemption of membership interests; making any new tax election; making advances to any member; amendments to the operating agreement or changes in compensation of the Board of Managers.

EG I, LLC

Unaudited Notes to Financial Statements

December 31, 2014

Note 4: Commitments and Contingencies

Officer Indemnification: Under the Company’s organizational documents, the Company’s members, board members and officers are indemnified against certain liabilities arising out of the performance of their duties. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects any risk of loss to be remote.

License and Services Agreement: The Company is funding soybean pest resistance research conceptualized and performed by Evolutionary Genomics, Inc. under the License and Services Agreement dated October 14, 2010 and as amended through the date of these financial statements. Evolutionary Genomics, Inc. performs and is reimbursed for all services provided and retains an ownership interest in the Company. Evolutionary Genomics, Inc. owns the patents on the soybean genes and licenses that intellectual property exclusively to the Company for use in the field of soybeans. Any license revenue generated by the agreements with the seed companies would go to the Company. Evolutionary Genomics, Inc. retains all rights to use the intellectual property developed in the soybean project outside the field of soybeans. For the year ended December 31, 2014 and 2013, the Company recognized research and development expenses on this contract of $368,805 and $192,651, respectively.

Note 5: Related Party Transactions

Evolutionary Genomics, Inc.: EG I, LLC is a Colorado Limited Liability Company formed on September 1, 2010. Evolutionary Genomics, Inc. invested $75,000 for 120,000 class A interests at inception, $42,000 for 67,200 class A interests as of January 1, 2012, $25,435 for 40,695 class A interests as of December 23, 2013 and $249,279 for 398,847 class A interests as of November 1, 2014. In addition, Evolutionary Genomics, Inc. received 131,429 class B interests at inception, another 28,572 class B interests as of December 23, 2013 and 82,540 class B interests as of November 1, 2014. Combining both class A and class B interests, Evolutionary Genomics, Inc. has 22.97% of the total 3,783,619 interests. For the years ended December 31, 2014 and 2013, the Company recognized research and development expenses on this contract of $368,805 and $192,651, respectively.

Steve B. Warnecke: Mr. Warnecke is the Evolutionary Genomics, Inc.’s Chief Executive Officer and Chairman of the Board and owns, directly or indirectly, 782,539 shares, or 64.2% of the Series B-2 Preferred Stock outstanding and 1,104,596 shares or 28.7% of the Common Stock outstanding as of December 31, 2014 of Evolutionary Genomics, Inc. Mr. Warnecke is also 100% owner of Sixty-Five Roses Ranch, Inc. which acts as the Managing Member of the EG I, LLC and receives a $5,000 per month guaranteed payment from the Company. As of December 31, 2014, Mr. Warnecke’s ownership, either directly or indirectly of EG I, LLC consisted of 495,772 of the 3,056,000 class A interests and Sixty-Five Roses Ranch, Inc. owned 169,778 of the 727,619 class B interests.

Note 6: Agreement and Plan of Merger

On June 6, 2014, the Company, Evolutionary Genomics, Inc. (“EG”), and Fona, Inc., a Nevada corporation (“Fona”), Fona Merger Sub, Inc., a Delaware corporation (“Sub”) and Fona Merger Sub, LLC, a Colorado limited liability company (“Sub LLC”), entered into an Agreement and Plan of Merger as amended by the Amended and Restated Agreement and Plan of Merger dated March 2, 2015 (the “Merger Agreement”), pursuant to which, subject to certain conditions, Sub will merge with EG and Sub LLC will merge with the Company, with each EG and the Company surviving as wholly owned subsidiaries of Fona.

Pursuant to the terms of the Merger Agreement, at the effective time of the Mergers, Fona shall cause to be paid or issued to stockholders of record of EG as of the effective time of the Mergers, 308,821,675 newly issued shares of common stock, par value $0.001 per share of Fona, giving them 86.2% of the combined company and 47,323,188 shares of Common Stock to the members of the Company, giving them 13.3% of the combined company. The original shareholders of Fona shall retain 1,960,688 shares, or 0.5% of the combined company. The closing of the Mergers shall occur on or before December 31, 2015 (“Closing”). EG and the Company may at any time mutually agree to change the method of effecting the business combination, including entering into an appropriate amendment to the Merger Agreement. The Mergers are intended to be a transaction or transactions described in Section 351 of the Internal Revenue Code (the “Code”).

EG I, LLC

Unaudited Notes to Financial Statements

December 31, 2014

The completion of the Mergers are subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by the EG Stockholders and the Company’s Members of the Merger Agreement, (ii) the issuance of the Merger consideration in connection with the consummation of the Mergers, (iii) the effectiveness of a joint proxy statement/prospectus included in Fona’s registration statement on Form S-4, (iv) the effectiveness of a Registration Statement on Form S-1 to register certain shares held by certain shareholders of Fona, (v) holders of either securities in EG and the Company shall not be entitled to dissenters’ or appraisal rights, (vi) absence of certain orders or regulations prohibiting the consummation of the Mergers, (vii) the effectiveness of a 1 for 60.8826565 shares reverse split of the Common Stock, and (vii) the approval or consent of any governmental authorities and third parties with respect to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for EG, the Company and Fona. The Merger Agreement may be terminated for reasons, including but not limited to the following: (i) the mutual consent of the parties upon a majority vote of the boards of directors of Fona and EG or the board of managers of the Company, (ii) by any party to the Merger Agreement if any required governmental approval is denied, (iii) by any party to the Merger Agreement if the Merger is not consummated on or before December 31, 2015, (iv) by the board of managers of the Company or board of directors of EG if Fona, Sub or Sub LLC enter into any binding agreement that is not contemplated by the Merger Agreement, or (v) the occurrence of a material adverse effect that individually has or could reasonably be expected to have a material adverse effect on Fona, Sub or Sub LLC.

Fona, EG, the Company and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning Fona’s executive officers and directors is set forth in its annual report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 5, 2015. Additional information regarding the interests of participants in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement when it becomes available.

On June 6, 2014, EG entered into a Securities Purchase Agreement (the “First SPA”) whereby Michael Friess, the Chairman of the Board, President and Chief Executive of Fona and Sanford Schwartz, member of the Fona’s Board of Directors, agreed to sell, and EG, agreed to purchase, 366,000 shares of common stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $145,000. The First SPA further gave EG an option to purchase an additional 1,611,475 shares of common stock from each of Messrs. Friess and Schwartz for an aggregate purchase price consideration of $10,000 (the “Friess-Schwartz Option”).

In conjunction with the First SPA, EG entered into a securities purchase agreement with Nick Boosalis, a shareholder of Fona, Desfaire, Inc.; a Minnesota corporation and affiliate of Nick Boosalis; and The Boosalis Group, Inc., a Minnesota corporation and also an affiliate of Nick Boosalis, for the purchase of an option to acquire an aggregate of 2,252,233 shares of common stock of Fona (the “Boosalis Option”).

On October 1, 2014, EG entered into a Securities Purchase Agreement (the “Second SPA”) with Michael Friess, Sanford Schwartz, Nick Boosalis, Desfaire, Inc. and The Boosalis Group, Inc., pursuant to which, in consideration of $110,000, EG purchased, in the aggregate, 5,201,423 shares of Fona’s common stock. Mr. Warnecke, Fona’s Chief Financial Officer, Treasurer, Secretary and a Director prior to the Second SPA, is the Chief Executive Officer of EG and holder of 782,539 shares of the Series B-2 Preferred Stock, representing 64.2% of the issued and outstanding shares of Preferred Stock of EG, and 1,104,596 shares of Common Stock, or 28.7% of the issued and outstanding Common Stock of EG.

As a result of the Second SPA, there was a change in control of Fona. EG currently owns 5,933,423 shares of Fona’s common stock, or 75.16%. The source of the funds for the purchase price for the shares of common stock was the working capital of EG. Simultaneously with the closing of the Second SPA, and in conjunction with the change in control, (i) Virginia Orndorff and Mark Boggess were appointed as directors of Fona in addition to their roles as directors of EG and (ii) Messrs. Friess and Schwartz’s resigned as directors of Fona.

Annex B

RIGHTS OF DISSENTING OWNERS

      NRS 92A.300  Definitions.   As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

      (Added to NRS by 1995, 2086)

      NRS 92A.305  “Beneficial stockholder” defined.   “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

      (Added to NRS by 1995, 2087)

      NRS 92A.310  “Corporate action” defined.   “Corporate action” means the action of a domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.315  “Dissenter” defined.   “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

      (Added to NRS by 1995, 2087; A 1999, 1631)

      NRS 92A.320  “Fair value” defined.   “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

      1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

      2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

      3.  Without discounting for lack of marketability or minority status.

      (Added to NRS by 1995, 2087; A 2009, 1720)

      NRS 92A.325  “Stockholder” defined.   “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.330  “Stockholder of record” defined.   “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.335  “Subject corporation” defined.   “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

      (Added to NRS by 1995, 2087)

      NRS 92A.340  Computation of interest.   Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

      (Added to NRS by 1995, 2087; A 2009, 1721)

      NRS 92A.350  Rights of dissenting partner of domestic limited partnership.   A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

      (Added to NRS by 1995, 2088)

      NRS 92A.360  Rights of dissenting member of domestic limited-liability company.   The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

      (Added to NRS by 1995, 2088)

      NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

      1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

      2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

      (Added to NRS by 1995, 2088)

      NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

      1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

      (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

             (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

             (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

      (b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

      (c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

      (d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

      (e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

      (f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

      2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

      3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant toNRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

      (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)

      NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

      1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

      (a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

      (b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

      (c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

      2.  The applicability of subsection 1 must be determined as of:

      (a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

      (b) The day before the effective date of such corporate action if there is no meeting of stockholders.

      3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

      4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

      5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

      (Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285)

      NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

      1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

      2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

      (a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

      (b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

      (Added to NRS by 1995, 2089; A 2009, 1723)

      NRS 92A.410  Notification of stockholders regarding right of dissent.

      1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

      2.  If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

      (Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286)

      NRS 92A.420  Prerequisites to demand for payment for shares.

      1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

      (a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

      (b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

      2.  If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

      3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

      (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286)

      NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

      1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

      2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

      (Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

      NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

      1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

      (a) Demand payment;

      (b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

      (c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

      2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

      3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

      4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

      5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

      (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

      NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.   The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

      (Added to NRS by 1995, 2090; A 2009, 1725)

      NRS 92A.460  Payment for shares: General requirements.

      1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the subject corporation’s principal office is located;

      (b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

      (c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office. The court shall dispose of the complaint promptly.

      2.  The payment must be accompanied by:

      (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

      (b) A statement of the subject corporation’s estimate of the fair value of the shares; and

      (c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

      (Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

      NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

      1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

      2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

      (a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

      (b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

      (c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

      (d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

      (e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

      3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

      4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

      (Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

      NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

      1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

      2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

      (Added to NRS by 1995, 2091; A 2009, 1726)

      NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

      1.  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

      2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

      3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

      (a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

      (b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

      (Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

      NRS 92A.500  Assessment of costs and fees in certain legal proceedings.

      1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

      2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

      3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

      4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

      5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

      6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

      (Added to NRS by 1995, 2092; A 2009, 1727)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Fona articles of incorporation provide that Fona shall, to the fullest extent permitted by Nevada law, as amended from time to time, indemnify any director, officer, employee or agent of Fona who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of Fona, by reason of the fact that he is or was a director, officer, employee, or agent of Fona, or is or was serving at the request of Fona as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of Fona, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The expenses of such directors, officers, employees or agents of Fona incurred in defending a civil or criminal action, suit, or proceeding may be paid by Fona as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to Fona if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by Fona. No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to Fona, if a final adjudication establishes that the person's acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

Item 21. Exhibits and Financial Statement Schedules.

(a)

The following Exhibits are filed as part of this registration statement unless otherwise indicated:

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of March 2, 2015, by and among Fona, Inc., Evolutionary Genomics, Inc., EG I, LLC, Fona Merger Sub, Inc. and Fona Merger Sub, LLC.(1)
3.1	Form of Amended and Restated Articles of Incorporation**
3.2	Bylaws of the Company(2)
4.1	Specimen Stock Certificate(2)
5.1	Opinion of Ellenoff Grossman & Schole LLP***
10.1	Equity Incentive Plan**
10.2	Tennessee State University Agreement*
10.3	Tennessee State University Amendment*
10.4	Fee for Services Agreement University of Missouri*
10.5	Contract for Services University of Missouri*
10.6	Bill and Melinda Gates Foundation MSA*
10.7	Bill and Melinda Gates Foundation WO 1*
23.1	Consent of Ellenoff Grossman &Schole LLP (contained in Exhibit 5.1 hereto)***
23.2	Consent of Schumacher & Associates, Inc.*
23.3	Consent of EKS&H LLP*
99.1	Form of Proxy Card for Fona Annual Meeting*
101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema Document*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

———————

*

Filed herewith.

**

Previously filed.

***

To be filed by amendment.

(1)

Incorporated herein by reference to Registrant’s Report on Form 10-K filed with the Commission on March 5, 2015.

(2)

Incorporated herein by reference to Registrant’s Form 10 filed with the Commission on September 23, 2010.

Item 22. Undertakings

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(1)

The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)

The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, State of Colorado on July 2, 2015.

FONA, INC.

By:	/s/ Steve B. Warnecke
Name:	Steve B. Warnecke
Title:	Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve B. Warnecke, his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, and to file with the SEC, granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on July 2, 2015.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve B. Warnecke	President, Chief Executive Officer, Chief Financial Officer, Director	July 2, 2015
Steve B. Warnecke	(Principal Executive Officer, Principal Financial/Accounting Officer)

/s/ Virginia Orndorff	Director	July 2, 2015
Virginia Orndorff

/s/ Mark Boggess	Director	July 2, 2015
Mark Boggess

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